Back to Form 8-K
Exhibit 10.1
MISCELLANEOUS/CONSULTANT SERVICES
(Award Without Formal Request For Proposal)

STATE AGENCY New York State Department of Health Child Health Plus Program ESP - Corning Tower - Room 1619 Albany, NY 12237	NYS COMPTROLLER'S NUMBER: C022813 ORIGINATING AGENCY CODE: 12000
CONTRACTOR (Name and Address): Wellcare of New York, Inc. 11 West 19th Street New York, NY 10011	TYPE OF PROGRAM(S): Child Health Plus Program
CHARITIES REGISTRATION NUMBER N/A FEDERAL TAX IDENTIFICATION NUMBER 14-167443 MUNICIPALITY NO. (if applicable) n/a	CONTRACT TERM FROM: January 1, 2008 TO: December 31,2012 FUNDING AMOUNT FOR CONTRACT TERM: $97,398,000.00
STATUS: CONTRACTOR IS ( ) IS NOT ( ) A SECTARIAN ENTITY CONTRACTOR IS ( ) IS NOT ( ) A NOT-FOR-PROFIT ORGANIZATION CONTRACTOR IS ( x ) IS NOT ( ) A NY STATE BUSINESS ENTERPRISE	IF MARKED HERE, THIS CONTRACT'S RENEWABLE FOR 5 ADDITIONAL ONE-YEAR PERIOD(S) AT THE SOLE OPTION OF THE STATE AND SUBJECT TO APPROVAL OF THE OFFICE OF THE STATE COMPTROLLER

APPENDICES ATTACHED AND PART OF THIS AGREEMENT

-X-	APPENDIX A Standard Clauses as required by the Attorney General for all State contracts.
-X-	APPENDIX X Modification Agreement Form (to accompany modified appendices for changes in term or consideration on an existing period or for renewal periods)
___	APPENDIX Q Modification of Standard Department of Health Contract Language
-X-	STATE OF NEW YORK AGREE MENT
-X-	APPENDIX C Program Specific Requirements
-X-	APPENDIX E-l Proof of Workers' Compensation coverage
-X-	APPENDIX E-2 Proof of Disability Insurance Coverage
-X-	APPENDIX H Federal Health Insurance Portability and Accountability Act ("HIPAA") Business Associate Agreement ("Agreement")
___	APPENDIX M Multi-year Contact Language
___	APPENDIX- ____ :

IN WITNESS THEREOF, the parties hereto have executed or approved this AGREEMENT on the dates below their signatures.

CONTRACTOR	STATE AGENCY
BY: /s/ Todd S. Farha	BY: /s/ Judith Arnold
Todd S. Farha	Judith Arnold
Title: President & CEO	Title: Director Division of Coverage and Enrollment Office of Health Insurance Programs
Date: 12/19/07	Date: 12/21/07
State Agency Certification: "In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract."

On the 19th Day of December in the year 2007, before me, the undersigned,  personally appeared Todd S. Farha, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

  /s/  Sara Gallo
(Signature and office of the individual taking acknowledgement)

ATTORNEY GENERAL'S SIGNATURE STAMP APPROVED AS TO FORM NYS ATTORNEY GENERAL Lorraine Remo	STATE COMPTROLLER’S SIGNATURE /s/ Illegible
Title: Associate Attorney	Title:
Date: 2/12/08	Date: 3/7/08

STATE OF NEW YORK
AGREEMENT

This AGREEMENT is hereby made by and between the State of New York agency (STATE) and the public or private agency (CONTRACTOR) identified on the face page hereof.

WITNESSETH:

WHEREAS, the STATE has determined that it is in need of the services described in Appendix C; and

WHEREAS the CONTRACTOR covenants that it is willing and able to undertake the services and provide the necessary materials, labor and equipment in connection therewith;

NOW THEREFORE, in consideration of the promises, responsibilities and covenants herein, the STATE and the CONTRACTOR hereby agree as follows:

I. Conditions of Agreement

A. This AGREEMENT incorporates the face pages attached and all of the marked appendices identified on the face page hereof.

B. The maximum compensation for the contract term of this AGREEMENT shall not exceed the amount specified on the face page hereof.

C. This AGREEMENT may be renewed for additional periods (PERIODS), as specified on the face page hereof.

D. To exercise any renewal option of this AGREEMENT, the parties shall prepare new appendices, to the extent that any require modification, and a Modification Agreement (the attached Appendix X is the blank form to be used). Any terms of this AGREEMENT not modified, shall remain in effect for each PERIOD of the AGREEMENT.

The modification agreement is subject to the approval of the Office of the State Comptroller.

E. Appendix A (Standard Clauses as required by the Attorney General for all State Contracts) takes precedence over all other parts of the AGREEMENT.

F. For the purposes of this AGREEMENT, the term "Proposal" includes all Appendix C documents as marked on the face page hereof.

II. Payment and Reporting

A.  The CONTRACTOR shall submit invoices to the STATE'S designated payment office:
NYS Child Health Plus Program
Corning Tower, Room 1656
Empire State Plaza
Albany, NY 12237

B. Payment of such invoices by the State (NYS Department of Health) shall be made in accordance with Article XI-A of the New York State Finance Law. Payment terms will be:

On a monthly basis, the CONTRACTOR shall download the standard voucher through the Health Provider Network (HPN) which reflects information contained in the Knowledge, Information and Data System (KIDS). Such voucher shall be submitted no later than the 10* business day of the month for which payment is being claimed.

III. Term of Contract

A. Upon approval of the NYS Office of the State Comptroller, this AGREEMENT shall be effective for the term as specified on the cover page.

B. This agreement may be cancelled at any time by the STATE giving to the CONTRACTOR not less than thirty (30) days written notice that on or after a date therein specified this agreement shall be deemed terminated and cancelled.

IV. Proof of Coverage

Unless the CONTRACTOR is a political sub-division of New York State, the CONTRACTOR shall provide proof, completed by the CONTRACTOR'S insurance carrier and/or the Workers' Compensation Board, of coverage for:

Workers' Compensation, for which one of the following is incorporated into this contract as Appendix E-l:

o WC/DB-100, Affidavit For New York Entities And Any Out-Of-State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage Is Not Required; OR

o WC/DB-101, Affidavit That An OUT-OF-STATE Or FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage; OR

o C-10S.2 - Certificate of Workers' Compensation Insurance. PLEASE NOTE: The State Insurance Fund provides its own version of this form, the U-26.3; OR

o SI-12 - Certificate of Workers' Compensation Self-Insurance, OR GSI-105.2 - Certificate of Participation in Workers' Compensation Group Self-Insurance.

Disability Benefits coverage, for which one of the following is incorporated into this contract as Appendix E-2:

o WC/DB-100, Affidavit For New York Entities And Any Out-Of-State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage Is Not Required; OR

o WC/DB-101, Affidavit That An OUT-OF-STATE Or FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage; OR

o DB-120.1 - Certificate of Disability Benefits Insurance OR the DB-820/829 Certificate/Cancellation of Insurance; OR

o  DB-155 - Certificate of Disability Benefits Self-Insurance

V.  General Specifications

A. The work shall be commenced and shall be actually undertaken within such time as the Department of Health may direct by notice, whether by mail, telegram, or other writing, whereupon the CONTRACTOR will give continuous attention to the work as directed, to the end and with the intent that the work shall be completed within such reasonable time or times, as the case may be, as the Department may prescribe.

B. The Department reserves the right to stop the work covered by this contract at any time that the Department of Health deems the CONTRACTOR to be unable or incapable of performing the work to the satisfaction of the Department of Health and in the event of such cessation of work, the Department of Health shall have the right to arrange for the completion of the work in such manner as it may deem advisable and if the cost thereof exceeds the amount of this contract, the CONTRACTOR shall be liable to the State of New York for any such cost on account thereof.

C. Contractor will possess, at no cost to the State, all qualifications, licenses and permits to engage in the required business as may be required within the jurisdiction where the work specified is to be performed. Workers to be employed in the performance of this contract will possess the qualifications, training, licenses and permits as may be required within such jurisdiction.

D. Work for Hire Contract
This contract shall be considered a "Work for Hire Contract." The Department will be the sole owner of all source code and any software which is developed or included in the application software provided to the Department as a part of this contract.

E. Technology Purchases Notification — The following provisions apply if this contract procures only "Technology"

a. For the purposes of this policy, "technology" applies to all services and commodities, voice/data/video and/or any related requirement, major software acquisitions, systems modifications or upgrades, etc., that result in a technical method of achieving a practical purpose or in improvements of productivity.   The purchase can be as simple as an order for new or replacement personal computers, or for a consultant to design a new system, or as complex as a major systems improvement or innovation that changes how an agency conducts its business practices.

b. If this contract is for procurement of software over $20,000, or other technology over $50,000, or where the department determines that the potential exists for coordinating purchases among State agencies and/or the purchase may be of interest to one or more other State agencies, PRIOR TO APPROVAL by OSC, this contract is subject to review by the Governor's Task Force on Information Resource Management.

3.   The terms and conditions of this contract may be extended to any other State agency in New York

F.   YEAR 2000 WARRANTY

1. Definitions

For purposes of this warranty, the following definitions shall apply:

a. "Product" shall include, without limitation: any piece or component of equipment, hardware, firmware, middleware, custom or commercial software, or internal components or subroutines therein which perform any date/ time data recognition function, calculation, comparing or sequencing. Where services are being furnished, e.g. consulting, systems integration, code or data conversion or data entry, the term "Product" shall include resulting deliverables.

b. "Vendor's Product" shall include all Product delivered under this Agreement by Vendor other than Third Party Product.

c. "Third Party Product" shall include product manufactured or developed by a corporate entity independent from Vendor and provided by Vendor on a non-exclusive licensing or other distribution Agreement with the third party manufacturer. "Third Party Product" does not include product where Vendor is:
a) a corporate subsidiary or affiliate of the third party manufacturer/developer; and/or
b) the exclusive re-seller or distributor of product manufactured or developed by said corporate entity.

2. Warranty Disclosure

At the time of bid, Product order or Product quote, Vendor is required to disclose the following information in writing to Authorized User:

a. For Vendor Product and for Products (including, but not limited to, Vendor and/or Third-Party Products and/or Authorized User's Installed Product) which have been specified to perform as a system: Compliance or non-compliance of the Products individually or as a system with the Warranty Statement set forth below; and

b. For Third Party Product Not Specified as Part of a System: Third Party Manufacturer's statement of compliance or non-compliance of any Third Party Product being delivered with Third Party Manufacturer/Developer's Year 2000 warranty. If such Third Party Product is represented by Third Party Manufacturer/Developer as compliant with Third Party Manufacturer/Developer's Year 2000 Warranty, Vendor shall pass through said third party warranty from the third party manufacturer to the Authorized User but shall not be liable for the testing or verification of Third Party's compliance statement.

An absence or failure to furnish the required written warranty disclosure shall be deemed a statement of compliance of the product(s) or system(s) in question with the year 2000 warranty statement set forth below.

3. Warranty Statement

Year 2000 warranty compliance shall be defined in accordance with the following warranty statement:

Vendor warrants that Product(s) furnished pursuant to this Agreement shall, when used in accordance with the Product documentation, be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year. calculations. Where a purchase requires that specific Products must perform as a package or system, this warranty shall apply to the Products as a system.

In the event of any breach of this warranty, Vendor shall restore the Product to the same level of performance as warranted herein, or repair or replace the Product with conforming Product so as to minimize interruption to Authorized User's ongoing business processes, time being of the essence, at Vendor's sole cost and expense. This warranty does not extend to correction of Authorized User's errors in data entry or data conversion.

This warranty shall survive beyond termination or expiration of the Agreement. Nothing in this warranty shall be construed to limit any rights or remedies otherwise available under this Agreement.

G. No Subcontracting

Subcontracting by the contractor shall not be permitted except by prior written approval and knowledge of the Department of Health.

H.  Superintendence by Contractor

The Contractor shall have a representative to provide supervision of the work which Contractor employees are performing to ensure complete and satisfactory performance with the terms of the Contract. This representative shall also be authorized to receive and put into effect promptly all orders, directions and instructions from the Department of Health. A confirmation in writing of such orders or directions will be given by the Health Department when so requested from the Contractor.

I.    Sufficiency of Personnel and Equipment

If the Department of Health is of the opinion that the services required by the specifications cannot satisfactorily be performed because of insufficiency of personnel, Department shall have the authority to require the Contractor to use such additional personnel, to take such steps necessary to perform the services satisfactorily at no additional cost to the State.

J.   Experience Requirements

The Contractor shall submit evidence to the satisfaction of the Department that it possesses the necessary experience and qualifications to perform the type of services required under this contract and must show that it is currently performing similar services. The Contractor shall submit at least two references to substantiate these qualifications.

K.  Contract Amendments

This agreement may be amended by written agreement signed by the parties and subject to the laws and regulations of the State pertaining to contract amendments. This agreement may not be amended orally.

The contractor shall not make any changes in the scope of work as outlined herein at any time without prior authorization in writing from the Department of Health and without prior approval in writing of the amount of compensation for such changes.

L.   Provisions Upon Default

1. In the event that the Contractor, through any cause, fails to perform any of the terms, covenants or promises of this agreement, the Department acting for and on behalf of the State, shall thereupon have the right to terminate this agreement by giving notice in writing of the fact and date of such termination to the Contractor

2. If, in the judgment of the Department of Health, the Contractor acts in such a way which is likely to or does impair or prejudice the interests of the State, the Department acting on behalf of the State, shall thereupon have the right to terminate this agreement by giving notice in writing of the fact and date of such termination to the Contractor. In such case the Contractor shall receive equitable compensation for such services as shall, in the judgment of the State Comptroller, have been satisfactorily performed by the Contractor up to the date of the termination of this agreement, which such compensation shall not exceed the total cost incurred for the work which the Contractor was engaged in at the time of such termination, subject to audit by the State Comptroller.

M. Termination Provision

Upon termination of this agreement, the following shall occur:

1. Contractor shall make available to the State for examination all data, records and reports relating to this Contract; and
2. Except as otherwise provided in the Contract, the liability of the State for payments to the Contractor and the liability of the Contractor for services hereunder shall cease.

N.  MINORITY AND WOMEN OWNED BUSINESS POLICY STATEMENT

The New York State Department of Health recognizes the need to take affirmative action to ensure that Minority and Women Owned Business Enterprises are given the opportunity to participate in the performance of the Department of Health's contracting program.. This opportunity for full participation in our free enterprise system by traditionally, socially and economically disadvantaged persons is essential to obtain social and economic equality and improve the functioning of the State economy.

It is the intention of the New York State Department of Health to fully execute the mandate of Executive Order-21 and provide Minority and Women Owned Business Enterprises with equal opportunity to bid on contracts awarded by this agency in accordance with the State Finance Law.

To implement this affirmative action policy statement, the contractor agrees to file with the Department of Health within 10 days of notice of award, a staffing plan of the anticipated work force to be utilized on this contract or, where required, information on the contractor's total work force, including apprentices, broken down by specified ethnic background, gender, and Federal occupational categories or other appropriate categories specified by the Department. The form of the staffing shall be supplied by the Department.

After an award of this contract, the contractor agrees to submit to the Department a work force utilization report, in a form and manner required by the Department, of the work force actually utilized on this contract, broken down by specified ethnic background, gender and Federal occupational categories or other appropriate. categories specified by the Department.

O.  Contract Insurance Requirements

1.   The CONTRACTOR must without expense to the State procure and maintain, until final acceptance by the Department of Health of the work covered by this contract, insurance of the kinds and in the amounts hereinafter provided, in insurance companies authorized to do such business in the State of New York covering all operations under this contract, whether performed by it or by subcontractors. Before commencing the work, the CONTRACTOR shall furnish to the Department of Health a certificate or certificates, in a form satisfactory to said Department, showing that it has complied with the requirements of this section, which certificate or certificates shall state that the policies shall not be changed or cancelled until thirty days written notice has been given to said Department. The kinds and amounts of required insurance are:

a. A policy covering the obligations of the successful bidder in accordance with the provisions of Chapter 41, Laws of 1914, as amended, known as the Workers' Compensation Law, and the contract shall be void and of no effect unless the successful bidder procures such policy and maintains it until acceptance of the work (reference Appendix E).

b. Policies of Bodily Injury Liability and Property Damage Liability Insurance of the types hereinafter specified, each within limits of not less than $500,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by one person in any one occurrence, and subject to that limit for that person, not less than $1,000,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by two or more persons in any one occurrence, and not less than $500,000 for damages arising out of damage to or destruction of property during any single occurrence and not less than $1,000,000 aggregate for damages arising out of damage to or destruction of property during the policy period.

i.       Contractor's Liability Insurance issued to and covering the liability of the successful bidder with respect to all work performed by it under this proposal and the contract.

ii       Protective Liability Insurance issued to and covering the liability of the People of the State of New York with respect to all operations under this proposal and the contract, by the successful bidder or by its subcontractors, including omissions and supervisory acts of the State.

iii      Automobile Liability Insurance issued to and covering the liability of the People of the State of New York with respect to all operations under this proposal and the contract, by the successful bidder or by its subcontractors, including omissions and supervisory acts of the State.

P. Certification Regarding Debarment and Suspension

Regulations of the Department of Health and Human Services, located at Part 16 of Title 45 of the Code of Federal Regulations (CFR), implement Executive Orders 12549 and 12689 concerning debarment and suspension of participants in Federal program and activities. Executive Order 12549 provides that, to the extent permitted by law, Executive departments and agencies shall participate in a government wide system for non-procurement debarment and suspension. Executive Order 12689 extends the debarment and suspension policy to procurement activities of the Federal Government. A person who is debarred or suspended by a Federal agency is excluded from Federal financial and non-financial assistance and benefits under Federal programs and activities, both directly (primary covered transaction) and indirectly (lower tier covered transactions). Debarment or suspension by one Federal agency has government wide effect.

Pursuant to the above cited regulations, the New York State Department of Health (as a participant in a primary covered transaction) may not knowingly do business with a person who is debarred, suspended, proposed for debarment, or subject to other government wide exclusion (including and exclusion from Medicare and State health care program participation on or after August 25,1995), and the Department of Health must require its prospective contractors, as prospective lower tier participants, to provide the certification in Appendix B to Part 76 of Title 45 CFR, as set forth below:

APPENDIX B TO 45 CFR PART 76-CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS

Instructions for Certification

1. By signing and submitting this proposal, the prospective lower tier participant is providing the certification set out below.

2. The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered and erroneous certification, in addition to other remedies available to the Federal Government the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3. The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

4. The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered Transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5. The prospective lower tier participant agrees by submitting this proposal that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 CFR part 9, subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6. The prospective lower tier participant further agrees by submitting this proposal that it will include this clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transaction," without modification, in all lower tier covered transactions.

7. A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFRpart 9, subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the List of parties Excluded from Federal Procurement and Non-procurement Programs.

8. Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by. this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9. Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 CFR part 9, subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions

1. The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily exclude from participation in this transaction by any Federal department agency.

2. Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Q. Confidentiality Clauses

1. Any materials, articles, papers, etc., developed by the CONTRACTOR under or in the course of performing this AGREEMENT shall contain the following, or similar acknowledgment: "Funded by the New York State Department of Health". Any such materials must be reviewed and approved by the STATE for conformity with the policies and guidelines for the New York State Department of Health prior to dissemination and/or publication. It is agreed that such review will be conducted in an expeditious manner. Should the review result in any unresolved disagreements regarding content, the CONTRACTOR shall be free to publish in scholarly journals along with a disclaimer that the views within the Article or the policies reflected are not necessarily those of the New York State Department of Health. The Department reserves the right to disallow funding for any educational materials not approved through its review process.

2. Any publishable or otherwise reproducible material developed under or in the course of performing this AGREEMENT, dealing with any aspect of performance under this AGREEMENT, or of the results and accomplishments attained in such performance, shall be the sole and exclusive property of the STATE, and shall not be published or otherwise disseminated by the CONTRACTOR to any other party unless prior written approval is secured from the STATE or under circumstances as indicated in paragraph 1 above. Any and all net proceeds obtained by the CONTRACTOR resulting from any such publication shall belong to and be paid over to the STATE. The STATE shall have a perpetual royalty-free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, any such material for governmental purposes.

3. No report, document or other data produced in whole or in part with the funds provided under this AGREEMENT may be copyrighted by the CONTRACTOR or any of its employees, nor shall any notice of copyright be registered by the CONTRACTOR or any of its employees in connection with any report, document or other data developed pursuant to this AGREEMENT.

4. All reports, data sheets, documents, etc. generated under this contract shall be the sole and exclusive property of the Department of Health. Upon completion or termination of this AGREEMENT the CONTRACTOR shall deliver to the Department of Health upon its demand all copies of materials relating to or pertaining to this AGREEMENT. The CONTRACTOR shall have no right to disclose or use any of such material and documentation for any purpose whatsoever, without the prior written approval of the Department of Health or its authorized agents.

5. The CONTRACTOR, its officers, agents and employees and subcontractors shall treat all .    information, which is obtained by it through its performance under this AGREEMENT, as confidential information to the extent required by the laws and regulations of the United States and laws and regulations of the State of New York.

6. All subcontracts shall contain provisions specifying:

a. that the work performed by the subcontractor must be in accordance with the terms of this AGREEMENT, and

b. that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in the AGREEMENT between the STATE and the CONTRACTOR.

R.   Provision Related to Consultant Disclosure Legislation

a.   If this contract is for the provision of consulting services as defined in Subdivision 17 of Section 8 of the State Finance Law, the CONTRACTOR shall submit a "State Consultant Services Form B, Contractor's Annual Employment Report" no later than May 15th following the end of each state fiscal year included in this contract term. This report must be submitted to:

i. The NYS Department of Health, at the STATE'S designated payment office address included in this AGREEMENT; and

ii. The NYS Office of the State Comptroller, Bureau of Contracts, 110 State Street, 11th Floor, Albany NY 12236 ATTN: Consultant Reporting - or via fax at (518) 474-8030 or (518) 473-8808; and

iii. The NYS Department of Civil Service, Alfred E. Smith Office Building, Albany NY
12239, ATTN: Consultant Reporting.

S.   Provision Related to New York State Procurement Lobbying Law

1.   The STATE reserves the right to terminate this AGREEMENT in the event it is found that the certification filed by the CONTRACTOR in. accordance with New York State Finance Law §139-k was intentionally false or intentionally incomplete. Upon such finding, the STATE may exercise its termination right by providing written notification to the CONTRACTOR in accordance with the written notification terms of this AGREEMENT.

T.   Provision Related to New York State Information Security Breach and Notification Act

1.  CONTRACTOR shall comply with the provisions of the New York State Information Security Breach and Notification Act (General Business Law Section 899-aa; State Technology Law Section 208).   CONTRACTOR shall be liable for the costs associated with such breach if caused by CONTRACTOR'S negligent or willful acts or omissions, or the negligent or willful acts or omissions of CONTRACTOR'S agents, officers, employees or subcontractors.

U.  Accessibility of State Agency Web-based Intranet and Internet Information and Applications

1.   Any web-based intranet and internet information and applications development, or programming delivered pursuant to the contract will comply with NYS Office for Technology Policy PO4-002, "Accessibility of New York State Web-based Intranet and Internet Information and Applications", and NYS Mandatory Technology Standard SO4-001, as such policy or standard may be amended, modified or superseded, which requires that state agency web-based intranet and internet information and applications are accessible to persons with disabilities. Web content must conform to NYS Mandatory Technology Standard SO4-00, as determined by quality assurance testing. Such quality assurance testing will be conducted by Department of Health, contractor or other, and the results of such testing must be satisfactory to the Department of Health before web content will be considered a qualified deliverable under the contract.

V. New York State Tax Law Section 5-a

1.   Section 5-a of the Tax Law, as amended, effective April 26, 2006, requires certain contractors awarded state contracts for commodities, services and technology valued at more than $100,000 to certify to the New York State Department of Tax and Finance (DTF) that they are registered to collect New York State and local sales and compensating use taxes. The law applies to contracts where the total amount of such contractors' sales delivered into New York State are in excess of $300,000 for the four quarterly periods immediately preceding the quarterly period in which the certification is made, and with respect to any affiliates and subcontractors whose sales delivered into New York State exceeded $300,000 for the four quarterly periods immediately preceding the quarterly period in which the certification is made.

This law imposes upon certain contractors the obligation to certify whether or not the contractor, its affiliates, and its subcontractors are required to register to collect sales and compensating use tax and contractors must certify to DTF that each affiliate and subcontractor exceeding such sales threshold is registered with DTF to collect New York State and local sales and compensating use taxes. The law prohibits the State Comptroller, or other approving agencies, from approving a contract awarded to an offerer meeting the registration requirements but who is not so registered in accordance with the law.

Contractor must complete and submit directly to the New York State Taxation and Finance, Contractor Certification Form ST-220-TD. Unless the information upon which the ST-220-TD is based changes, this form only needs to be filed once with DTF. If the information changes for the contractor, its affiliate(s), or its subcontractors), a new form (ST-220-TD) must be filed with DTF.

Contractor must complete and submit to the Department of Health the form ST-220-CA certifying that the contractor filed the ST-220-TD with DTF. Failure to make either of these filings may render an offerer non-responsive and non-responsible. Offerers shall take the necessary steps to provide properly certified forms within a timely manner to ensure compliance with the law.

Appendix A

STANDARD CLAUSES AS REQUIRED BY THE ATTORNEY GENERAL FOR ALL STATE CONTRACTS

STANDARD CLAUSES FOR NYS CONTRACTS
The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract* or 'this contract") agree, to be bound by the following clauses which are hereby made a part of the contract (the word 'Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor 01 to anyone else beyond funds appropriated and available for this contract

2. NON-ASSIGNMENT CLAUSE, la accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its light, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of-without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are mill and void. The Contractor may, however, assign its right to receive payment without the State's prior "written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 621S of the Education Law), if this contract exceeds SSO.OOO (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N-Y. and C.U.N.Y- contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if. by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds S 10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed SS5.0O0 (State Finance Law Section 153.6\a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS- To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 120-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who; is qualified and available to perform the work; or (b) discriminate  against  or  intimidate   any  employee   hired  for  the

performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 23° as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6.   WAGE AND HOURS PROVISIONS. If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, metering the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7.   NON-COLLUSIVE- BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law. if this contract was awarded based upon the submission of bids, Contractor affirms, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor farther affirms that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder- If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRB. 105.4).

9.  SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to. the State's option to withhold for the purposes of set off any moneys due to the Contractor under this contract up to any other amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies of monetary penalties relative thereto- The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10.  RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The. State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor
June, 2006

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State snail rake reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (if) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION, (a) FEDERAL EMPLOYER. IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sate of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, Le., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason ox reasons why the payee does not have such number or numbers.
(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.
(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, 110 State Street, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law, if this contact is; (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00. whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (h) a written agreement in excess of S 100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of 5100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, them
(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination.    Affirmative action shall mean recruitment,

employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;
(b)           at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and
(c)           the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.
Contractor will include the provisions of "a", “b", and “c” above, in every subcontract wet $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work*) except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities- The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication of conflict exists, the contracting agency shall waive the applicability of Section 312 to tie extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13.  CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14.  GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article I !-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested! Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can he made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.
June, 2006

I8. PROHIBITION OX PURCHASE OF TROPICAL HARD TVQODS. The Contractor certifies and warrants that ail wood products to be used under this contract award will be in accordance with, bat not limited to, the specifications and provisions of State Finance Law §165. (Use of Tropical Hardwoods) which prohibits purchase and. use of tropical hardwoods, unless specifically exempted,, by the State or any governmental agency or political subdivision or public benefit corporation- Qualification for an exemption under this law will be me responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prune Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is m compliance with specifications and. provisions regarding use of tropical hardwoods as detailed k §165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE   FAIR   EA1FLOYMENT   PRINCIPLES,      In accordance with the MacBride Fair Employment Principles (Chapter SQ7 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1991. It is the polity of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidden, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:
NY-S Department of Economic Development
Division for Small Business
30 South Pearl St- 7th Floor
Albany, Kew York 12245
Telephone: 51S-2P2-5220
Fax 51S-292-58S4
http: ,www.empire.state-ny.us

A directory of certified minority and women-owned business enterprises is available from:
KYS Department of Economic Development
Division of Minority and Women's Business Development
30 South Pearl St - 2nd Floor
Albany, New York 12245
Telephone: 51S-292-525Q
Fax: 51S-292-5803
http:.www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than S1 million;

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b)   The Contractor has complied with the Federal Equal Opportunity Act of 1972 <PL. 92-261), as amended;
(c)    The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and
(d)   The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts,

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidden are hereby notified that if their principal place of business is located in a country, nation., province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 6S4 and Chapter 3S3, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 20O2, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or  at the time of signing a contract with the State)  if known, the names and addresses of each subcontractor and a list of ail manufacturing plants to be utilized by the bidder.
June, 2006

APPENDIX C
PROGRAM SPECIFIC REQUIREMENTS

APPENDIX C
PROGRAM SPECIFIC REQUIREMENTS
TABLE OF CONTENTS

Appendix A	14
Standard Clauses as required by the Attorney General for all State Contracts	14
SECTION 1	24
DEFINITIONS	24
SECTION 2	28
BENEFIT PACKAGE	28
2.1 Contractor Responsibilities	28
2.2 Provision of Services through Participating and Non-Participating Providers	28
2.3 Direct Access	28
2.4 Emergency Services	28
ATTACHMENT A BENEFIT PACKAGE MATRIX	30
SECTION 3	39
SERVICE AREA	39
3.1 Approved Counties	39
3.2 Service Area Expansions	40
3.3 Participation Limited to Counties Approved as Medicaid Managed Care	40
3.4 Removal of Counties when Participation in Medicaid Managed Care Stops	40
SECTION 4	41
ELIGIBILITY CRITERIA	41
4.1 Age	41
4.2 New York State Residency	41
4.3 Medicaid Eligibility	41
4.4 Health Insurance	41
4.5 Public Employees	42
4.6 Inmates of Public Institutions	42
4.7 Number of Children in the Household and Income	42
4.8 Screen for Eligibility	42
4.9 Twelve Months Continuous Coverage	42
4.10 Crowd-Out	43
SECTION 5	45
DOCUMENTATION	45
5.1 Age	45
5.2 New York State Residency	45
5.3 Other Health Insurance Coverage	45
5.4 Income	46
5.5 Date of Status	49
5.6 Date Entered the Country	52
5.7 Dependent Care Costs	53
5.8 Proof of Pregnancy	53
ATTACHMENT A-SELF-DECLARATION OF INCOME FORM	54
ATTACHMENT B - DECLARATION OF NO INCOME FORM	56
SECTION 6	58
APPLICATION/ENROLLMENT PROCESSING	58
6.1 Application Cut-off Dates	58
6.2 Enrollment Staff	58
6.3 Enrollment Systems	58
6.4 Subscriber Contract:	58
6.5 Identification Card	58
6.6 Notice of Enrollment Decision	58
SECTION 7	59
PRESUMPTIVE ENROLLMENT	59
7.1 Eligibility for Presumptive Enrollment	59
SECTION 8	60
TEMPORARY ENROLLMENT	60
8.1 Eligibility for Temporary Enrollment	60
SECTION 9	61
RECERTIFICATION	61
9.1 Annual Recertification	61
9.2 Recertification Application	61

9.3 Recertification Notification	61
9.4 Information in the Recertification Notification Letter	61
9.5 Review of the Recertification Application	61
9.6 Documenting Income at Recertification	61
9.7 Documentation of Residence at Recertification	62
9.8 Presumptive Recertification Period	62
9.9 Temporary Recertification Period	62
9.10 Late Recertification Applications	62
9.11 Recertification and Changing Plans	62
9.12 New Child Added at Recertification	63
9.13 Applicant Provides Range of Income on Recertification Application	63
9.14 Incomplete Recertification Application	63
ATTACHMENT A CHILD HEALTH PLUS HEALTH INSURANCE RENWEAL FORM	65
SECTION 10	68
FAMILY PREMIUM CONTRIBUTION	68
10.1 Family Premium Contribution	68
10.2 Family Premium Contribution Notice	68
10.3 Family Contribution Due Date and Disenrollment	68
10.4 Collection of the Family Premium Contribution	69
10.5 Request for Review of the Family Premium Contribution	69
10.6 Disenrollment Notice and Disenrollment for Failure to Pay the Family Premium Contribution	70
10.7 American Indians/Alaskan Natives	70
10.8 Cost Sharing	71
SECTION 11	72
REQUIRED NOTICES	72
11.1 Information to Potential Applicants, Applicants and Enrollees	72
11.2 Public Schedule	72
11.3 Application and Eligibility Requirements	72
11.4 Full Medicaid Eligibility Determination	72
11.5 Medicaid Spend Down Program	73
11.6 Impartial Review	73
SECTION 12	74
DISENROLLMENT	74
12.1 Enrollee Initiated Disenrollment	74
12.2 Processing Disenrollment Requests	74
12.3 CONTRACTOR Initiated Disenrollment	74
12.4 CONTRACTOR'S Liability	75
12.5 Notice of Disenrollment	75
SECTION 13	76
FACILITATED ENROLLMENT RESPONSIBILITIES	76
13.1 Interaction with Community-Based and Other Health Plan Facilitators	76
13.2 New Facilitated Enrollment Activities	76
13.3 Service Area	76
13.4 Accessible and Convenient Sites	77
13.5 Hours of Operation	77
13.6 Staffing	77
13.7 Culturally and Linguistically Appropriate Staff	77
13.8 Compliance with Local Department of Social Services (LDSS) Procedures	77
13.9 Functions of Facilitators	77
13.10 Application Review Procedures/Quality Assurance	78
13.11 Transmitting Information	78
13.12 Submitting Applications to LDSS and other CHPlus Health Plans	78
13.13 Services for Visually or Hearing Impaired Applicants	78
13.14 Application Follow-Up	79
13.15 Recertification	79
13.16 Training Programs	79
13.17 Confidentiality Issues	79
13.18 Federal and State Law Compliance	79
13.19 Site Visits	80
13.20 Termination of Responsibilities	80
ATTACHMENT A -00 OMM/ADM 2 FACILITATED ENROLLMENT OF CHILDREN INTO MEDICAID, CHILD HEALTH PLUS AND WIC	81

SECTION 14	90
FACILITATED ENROLLMENT MONITORING	90
14.1 Marketing/Facilitated Enrollment Integrity	90
14.2 Quality Assurance	90
14.3 Targeted Verification	91
14.4 Field Monitoring	93
14.5 Training	94
ATTACHMENT A-QUALITY ASSURANCE CHECKLIST	95
SECTION 15	97
MARKETING	97
15.1 Marketing Plan	97
15.2 CHPlus Logo	97
15.3 Prior Approval of Marketing Materials, Procedures and Subcontracts	97
15.4 Marketing Material Requirements	98
15.5 Distribution of Marketing Materials	98
15.6 Marketing Restrictions	98
15.7 Use of Vans in New York City	99
15.8 Incentives to Potential Enrollees	99
15.9 Rewards for Completion of Health Goals	100
15.10 Behavior of Marketing Representatives	100
15.11 Compensation for Marketing Representatives and Enrollment Facilitators	100
15.12 Marketing to Enrollees of other Health Plans	100
15.13 Other Marketing Campaigns	100
SECTION 16	101
REPORTING/DATA COLLECTION	101
16.1 Report Submissions	101
16.2 Reporting Requirements	101
16.3 Timely Reports/Penalties	103
16.4 Crowd-Out Data	104
16.5 Additional Data Requirements	104
16.6 Review of Reports	104
16.7 Rejection of Reports	104
16.8 Acceptance of Reports	104
16.9 Accuracy of Enrollment Data, Claims and Payment Information	104
16.10 Accuracy of Payment Data	104
SECTION 17	105
AUDIT and REVIEW	105
17.1 First Stage Audit	105
17.2 Second Stage Audit	106
17.3 Special Reviews	107
17.4 Facilitated Enrollment Integrity Reviews	107
17.5 Quality of Care Reviews	108
17.6 Fraud and Abuse	108
17.7 Data Access	108
17.8 Data Accuracy and Responsibility	109
SECTION 18	110
PAYMENTS and BILLING	110
18.1 Monthly Premium Payment	110
18.2 Premium Modifications	110
18.3 Payments by the STATE	110
18.4 Annual Funding	110
18.5 Program Enrollment and Annual Funding	111
18.6 Notification of Annual Enrollment	111
18.7 Modification of Maximum Funding	111
18.8 Monthly Updates of KIDS System	111
18.9 Accurate Information	111
18.10 Voucher Submission	112
18.11 Adjustments	112
18.12 Payment by the Office of the State Comptroller	112
SECTION 19	113
QUALITY ASSURANCE	113
19.1 Internal Quality Assurance Program	113

19.2 Standards of Care	113
19.3 CHPlus Quality of Care Review	114
19.4 Deficiencies in Quality of Care	114
SECTION 20	115
MEMBER SERVICES	115
20.1 General Functions	115
20.2 Translation and Oral Interpretation	115
20.3 Communicating with the Visually, Hearing and Cognitively Impaired	116
SECTION 21	117
PROVIDER NETWORKS	117
21.1 Network Requirements	117
21.2 Absence of Appropriate Network Provider	117
21.3 Suspension of Enrollee Assignments to Providers	118
21.4 Credentialing	118
21.5 STATE Exclusion or Termination of Providers	118
21.6 Application Procedure	119
21.7 Evaluation Information	119
21.8 Choice/Assignment of Primary Care Providers	119
21.9 Enrollee PCP Changes	120
21.10 Provider Status Changes	121
21.11 PCP Responsibilities	121
21.12 Member to Provider Ratios	121
21.13 Minimum PCP Office Hours	122
21.14 Primary Care Practitioners	122
21.15 PCP Teams	123
21.16 Hospitals	123
21.17 Dental Networks	123
21.18 Mental Health and Chemical Dependence Services Providers	123
21.19 Laboratory Procedures	124
21.20 Federally Qualified Health Centers (FQHCs)	124
21.21 Provider Services Function	124
21.22 Pharmacies	124
ATTACHMENT A-GUIDELINES FOR USE OF MEDICAL RESIDENTS	126
SECTION 22	130
ACCESS REQUIREMENTS	130
22.1 General Requirement	130
22.2 Appointment Availability Standards	130
22.3 Twenty-Four (24) Hour Access	130
22.4 Appointment Waiting Times	130
22.5 Travel Time Standards	130
22.6 Service Continuation	131
22.7 Standing Referrals	132
22.8 Specialist as a Coordinator of Primary Care	132
22.9 Specialty Care Centers	132
22.10 Cultural Competence	132
SECTION 23	133
SUBCONTRACTS AND PROVIDER AGREEMENTS	133
23.1 Written Subcontracts	133
23.2 Permissible Subcontracts	133
23.3 Provision of Services through Provider Agreements	133
23.4 Approvals	133
23.5 Required Components	133
23.6 Timely Payment	134
23.7 Recovery of Overpayments to Providers	134
23.8 Restrictions on Disclosure	134
23.9 Transfer of Liability	135
23.10 Termination of Health Care Professional Agreements	135
23.11 Health Care Professional Hearings	136
23.12 Non-Renewal of Provider Agreements	136
23.13 Notice of Participating Provider Termination	136
23.14 Physician Incentive Plan	137
SECTION 24	139

STATE RESPONSIBILITIES	139
24.1 Monitoring and Evaluation	139
24.2 Payment and Finance	139
24.3 Forms, Brochures and Other Materials	139
24.4 Service Area Expansions	140
SECTION 25	141
CONVERSION	141
25.1 Enrollee Relocation	141
25.2 Enrollee Turns Age Nineteen	141
SECTION 26	142
TERMINATION	142
26.1 CONTRACTOR Discontinues Counties in its Service Area	142
26.2 CONTRACTOR Delay, Failure or Inability to Complete the AGREEMENT	142
26.3 Sanctions for Non-Compliance Related to Facilitated Enrollment	142
26.4 CONTRACTOR Initiated Termination	142
26.5 State Initiated Termination	142
26.6 Transition Process Prior to Termination	143
APPENDIX E-l	145
PROOF OF WORKERS' COMPENSATION COVERAGE	145
APPENDIX E-2	146
PROOF OF DISABILITY INSURANCE COVERAGE	146
APPENDIX H	147
PRIVACY AND CONFIDENTIALITY	147
APPENDIX X	152

SECTION 1
DEFINITIONS

"Access" shall mean an enrollee's ability to receive needed medical care and services within the CONTRACTOR'S service area and time-frames prescribed by the STATE pursuant to section 20 of this Appendix.

"Advisory Memoranda" (ADM) shall mean memoranda issued by the STATE that clarify policy issues.

"American Indian and Alaskan Native" (AI/AN) shall mean 1) a member of a federally recognized Indian tribe, band, or group, or a descendant in the first or second degree of any such member; 2) an Eskimo or Aleut or other Alaskan Native enrolled by the Secretary of the Interior pursuant to the Alaska Native Claims Settlement Act (43 U.S.C. 1601 et seq); 3) a person who is considered by the Secretary of the Interior to be an Indian for any purpose; 4) a person who is determined to be an Indian under regulations promulgated by the Secretary of the Department of Health and Human Services.

"Application" shall mean the form entitled, "Growing up Healthy," "Access New York Health Care" or "Child Health Plus Health Insurance Renewal Form" to be completed by the applicant or a person on behalf of a child who is applying for health insurance coverage under this AGREEMENT.

"Benefit Package" shall mean the covered health care services described in section 2 of this Appendix to be provided by or through the CONTRACTOR to the enrollees.

"Child Health Plus " (CHPlus) shall mean the child health insurance program implemented pursuant to Title 1-A of Article 25 of the N.Y. Public Health Law.

"Children's Medicaid" (Medicaid) shall mean the children's Medicaid program (formerly known as Child Health Plus A) implemented pursuant to Title 11 of Article 5 of the N.Y. Social Services Law.

"CHPlus Manual" shall mean the document issued by the STATE which contains policies and procedures regarding the CHPlus enrollment process

"Contract Manager" shall refer to the individual responsible for the oversight and monitoring of the CHPlus program on behalf of the STATE.

"Crowd-out" shall mean the substitution of employer based health care coverage with State subsidized health care coverage.

"Disenrollment" shall mean the process by which an enrollee's enrollment with and provision of health insurance coverage by the CONTRACTOR under this AGREEMENT terminates.

"Emergency Medical Condition" shall mean a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

"Enrollment" shall mean the process by which a child is enrolled with and provision of health insurance coverage by the CONTRACTOR under this AGREEMENT begins.

"Enrollee" shall mean an eligible child as defined in section 2510 (4) of the N.Y. Public Health Law who is enrolled in CHPlus.

"Facilitated Enrollment" shall mean the enrollment infrastructure and related services established by the STATE to assist families in applying and recertifying for Family Health Plus, Medicaid or CHPlus programs using the applications defined by this section and recertifying for these programs as allowed by federal and State law and regulation.

"Facilitated Enrollment Integrity Plan" shall mean the policies and procedures the CONTRACTOR has instituted to prevent fraud and abuse by applicants and marketing and facilitated enrollment staff, including corrective actions to be taken in a timely fashion against employees engaged in fraud and abuse.

"Facilitator" shall mean an individual who assists families in completing the applications as defined by this section, screens adults and children for potential Medicaid, CHPlus and Family Health Plus eligibility, conducts the Medicaid face-to-face interview, assists in collecting required documentation and assists in the health plan selection process.

"Family Premium Contribution" shall mean a premium payment made to the CONTRACTOR on behalf of an enrollee in accordance with section 10 of this Appendix and in amounts set forth in section 10.1 of this Appendix or any subsequent legislation.

"Health Care Services" shall mean the services of physicians, optometrists, nurses, nurse practitioners, midwives and other related professional personnel which are provided on an inpatient or outpatient basis, including routine well-child visits; diagnosis and treatment of illness and injury; inpatient hospital medical or surgical care; laboratory tests; diagnostic x-rays; prescription drugs and nonprescription drugs; diabetic supplies and equipment; diabetic education and home visits; maternity care; radiation therapy; chemotherapy; hemodialysis; ambulatory surgery; durable medical equipment; physical therapy; emergency room services; home health care services; inpatient and outpatient mental health, alcohol and substance abuse services; preventive and routine vision care including eyeglasses); speech and hearing services; routine and preventive dental services; non-airborne, pre-hospital emergency medical services including prompt evaluation and treatment of an emergency condition and/or non-airborne transportation to a hospital, and hospice services.

"Health Provider Network" "(HPN)" shall mean a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers, health plans and the STATE. HPN functions include but shall not be limited to: collection and reporting of managed care provider networks and the submission of CHPlus reports.

"Knowledge, Information and Data System" "(KIDS)" shall mean the database health plans use to report information regarding individual children enrolled in the CHPlus program.

"Managed Care Organization" "(MCO)" shall mean a health maintenance organization ("HMO") or prepaid health service plan ("PHSP") certified under Article 44 of the N.Y. Public Health Law, or a corporation licensed pursuant to Article 43 of the N.Y. Insurance Law.

"Marketing" shall mean any activity of the CONTRACTOR, subcontractor or individuals or entities affiliated with the CONTRACTOR by which information about the CONTRACTOR is made known to potential enrollees for the purpose of persuading such persons to enroll with the CONTRACTOR.

"Medical Record" shall mean a complete record of care rendered by a provider documenting the care rendered to the enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, State and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

"Medically Necessary" shall mean health care and services that the CONTRACTOR determines are necessary to prevent, diagnose, manage or treat conditions in the enrollee that cause acute suffering, endanger life, result in illness or infirmity, interfere with such enrollee's capacity for normal activity, or threaten some significant handicap.

"Member Handbook" shall mean the publication prepared by the CONTRACTOR, subject to STATE approval, which is issued to new enrollees to inform them how to access covered health care services and explains their rights and responsibilities as an enrollee of the CONTRACTOR.

"Meta Data Repository" shall mean the listing of each data item in the KIDS file layout which includes a description, field length, range, source, type and acceptable value of each item. The Meta Data Repository also includes the event type code, edit type, location and requirement for each data item.

"Non-Participating Provider" shall mean a provider of medical care and/or services with which the CONTRACTOR has no provider agreement.

"Participating Provider" shall mean a provider of medical care and/or services that has a provider agreement with the CONTRACTOR.

"Physician Incentive Plan" "(PIP)" shall mean any compensation arrangement between the CONTRACTOR or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to enrollees of the CONTRACTOR.

"Premium Payments" shall mean the amounts to be paid to the CONTRACTOR for a specified period of time for covered health care services provided to enrollees eligible for insurance under this AGREEMENT.

"Presumptive Enrollment" shall mean enrollment of a child who appears eligible for CHPlus based on a completed and signed application but who is lacking documentation necessary to support a complete application. An enrollee is presumptively eligible for a maximum of two calendar months after the initial date of enrollment. Only one period of presumptive enrollment per lifetime is allowed.

"Presumptive Recertification" shall mean continued enrollment of a child who appears eligible for CHPlus at recertification but who is lacking a complete application or documentation necessary to support a full eligibility determination. An enrollee may be presumptively recertified for a maximum of two calendar months after the enrollee's recertification date.

"Preventive Care" shall mean the care or services rendered to avert disease/illness and/or its consequences. This shall include primary care such as immunizations, aimed at preventing disease and secondary care, such as disease screening programs aimed at early detection of disease. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than treatment programs.

"Primary Care Provider" ("PCP") shall mean a qualified physician or certified nurse practitioner or team of no more than four (4) qualified physicians/certified nurse practitioners which provides all required primary care services contained in the benefit package to enrollees.

"Provider Agreement" shall mean any written contract between the CONTRACTOR and participating providers to provide medical care and/or services to CONTRACTOR'S enrollees.

"Public Agency" shall mean any agency of the State, county, city or other type of municipal agency including entities with which the State contracts. This definition includes public school districts, transportation districts, irrigation districts and any other type of public entity.

"Recertification" shall mean the twelve (12) month period after the date of initial enrollment (and each twelve (12) month period annually thereafter) at which an enrollee's eligibility for CHPlus is redetermined and enrollment with CONTRACTOR is either continued or terminated. All children enrolled in a household shall have the same recertification date consistent with procedures described in section 9 of this Appendix.

"STATE" shall mean the people of the state of New York acting by and through the Commissioner of the New York State Department of Health.

"State Health Benefits Plan" shall mean a plan that is offered or organized by the State government on behalf of State employees or other public agency employees within the State.

"Subscriber" shall mean the parent, legally responsible adult, individual, head of household or enrollee to whom the CONTRACTOR issues a subscriber contract to obtain health care coverage on behalf of his/her child or children or his or herself.

"Subscriber Contract" shall mean the contract between the CONTRACTOR and a subscriber approved by the New York State Insurance Department and issued to each new enrollee by the CONTRACTOR at the time of enrollment which details the provision of health care coverage under this AGREEMENT.

"Subsidy Payment" shall mean the STATE'S share of the premium cost for health care coverage provided to enrollees under provisions of this AGREEMENT, the amount of which is subject to approval by the New York State Insurance Department.

"Temporary Enrollment" shall mean enrollment of a child who was enrolled in CHPlus but appears eligible for Medicaid at recertification based on a completed and signed application or updated income information but is given a two month period of enrollment in CHPlus in order to complete the Medicaid application process. Temporary enrollment shall be granted to an enrollee once in a twelve month period, with the exceptions noted in the CHPlus manual.

SECTION 2
BENEFIT PACKAGE

2.1 CONTRACTOR Responsibilities

The CONTRACTOR shall provide health care services to enrollees consistent with the benefit package set forth in Attachment A of this section and the subscriber contract approved by the Insurance Department and any subsequent changes in Attachment A, State statute, ADMs and the CHPlus manual.

2.2 Provision of Services through Participating and Non-Participating Providers

Health care services provided to enrollees in accordance with the benefit package set forth in Attachment A of this section shall be provided by the CONTRACTOR through provider agreements with participating providers. With the exception of those enrollees covered under a payment rate methodology agreement negotiated with a general hospital, payment for inpatient hospital services shall be paid at the same payment rate as the medical assistance program. However, the CONTRACTOR must pay for services of non-participating providers for the treatment of emergency medical conditions and shall arrange for medically necessary specialty services when such specialty services are not available in the CONTRACTOR'S participating provider network. Specialty services shall be available and provided to enrollees in accordance with the benefit package to monitor and treat chronic, complex or serious medical conditions. The CONTRACTOR shall make a good faith effort to negotiate an acceptable level of reimbursement for services provided in such instances. The CONTRACTOR shall inform the provider, as part of the rate negotiation, that the provider is prohibited from balance billing the enrollee.

Nothing in this paragraph shall prohibit the CONTRACTOR from arranging for the provision of health care services to enrollees by non-participating providers.

2.3 Direct Access

The CONTRACTOR shall offer female enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from the CONTRACTOR'S network providers without referral from the PCP as set forth in N.Y. Public Health Law Section 4406-b(l).

2.4 Emergency Services

a.      The CONTRACTOR shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, with an option to speak to a live person, to advise enrollees of procedures for accessing services for emergency medical conditions and for accessing services for urgent medical conditions. Emergency mental health calls shall be triaged via telephone by a trained mental health professional.

b.      The CONTRACTOR shall not require prior authorization for services in a medical or behavioral health emergency. The CONTRACTOR shall inform its enrollees that access to emergency services is not restricted and emergency services may be obtained from a non-participating provider without penalty. The CONTRACTOR may require enrollees to notify the plan or their PCP within a specified time frame after receiving emergency care and to obtain prior authorization for any follow-up care delivered pursuant to the emergency. The CONTRACTOR shall not deny payment for services to treat an emergency condition if notification is not timely. The CONTRACTOR shall pay for services for emergency medical conditions whether provided by a participating provider or a non-participating provider.

c.           The CONTRACTOR shall advise its enrollees through the subscriber contract and/or member handbook, how to obtain emergency services when it is not feasible for enrollees to receive emergency services from a participating provider. The CONTRACTOR shall pay the cost of providing emergency services through non-participating providers, and is prohibited from balance billing the enrollee. The CONTRACTOR shall make a good faith effort to negotiate payment rates for emergency services with non-participating providers.

d.           The CONTRACTOR shall reimburse all non-airborne emergency ground transportation based on whether a prudent layperson, possessing an average knowledge of medical health, could reasonably expect the absence of such transportation to result in:

• placing the health of the person afflicted with such condition in serious jeopardy;
• serious impairment to such person's bodily functions;
• serious dysfunction of any bodily organ or part of such person; or
• serious disfigurement of such person.

Section 2

Attachment A

BENEFIT PACKAGE MATRIX

Child Health Plus

Benefits Package

No Pre-Existing Condition Limitations Permitted
No Co-payments or Deductibles
November 2005

General Coverage	Scope of Coverage	Level of Coverage
Pediatric Health Promotion Visits	Well child care visits in accordance with visitation schedule established by American Academy of Pediatrics, and the Advisory Committee on Immunization Practices recommended immunization schedule.
Includes all services related to visits. Includes immunizations which must be provided within 90 days from publication in the Morbidity and Mortality Weekly Report, well child care, health education, tuberculin testing (mantoux), hearing testing, dental and developmental screening, clinical laboratory and radiological tests, eye screening, lead screening, and reproductive health services, with direct access to such reproductive health services.

Inpatient Hospital or Medical or Surgical Care
As a registered bed patient for treatment of an illness, injury or condition which cannot be treated on an outpatient basis. The hospital must be a short-term, acute care facility and New York State licensed.

No benefits will be provided for any out-of-hospital days, or if inpatient care was not necessary; no benefits are provided after discharge; benefits are paid in full for accommodations in a semi-private room. A private room will be covered if medically warranted. Includes 365 days per year coverage for inpatient hospital services and services provided by physicians and other professional personnel for covered inpatient services: bed and board, including special diet and nutritional therapy: general, special and critical care nursing services, supplies and equipment related to surgical operations, recovery facilities, anesthesia, and facilities for intensive or special care; oxygen and other inhalation therapeutic services and supplies; drugs and medications that are not experimental; sera, biologicals, vaccines, intravenous preparations, dressings, casts, and materials for diagnostic studies; blood products, except when participation in a volunteer blood replacement program is available to the insured or covered person, and services and equipment related to their administration; facilities, services, supplies and equipment related to diagnostic studies and the monitoring of physiologic functions, including but not limited to laboratory, pathology, cardiographic, endoscopic, radiologic and electro-encephalographic studies and examinations; facilities, services, supplies and equipment related to radiation and nuclear therapy; facilities, services, supplies and equipment related to emergency medical care; chemotherapy; any additional medical, surgical, or related services, supplies and equipment that are customarily furnished by the hospital.

Inpatient Mental Health and Alcohol and Substance Abuse Services
Services to be provided in a facility operated by OMH under sec. 7.17 of the Mental Hygiene Law, or a facility issued an operating certificate pursuant to Article 23 or Article 31 of the Mental Hygiene Law or a general hospital as defined in Article 28 of the Public Health Law.
A combined 30 days per calendar year for inpatient mental health services, inpatient detoxification and inpatient rehabilitation.
Inpatient Rehabilitation	Acute care services provided by an Article 28 General Hospital	Services supplies and equipment related to physical medicine and occupational therapy and short-term rehabilitation.

General Coverage	Scope of Coverage	Level of Coverage
Professional Services for Diagnosis and Treatment of Illness and Injury
Provides services on ambulatory basis by a covered provider for medically necessary diagnosis and treatment of sickness and injury and other conditions. Includes all services related to visits. Professional services are provided on outpatient basis and inpatient basis.

No limitations. Includes wound dressing and casts to immobilize fractures for the immediate treatment of the medical condition. Injections and medications provided at the time of the office visit or therapy will be covered. Includes audiometric testing where deemed medically necessary.

Hospice Services and Expenses
Coordinated hospice program of home and inpatient services which provide non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six months or less.

Hospice services include palliative and supportive care provided to a patient to meet the special needs arising out of physical, psychological, spiritual, social and economic stress which are experienced during the final stages of illness and during dying and bereavement. Hospice organizations must be certified under Article 40 of the NYS Public Health Law. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family. Family members are eligible for up to five visits for bereavement counseling.

Outpatient Surgery
Procedure performed within the provider's office will be covered as well as "ambulatory surgery procedures" which may be performed in a hospital-based ambulatory surgery service or a freestanding ambulatory surgery center.
The utilization review process must ensure that the ambulatory surgery is appropriately provided.'
Diagnostic and Laboratory Tests	Prescribed ambulatory clinical laboratory tests and diagnostic x-rays.	No limitations.
Durable Medical Equipment (DME), Prosthetic Appliances and Orthotic Devices
Durable Medical Equipment means devices and equipment ordered by a practitioner for the treatment of a specific medical condition which:
- Can withstand repeated use for a protracted
period of time;
-   Are primarily and customarily used for medical
purposes;
-   Are generally not useful in the absence of illness
or injury; and
-   Are usually not fitted, designed or fashioned for a particular person's use.
DME intended for use by one person may be custom-made or customized.

Includes hospital beds and accessories, oxygen and oxygen supplies, pressure pads, volume ventilators, therapeutic ventilators, nebulizers and other equipment for respiratory care, traction equipment, walkers, wheelchairs and accessories, commode chairs, toilet rails, apnea monitors, patient lifts, nutrition infusion pumps, ambulatory infusion pumps and other miscellaneous DME.
DME coverage includes equipment servicing (labor and parts). Examples include, but are not limited to:
Fitted/Customized leg brace
Prosthetic arm
Footplate
Crutches
 Wheelchair
Not fitted/Customized cane

Prosthetic Appliances are those appliances and devices ordered by a qualified practitioner which replace any missing part of the body.
Covered without limitation except that there is no coverage for cranial prosthesis {i.e. wigs) and dental prosthesis, except those made necessary due to accidental injury to sound, natural teeth and provided within twelve months of the accident, and except for dental prosthesis needed in treatment of congenital abnormality or as part of reconstructive surgery.

General Coverage	Scope of Coverage	Level of Coverage
	Orthotic Devices are those devices which are used to support a weak or deformed body member or to restrict or eliminate motion in a diseased or injured part of the body.	No limitations on orthotic devices except that devices prescribed solely for use during sports are not covered.
Therapeutic Services	Ambulatory radiation therapy, chemotherapy, injections and medications provided at time of therapy {i.e. chemotherapy) will also be covered.
No limitations. These therapies must be medically necessary and under the supervision or referral of a licensed physician. Short term physical and occupational therapies will be covered when ordered by a physician. No procedure or services considered experimental will be reimbursed.

	Hemodialysis	Determination of the need for services and whether home-based or facility-based treatment is appropriate.
Speech and Hearing Services Including Hearing Aids	Hearing examinations to determine the need for corrective action and speech therapy performed by an audiologist, language pathologist, a speech therapist and/or otolaryngologist.
One hearing examination per calendar year is covered. If an auditory deficiency requires additional hearing exams and follow-up exams, these exams will be covered. Hearing aids, including batteries and repairs, are covered. If medically necessary, more than one hearing aid will be covered.
Covered speech therapy services are those required for a condition amenable to significant clinical improvement within a two-month period, beginning with the first day of therapy.

Pre-Surgical Testing	All tests (laboratory, x-ray, etc.) necessary prior to inpatient or outpatient surgery.
Benefits are available if a physician orders the tests: proper diagnosis and treatment require the tests; and the surgery takes place within seven days after the testing. If surgery is canceled because of pre-surgical test findings or as a result of a Second Opinion on Surgery, the cost of the tests will be covered.

Second Surgical Opinion	Provided by a qualified physician.	No limitations.
Second Medical Opinion	Provided by an appropriate specialist, including one affiliated with a specialty care center.	A second medical opinion is available in the event of a positive or negative diagnosis of cancer, a recurrence of cancer, or a recommendation of a course of treatment of cancer.
Outpatient Visits for Mental Health and for the Diagnosis and Treatment of Alcoholism and Substance Abuse	Services must be provided by certified and/or licensed professionals.
A combined 60 outpatient visits per calendar year. Visits may include family therapy for alcohol, drug and/or mental health as long as such therapy is directly related to the enrolled child's alcohol, drug and/or mental health treatment.

Home Health Care Services
The care and treatment of a covered person who is under the care of a physician but only if hospitalization or confinement in a skilled nursing facility would otherwise have been required if home care was not provided and the plan covering the home health service is established and provided in writing by such physician,

Home care shall be provided by a certified home health agency possessing a valid certificate of approval issued pursuant to Article 36 of the Public Health Law. Home care shall consist of one or more of the following: part-time or intermittent home health aide services which consist primarily of caring for the patient, physical, occupational, or speech therapy if provided by the home health agency and medical supplies, drugs and medications prescribed by a physician, and laboratory services by or on behalf of a certified home health agency to the extent such items would have been covered or provided under the contract if the covered person had been hospitalized or confined in a skilled nursing facility. The contract must provide 40 such visits in any calendar year, if such visits are medically necessary.

General Coverage	Scope of Coverage	Level of Coverage
Prescription and Non-Prescription Drugs	Prescription and non-prescription medications must be authorized by a professional licensed to write prescriptions.
Prescriptions must be medically necessary. May be limited to generic medications where medically acceptable. Includes family planning or contraceptive medications or devices. All medications used for preventive and therapeutic purposes will be covered. Vitamins are not covered except when necessary to treat a diagnosed illness or condition. Coverage includes enteral formulas for home use for which a physician or other provider authorized to prescribe has issued a written order. Enteral formulas for the treatment of specific diseases shall be distinguished from nutritional supplements taken electively. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein. Coverage for such modified solid food products shall not exceed $2500 per calendar year.

Emergency Medical Services
For services to treat an emergency medical condition in hospital facilities. For the purpose of this provision, "emergency condition" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:
is   Placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy; us   Serious impairment to such person's bodily
functions; B   Serious dysfunction of any bodily organ or part
of such person; or b   Serious disfigurement of such person.
No limitations.

General Coverage	Scope of Coverage	Level of Coverage
Ambulance Services	Pre-hospital emergency medical services, including prompt evaluation and treatment of an emergency condition and/or non-airborne transportation to a hospital.
Services must be provided by an ambulance service issued a certificate to operate pursuant to Section 3005 of the Public Health Law.
Evaluation and treatment services must be for an emergency condition defined as a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:
- Placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy;
- Serious impairment to such person's bodily functions;
- Serious dysfunction of any bodily organ or part of such person; or
- Serious disfigurement of such person.
Coverage for non-airborne emergency transportation is based on whether a prudent layperson, possessing an average knowledge of medicine and health, could reasonable expect the absence of such transportation to result in:
- Placing the health of the person afflicted with such condition in serious jeopardy;
-  Serious impairment to such person's bodily functions;
- Serious dysfunction of any bodily organ or part of such person; or
-  Serious disfigurement of such person.

Maternity Care
Inpatient hospital coverage for at least 48 hours after childbirth for any delivery other than a C-Section and in at least 96 hours following a C-section. Also coverage of parent education, assistance and training in breast and bottle feeding and any necessary maternal and newborn clinical assessments. The mother shall have the option to be discharged earlier than the 48/96 hours, provided that at least one home care visit is covered post-discharge. Prenatal, labor and delivery is covered.
No limitations; (however subsidized children requiring maternity care services will be referred to Medicaid).
Diabetic Supplies and Equipment
Coverage includes insulin, blood glucose monitors, blood glucose monitors for visually impaired, data management systems, test strips for monitors and visual reading, urine test strips, insulin, injection aids, cartridges for visually impaired, syringes, insulin pumps and appurtenances thereto, insulin infusion devices, oral agents.
As prescribed by a physician or other licensed health care provider legally authorized to prescribe under title eight of the education law.

General Coverage	Scope of Coverage	Level of Coverage
Diabetic Education and Home Visits	Diabetes self-management education (including diet); reeducation or refresher. Home visits for diabetic monitoring and/or education.
Limited to visits medically necessary where a physician diagnoses a significant change in the patient's symptoms or conditions which necessitate changes in a patient's self-management or where reeducation is necessary. May be provided by a physician or other licensed health care provider legally authorized to prescribe under title eight of the education law, or their staff, as part of an office visit for diabetes diagnosis or treatment, or by a certified diabetes nurse educator, certified diagnosis nutritionist, certified dietician or registered dietician upon the referral of a physician or other licensed health care provider legally authorized to prescribe under title eight of the education law and may be limited to group settings wherever practicable.

Emergency, Preventive and Routine Vision Care	Vision examinations performed by a physician, or optometrist for the purpose of determining the need for corrective lenses, and if needed, to provide a prescription.
The vision examination may include, but is not limited to:
-  Case history
-  Internal and External examination of the eye
-  Opthalmoscopic exam
-  Determination of refractive status
- Binocular balance
-  Tonometry tests for glaucoma
-  Gross visual fields and color vision testing
-  Summary findings and recommendations for corrective lenses

Prescribed Lenses
At a minimum, quality standard prescription lenses provided by a physician, optometrist or optician are to be covered once in any twelve month period, unless required more frequently with appropriate documentation. The lenses may be glass or plastic lenses.

Frames
At a minimum, standard frames adequate to hold lenses will be covered once in any twelve month period, unless required more frequently with appropriate documentation.
If medically warranted, more than one pair of glasses will be covered.

	Contact Lenses	Covered when medically necessary.
Emergency, Preventive and Routine Dental Care	Emergency Dental Care	Includes emergency treatment required to alleviate pain and suffering caused by dental disease or trauma.
Preventive Dental Care
Includes procedures which help prevent oral disease from occurring, including but not limited to:
-  Prophylaxis: scaling and polishing the teeth at 6 month intervals
-  Topical fluoride application at 6 month intervals where local water supply is not fluoridated
-  Sealants on unrestored permanent molar teeth.
-  Space Maintenance: unilateral or bilateral space maintainers will be covered for placement in a restored deciduous and/or mixed detention to maintain space for normally developing permanent teeth.

General Coverage	Scope of Coverage	Level of Coverage
Routine Dental Care
-  Dental examinations, visits and consultations covered once within 6 month consecutive period (when primary teeth erupt)
-  X-ray, full mouth x-rays at 36 month intervals, if necessary, bitewing x-rays at 6-12 month intervals, or panoramic x-rays at 36"month intervals if necessary; and other
x-rays as required (once primary teeth erupt)
-  All necessary procedures for simple extractions and other routine dental surgery
not requiring hospitalization including preoperative care and postoperative care b   In office conscious sedation
-  Amalgam, composite restorations and stainless steel crowns
-  Other restorative materials appropriate for children

	Endodontics	Includes all necessary procedures for treatment of diseased pulp chamber and pulp canals, where hospitalization is not required!
Prosthodontics
Removable: Complete or partial dentures including six months follow-up care. Additional services include insertion of identification slips, repairs, relines and rebases and treatment of cleft palate.
Fixed: Fixed bridges are not covered unless
1) Required for replacement of a single upper anterior (central/lateral incisor or cuspid) in a patient with an otherwise full complement of natural, functional and/or restored teeth;
2) Required for cleft-palate treatment or stabilization;
3) Required, as demonstrated by medical documentation, due to the presence of any neurologic or physiologic condition that would preclude the placement of a removable prosthesis.

NOTE: Refer to the Medicaid Management Information System (MMIS) Dental Provider Manual for a more detailed description of services.

SECTION 3

SERVICE AREA

3.1       Approved Counties

For purposes of this AGREEMENT, the CONTRACTOR'S service area shall consist of the following counties:

Albany, Bronx, Columbia, Dutchess, Greene, Kings, New York, Orange, Queens, Rensselaer, Rockland, and Ulster

3.2 Service Area Expansions

The CONTRACTOR may request approval to expand and enhance its existing provider network to provide services under CHPlus to areas of New York State for which the CONTRACTOR is certified as a corporation or health maintenance organization licensed under Article 43 of the Insurance Law and/or a health maintenance organization or comprehensive health service organization certified under Article 44 of the Public Health Law; however, in no event may the CONTRACTOR provide services to an expanded service area beyond the currently authorized counties under this AGREEMENT without prior written approval from the STATE.

3.3 Participation Limited to Counties Approved as Medicaid Managed Care

The STATE reserves the right to limit the CONTRACTOR'S participation in CHPlus to those counties where the CONTRACTOR is approved as a Medicaid managed care plan under section 364-j of the Social Services Law.

3.4 Removal of Counties when Participation in Medicaid Managed Care Stops

The STATE reserves the right to remove a county from the CONTRACTOR'S approved CHPlus service area if the CONTRACTOR stops participating in Medicaid managed care in that county.

SECTION 4
ELIGIBILITY CRITERIA

The CONTRACTOR must determine that a child meets the following criteria to be eligible for subsidized CHPlus coverage:

4.1 Age

The child must be under nineteen years of age. Age must be documented at initial enrollment, consistent with documentation requirements in section 5 of this Appendix and the CHPlus Manual.

4.2 New York State Residency

The child must be a New York State resident. New York State residency must be documented at initial enrollment, consistent with documentation requirements in section 5 of this Appendix and the CHPlus manual.

4.3 Medicaid Eligibility

The child must not be enrolled in or eligible for Medicaid.

A child who has not yet become Medicaid eligible through Medicaid spend down is eligible for CHPlus. As soon as the child meets his/her monthly spend down such that he/she is eligible for Medicaid, he/she is no longer eligible for CHPlus.

4.4 Health Insurance

The child must not have other health insurance coverage unless the policy is one of the "Excepted Benefits" set forth in the federal Public Health Service Act. These exceptions are as follows:

A. Accident-only coverage or disability income insurance;
B. Coverage issued as a supplement to liability insurance;
C. Liability insurance, including auto insurance;
D. Workers' compensation or similar insurance;
E. Automobile medical payment insurance;
F. Credit-only insurance;
G. Coverage for on-site medical clinics;
H. Dental-only, vision-only, or long term care insurance;
I. Specified disease coverage;
J. Hospital indemnity or other fixed dollar indemnity coverage; or
K. Medicare supplemental only or CHAMPUS supplemental coverage.

Additional exceptions for otherwise eligible children are:

• Participation in the Physically Handicapped Children's Program;

• Health insurance by a non-custodial parent in an area other than the child's county of residence; or

• Enrollment in the Medicaid Family Planning Benefit program.

Children with other health insurance products are not eligible for CHPlus including, but not limited to:

• A child with Medicare coverage; or

• A child insured with a college health insurance policy.

4.5 Public Employees

The parent or guardian of the applicant child shall not be a public employee of the State or a public agency with access to family health insurance coverage by a state health benefits plan and the State or public agency pays all or part of the cost of the family health insurance coverage. The CONTRACTOR may use the following website to determine if the public agency has access to a state health benefits plan: www.cs.state.ny.us/ebd/ebdonlinecenter/pamarket/directory.cfm. If the CONTRACTOR is uncertain if a parent has access to such coverage, the CONTRACTOR must contact the applicant's parent or guardian to find out if the health insurance available to the family is that described in this paragraph.

4.6 Inmates of Public Institutions

The child must not be an inmate of a public institution as defined at 42 CFR §435.1009 or a patient of an institution for mental diseases, as defined at 42 CFR §435.1009 at the time of initial application or any redetermination of eligibility.

4.7 Number of Children in the Household and Income

Once the CONTRACTOR determines that a child meets the above eligibility criteria for CHPlus, the CONTRACTOR shall use the number of children in the household who are enrolled in CHPlus and the family income to calculate the required family contribution.

4.8 Screen for Eligibility

The CONTRACTOR shall comply with the following steps to assure that children are screened for Medicaid or CHPlus eligibility.

New Applications

The CONTRACTOR must screen all new applications for Medicaid eligibility using the STATE developed eligibility screening worksheet or a CONTRACTOR developed eligibility worksheet approved by the STATE. CONTRACTORS shall only enroll children who appear eligible for Medicaid based on the screening worksheet in CHPlus on a temporary basis, as described in section 8 of this Appendix and the CHPlus manual.

If the screen indicates the child is not eligible for Medicaid, otherwise eligible children residing in households with gross income at or below 250 percent of the non-farm federal poverty level are eligible for subsidized coverage under CHPlus. Children residing in households with gross income over 250 percent of the non-farm federal poverty level are not eligible for subsidized coverage under CHPlus but may be enrolled in CHPlus providing that they pay the full premium amount for the health plan in which they are enrolled.

4.9 Twelve Months Continuous Coverage

If the CONTRACTOR finds a child to be CHPlus eligible, the CONTRACTOR shall enroll the child in CHPlus. The period of eligibility shall begin on the first day of the month an eligible child is enrolled or recertified for enrollment on an annual basis, based on all required documentation, and shall continue for twelve (12) months ending on the last day of the twelfth month. Presumptive enrollees are not eligible for 12 months of continuous coverage until all required documentation is submitted and a child is determined fully eligible for CHPlus at which time the 12 months of continuous coverage shall run from the date presumptive eligibility began.

The 12-month period of continuous coverage is subject to the following exclusions:

a. The child no longer resides in New York State.
b. The child turns 19 years of age.
c. The child has obtained other health insurance coverage.
d. The child has access to a State Health Benefits Plan.
e. The required family premium contribution is not received in accordance with section 10 of this Appendix.
f. The child becomes Medicaid eligible.
g. The child was not eligible either because the health plan did not comply with program rules or because the eligibility determination was based on fraudulent information.

Households are not required to report a change in income within the 12-month period of continuous coverage, however:

a. If a household reports an increase in income within the 12 month period of continuous coverage, the CONTRACTOR shall not redetermine eligibility or the required family premium contribution.

b. If a household reports a decrease in income within the 12 month period of continuous coverage, the CONTRACTOR shall screen the child(ren) for Medicaid eligibility and redetermine the required family premium contribution.

4.10      Crowd-Out

If the STATE determines that crowd-out is occurring in excess of a percentage specified in the State Child Health Plan established under Title XXI of the federal Social Security Act or as may be specified by the Secretary of the federal Department of Health and Human Services based on data collected pursuant to section 16.4 of this Appendix, the following eligibility criterion shall be implemented for a child residing in a household with gross income at or below two hundred fifty percent of the non-farm federal poverty level.

The child must not have been covered by a group health plan based upon a family member's employment during the six (6) month period prior to the date of application unless one of the following exceptions applies:

• Loss of employment is due to factors other than voluntary separation;

• Death of the family member which results in termination of coverage under a group health plan under which the child is covered;

• Change to a new employer that does not provide an option for comprehensive health benefits coverage;

• Change of residence so that no employer-based comprehensive health benefits coverage is available;

• Discontinuation of comprehensive health benefits coverage to all employees of the applicant's employer;

• Expiration of the coverage periods established by COBRA or the provisions of sections 322 l(m), 4304(k) and 4305(e) of the Insurance Law;

•  Termination of comprehensive health benefits coverage due to long-term disability;

•  Cost of employment-based health insurance is more than five percent of the family's income;

•  A child applying for coverage is pregnant; or

•  A child applying for coverage is at or below the age of five (5). Implementation of this exception is subject to federal approval of the State's Child health plan in accordance with Title XXI of the federal social security act.

SECTION 5
DOCUMENTATION

The CONTRACTOR shall maintain the following documentation in the child's enrollment file:

5.1 Age

Age shall be documented by one of the following if it includes a date of birth: birth certificate (does not have to include the first name of the child), driver's license, official photo identification issued by Federal, state or local government (which includes a school) that contains the date of birth and either a photograph of the individual or other identifying information of the individual such as name, age, sex, race, height and weight or eye color, passport, baptismal/other religious certificate, official school record, adoption' record, official hospital/doctor/midwife birth record, a naturalization certificate, a marriage certificate or a New York State Medicaid card.

The CONTRACTOR shall process an application if Section B lists a name for a child which is known to be a nickname for the given name on the documentation. The CONTRACTOR must enter the name of the child on the documentation on the KIDS system. The CONTRACTOR may accept birth certificates that do not include the first name of the applying child.

The following are not acceptable documentation of date of birth: an Acknowledgement of Paternity form or a NY State Birth Certificate and Statewide Perinatal Data System Quality Improvement Information form.

5.2 New York State Residency

Proof of residency must match the home address in Section A of the Growing Up Healthy or Access New York Health Care application and must be dated within six (6) months of the application. Proof of residency shall be documented by the following: an identification card with address, a postmarked envelope or postcard with name and date (this cannot be used if sent to a P.O. Box), a driver's license, a utility bill (including oil, gas or electric, water, cable, or telephone) that includes the street address and zip code for the service (the city name is not required on the bill), letters/correspondence from a federal, state or local government agency, a letter or rent receipt containing the name and street of the tenant and the amount paid each month, as well as the name and address from the landlord and the landlord's signature, a valid lease that contains the applicant's name, address and amount of rent from the landlord, property tax records or a mortgage statement.

The CONTRACTOR shall not accept cell-phone bills, magazine labels, bank statements, an envelope or postcard without a street address (just a P.O. Box), an envelope with a forwarding label from the Post Office, a window envelope or Federal or state tax returns.

5.3 Other Health Insurance Coverage

Other health insurance, if applicable, shall be documented by a copy of the insurance policy, a certificate of insurance, a copy of the insurance card or a copy of the Medicare card.

Documentation of health insurance is necessary for CHPlus to determine if a child's coverage or access to coverage makes them ineligible for the program. Documentation of other health insurance is necessary for Medicaid and Family Health Plus as a possible deduction when calculating eligibility and for coverage of future medical bills. If the applicant indicates he/she has other health insurance coverage, the health plan shall obtain documentation of such coverage at initial enrollment and if different than what was stated on the initial application, at recertification.

If the CONTRACTOR receives a paycheck stub as documentation of income that includes a deduction for health insurance, the CONTRACTOR must ask the applicant who is covered through the employer based policy and note the response on the stub. If the child is covered, in most cases, the child is not eligible for CHPlus. If only the parent is covered, the child is eligible for CHPlus.

In most cases, if an applicant presents a State paycheck stub, the person will have access to the State health benefits plan and the child will be ineligible for CHPlus. If a person is employed by a local government or is a teacher, they may have access to the State health benefits plan also. The CONTRACTOR must determine if such coverage is through a State health benefits plan to determine if a child is eligible for CHPlus. The CONTRACTOR may use the following website to determine if the public agency has access to a State health benefits plan:

www.es.state.ny.us/ebd/ebdonlinecenter/pamarket/directory.cfm. If the CONTRACTOR is uncertain, the CONTRACTOR shall call the applicant or the employer to determine if the child has access to the State health benefits program.

5.4 Income

Income documentation must be provided for all household members listed in section B of the Growing up Healthy or Access New York Health Care application who have income. Income documentation must be provided for all categories listed below that apply. The CONTRACTOR must obtain documentation of the gross income for the four weeks preceding the application signature date for all individuals included in the household. Unearned income that varies from month to month (i.e. interest income) must also be documented for the four weeks prior to application. Documentation of unearned income which does not vary on a month to month basis does not have to be dated within the four weeks prior the application as long as it reflects the current amount. Applicants may provide, at recertification, their social security number in lieu of income documentation. Income shall be documented by the following:

a. Wages and Salary:

1. Paycheck stubs for the four (4) consecutive weeks preceding the application signature date. Paychecks may only be used if they include all information typically contained on a pay stub, including net and gross income and deductions;
2. In cases where the CONTRACTOR receives three weeks of paycheck stubs and is missing one in between, the CONTRACTOR shall use the year to date income on the subsequent paycheck to calculate the amount of the missing paycheck stub. In this instance, the CONTRACTOR shall accept three paycheck stubs rather than four;
3. Letter from the employer on company letterhead which is signed and dated and includes the employer's name, address and phone number and the employee's name and gross income. If the applicant indicates their employer does not have letterhead, the CONTRACTOR shall accept a letter without it and note on the letter that according to the applicant, letterhead does not exist;
4. Signed and dated income tax return (Federal form 1040) if used for applications prior to April 1 of the following year; or
5. Business/payroll records.

The following are not acceptable documentation of earned income: quarterly wage statements, W-2s and 1099s.

If a person has recently begun a new job or receiving some regular income and therefore cannot document income for the last four weeks, the CONTRACTOR shall follow the instructions in section 7 of this Appendix, presumptive eligibility. This will involve documenting only what they have and obtaining further documentation when the income is received.

A joint tax return must be signed by both filers. If an electronic tax return is used, the family may bring a signed copy of the tax return. If the return is filed electronically, a copy of the acknowledgement form from the Internal Revenue Service, which includes a DCN number that verifies that tax return was accepted electronically is acceptable.

The CONTRACTOR shall not accept a letter from an employer that states an "approximate" or "average" income.

b. Self-Employment Income:

1. Signed and dated income tax return and all schedules including Schedule C for sole owners of a business, Schedule E for rental real estate, partnerships and S corporations or Schedule F for farmers, Schedule K-l (Form 1065) and Form 1065 for Partnerships, and Schedule K-l (Form 1120S) and Form 1120S for S Corporations; (See paragraph above on electronic returns); or
2. Records of earnings and expenses/business records. The three month "Self-Employment worksheet" used by many local social services districts may be used as acceptable proof as long as it is consistent with other information on the application and appears internally consistent.
3. If no other form of documentation is available, a self-declaration of income.

c. Unemployment Benefits:

1. Award letter or certificate;
2. A monthly benefit statement from the New York State Department of Labor;
3. A printout of the recipient's account information from the New York State Department of Labor's website (www.labor.state.ny.us); or
4. Correspondence from the New York State Department of Labor.

The CONTRACTOR shall not accept the monetary determination letter as documentation of unemployment as it is not necessarily what the person will receive in income. If the applicant does not have any of the above, the CONTRACTOR shall enroll the child presumptively in accordance with section 7 of this Appendix and follow-up accordingly.

d. Private Pensions/Annuities:

1.   Statement from pension/annuity.

e. Social Security Retirement/Survivors/Disability Insurance:
1. Award letter/certificate;
2. Benefit check stub; or
3. Correspondence from the Social Security Administration.

The CONTRACTOR shall not accept bank statements as documentation of this amount since they show only net income.

f. Child Support/Alimony

1. Letter from person providing support which includes the name and address of the person providing the support, the amount of the support being provided, the name of the person receiving the support and who the support is for. The letter must be signed and dated;
2. Letter from court;
3. Child support/alimony check stub. If the same amount of support is received each time and it is consistent with the child support order, it is not necessary to obtain four weeks of check stubs. If there is any dispute or discrepancy, and the child support is not received on a consistent basis from week to week, four weeks worth of check stubs must be submitted and averaged;

4. Monthly bank statement for those recipients that choose direct deposit for their child support; or

5. A copy of their child support account information from the following website: www.newyorkchildsupportcom.

g.   Worker's Compensation

1. Award letter; or
2. Check stub.

h.   Veteran's Benefits

1. Award letter;
2. Benefit check stub; or
3. Correspondence from the Veteran's Administration.

i.    Military Pay

1. Award letter; or
2. Check stub.

j.    Interest/Dividends/Royalties

1.   Recent statement from bank, credit union or financial institution;
2. Letter from broker;
3. Letter from Agent; or
4. A 1099 or tax return if no other documentation is available.

k.   Income from Rent or Room/Board

1. Letter from roomer, boarder or tenant including the name and address of the tenant, roomer/boarder, the name of the landlord and the amount paid. The letter must be signed and dated; or
2. Check stub.

1.    Support from other Family members
1.   Signed statement or letter from family member.

m.  Self Declaration of Income

1.   CONTRACTOR shall accept a Self-Declaration of Income form found in Attachment A of this section if the applicant has no other way to document his/her income. The form must be completed in full and may only be accepted if no other income documentation is available.

n.   Student Stipends

1.   A letter from the school/organization providing the stipend which must include the amount being given and any restrictions on the use of the money, if any.

o.   Non-Monetary Compensation

1. A letter from the person providing non-monetary compensation, in lieu of wages, including the name of the person providing the service, what service is being provided, the type of compensation being provided (i.e. rent), the value of the compensation on the open market and the name, signature and date of the person providing the compensation.

p.   No income

1. A statement on the application or on the Declaration of No Income form found in Attachment B of this section indicating how the person is supporting him/herself with no income.
2. This form should only be used when a household has no income. It is not to be used if one person in the household has income and one person in the household does not.

5.5 Date of Status

Documentation of date of status (DOS) must be obtained for applicants who indicate they are a qualified immigrant (those who identify as one of the "A" categories in Section D of the Growing Up Healthy or Access New York Health Care application). The date of status shall reflect the date when the person became a qualified immigrant, which is not necessarily the date they entered the country. Acceptable documentation shall include but not be limited to the following:

a) Lawful Permanent Resident
1. Permanent Resident Card (Form 1-551) ("green card");
2. Re-entry permit (Form 1-327);
3. Foreign Passport with an 1-551 stamp showing temporary evidence of Lawful Permanent Residency;
4. Form I-94/the Arrival/Departure Record; or
5. Memorandum of Creation of Lawful Permanent Residence with approval stamp (1-181).

b) Refugee

1. 1-94 Arrival/Departure Record or foreign passport with stamp indicating refugee status under section 207 of the INA coded "Section 207", "Refugee," "RE1," "RE2," "RE3," or "RE4" and date of entry;
2. Determination letter from USCIS or immigration judge stating final approval for refugee status;
3. I - 68 8B Employment Authorization Card annotated "8 C.F.R. 274a. 12(a)(3)";
4. I - 766 Employment Authorization Document annotated A-3;
5. I - 571 (Refugee Travel Document); or
6. 1-551 Permanent Resident Card coded "R-8-6," "RE6," "RE7," "RE8," "RE9."

c) Victims of Trafficking

1. Certification letter (for adults) or eligibility letter (for children younger than 18) issued by the Office of Refugee Settlement. The LDSS worker must call the Trafficking Verification Line at 1-866-401-5510 to verify the letter;
2. 1-94 Arrival/Departure Record coded "T-l," "T-2," "T-3," "T-4" or "T-5" stating admission under Section 212(d)(5) of the INA if status is granted for at least one year; or
3. 1-797 Notice of Action acknowledging receipt of an 1-914, Application for T Nonimmigrant status.

d) Asylee

1. 1-94 showing grant of asylum under section 208 of the INA coded "Section 208" or "asylee";

2. Grant letter/order from the USCIS Asylum Office or immigration judge granting asylum;
3. I - 688B Employment Authorization Card annotated "8 C.F.R. 274a. 12(a)(5)";
4. I - 766 Employment Authorization Document annotated A-5;
5. 1-551 Permanent Resident Card coded AS1, AS2, AS3, AS6, AS7 or AS8; or
6. 1-571 Refugee Travel Document.

e. Granted Withholding of Deportation or Removal

1. 1-94 Arrival/Departure Record or foreign passport stamped "243(h)" or "Section 241(b)(3)";
2. 1-571 Refugee Travel Document;
3. I-688B Employment Authorization Card annotated "8 C.F.R. 274a.l2(a)(10)";
4. 1-766 Employment Authorization Document annotated "A-10"; or

5. Letter/order from USCIS or immigration judge showing the date deportation was withheld under Section 243(h) of the INA as in effect prior to April 1,1997 or removal withheld under Section 41(b)(3) of the INA.

f. Cuban/Haitian Entrant

1. 1-94 Arrival/Departure Record with annotation "Cuban/Haitian entrant" section 212(d)(5) of the INA, CU-6 or CU-7or any other notation indicating "parole" under 212(d)(5) on or after 10/10/80 and satisfactory evidence that the parolee has been a citizen of Cuba or Haiti;
2. 1-551 Permanent Resident Card coded "CU-6," "CU-7," "CH-6," "CN-P," "LB-2," "LB-6" or LB-7;"
3. I-688-B Employment Authorization Card annotated "8 C.F.R. 274a. 12(c)(8)" and satisfactory evidence that the parolee has been a citizen of Cuba or Haiti;
4. 1-766 Employment Authorization document annotated "C-8" and satisfactory evidence that the person has been a citizen of Cuba or Haiti;
5. Order to Show Cause (OSC), I-221S or Notice to Appear (NTA), 1-862 indicating pending exclusion, removal or deportation proceedings and satisfactory evidence that the parolee has been a citizen of Cuba or Haiti; or
6. Any USCIS document indicating^ pending asylum application or filing of 1-589, Application for Asylum, and satisfactory evidence on the document that the person has been a citizen of Cuba or Haiti.

g. Parolees admitted into the United States for at least one year

1. 1-94 with annotation "Paroled Pursuant to section 212(d)(5)" or "parole" or "PIP" or "public interest" with the date of entry and date of expiration indicating at least one year;
2. I - 688B Employment Authorization Card annotated "8 C.F.R. 274a. 12(a)(4)" or 274a.l2(c)(l 1); or
3. 1-766 Employment Authorization Document annotated "A4" or "C-11".

h.   Battered or Subject to extreme cruelty in the U.S.

The term "battered qualified alien" includes the following immigrants described at 8 U.S.C. §1641 c":
1. An alien who has been battered or subjected to extreme cruelty ("abused") in the U.S. by a spouse or parent or by a member of the spouse's or parent's family residing in the same household as the alien;

2. The parent of a battered or abused child; or
3. The child of a battered or abused parent.

There are three additional requirements for obtaining battered qualified alien status: (1) the applicant must have been battered or subjected to extreme cruelty (abuse) in the U.S. by a spouse, parent or by a member of the spouse's or parent's family residing in the same household; (2) there must be a substantial connection between the battery or abuse and the applicant's need for Medicaid; and (3) the applicant must no longer be living with the abuser.

A battered or abused alien may possess a variety of documents that prove or support evidence that the alien has been battered or abused. The following list includes, but is not limited to, acceptable forms of documentation to support battery or abuse. The date of qualified status may be determined from one or more of the following:

1. 1-797 Notice of Action indicating that the alien has an approved 1-3 60 self petition (Do not refer to DVL);
2. 1-797 Notice of Action indicating that the alien has a pending 1-360 self-petition that has established a prima facie case (Do not refer to DVL);
3. Order from the Executive Office for Immigration Review ("EOIR") granting or finding a prima facie case for granting, suspension of deportation or cancellation of removal (Do not refer to DVL);
4. 1-797 Notice of Action indicating that the alien has a pending 1-360 self petition AND credible evidence of battery or abuse (Request alien's permission to refer to DVL);
5. 1-797 Notice of Action indicating the alien is the beneficiary of a pending or approved 1-130 petition and credible evidence of battery and/or abuse (Request alien's permission to refer to DVL);
6. 1-94 coded K3, K4, VI V2 or V3 and credible evidence of battery or abuse (Request alien's permission to refer to DVL);
7. Any other USCIS document indicating the alien has a K or V visa and a pending or approved 1-130 petition with credible evidence of battery or abuse (Request alien's permission to refer to DVL);
8. 1-94 or Foreign passport annotated CR1, CR2, CR6, CR7 with credible evidence of battery or abuse (Request alien's permission to refer to DVL);
9. 1-6 8 8B Employment Authorization Card annotated 274a. 12(a)(9)-children of USC or LPR (K or V visa); 274a.l2(a)(15)-spouses and dependents of LPR (K or V visa); 274a.l2(c)(10)-applicant for suspension of deportation with credible evidence of battery or abuse (Request alien's permission to refer to DVL); or
10. 1-766 Employment Authorization Document annotated A9, A15 or C10 with credible evidence of battery or abuse (Request alien's permission to refer to DVL).

Referral to a domestic violence liaison (DVL): Medicaid-only offices must refer alien applicants and recipients who must demonstrate that they are credible victims of domestic violence to be considered qualified for Medical assistance as "battered aliens" to the DVL for a credibility assessment. Those applicants and recipients who cannot document eligibility in any other category and cannot document that the United States citizenship and Immigration Services (USCIS) or immigration court has determined the immigrant has in fact been subject to battery or extreme cruelty will need to see the district's DVL for a credibility determination. If districts are unable to verify that an acceptable immigration document has been filed with USCIS, districts can accept the alien's written attestation and then refer the alien to an immigration attorney or legal services for assistance. The DVL does not have the authority to determine eligibility for assistance.

i.    Amerasian

1. 1-94 Arrival/Departure Record or Vietnamese passport or exit visa stamped "AMI," "AM2," "AM3," "AM6," "AM7," or "AM8". Derive date entered country from date of inspection on stamp;
2. 1-551 Permanent Resident Card coded "AMI," "AM2," "AM3," "AM6," "AM7" or "AM8;
3. Temporary 1-551 stamp in Vietnamese passport coded "AMI," "AM2," "AM3," "AM6," "AM7," or "AM8;" or
4. 1-571 Refugee Travel Document.

j.    Conditional Entrant (Status granted to refugees before 1980)

1.   1-94 Arrival/Departure Record stamped "Section 203(a)(7)," or otherwise indicating status as a conditional entrant;

2. I-688B Employment Authorization Card coded "274a. 12(a)(3)"; or
3. 1-766 Employment Authorization Document coded "A-3."

k.   Native American born in Canada who is at least 50% Native American

1. 1-94 Arrival/Departure Record coded "S1-3";
2. 1-551 Permanent Resident Card coded "Sl-3";
3. . Temporary 1-551 stamp coded "Sl-3" in a Canadian passport;
4. Tribal document certifying at least 50% American Indian blood as required by Section 289 of the INA or documented member of a federally recognized tribe and satisfactory evidence of birth in Canada, such as a birth or baptismal certificate issued on a reservation, a letter from the Canadian Department of Indian Affairs or school records.

1.    Members of a federally recognized Native American tribe born outside of the U. S.

1. Membership card or other tribal document (i.e. tribal card) membership in a U.S. federally recognized Indian tribe under Section 4(e) of the Indian Self-Determination and Education Assistance Act.

m. Persons on Active Duty in the U.S. Armed Forces:

This category includes aliens who are on current, full-time active duty (other than active duty for training) in a branch of the U.S. Armed Forces (Army, Navy, Air Force, Marine Corps or Coast Guard). Also included are the alien's spouse, un-remarried surviving spouse and unmarried dependent children. Immediate family members must document their relationship to the alien on active duty.

1. Military Identification Card - DD Form 2 (active); or
2. Original or notarized copy of current orders showing the person is on full-time duty in U.S. Armed forces.

n.   Veterans of the U.S. Armed Services or their immediate family members will typically possess and acceptable documentation of date of status may include one or more of the following :

1. Form DD-214, Discharge Certificate, showing "Honorable" discharge and not on account of immigration status and not a character of discharge "Under Honorable Conditions;" or
2. Original or notarized copy of the veteran's discharge papers.

5.6 Date Entered the Country

Documentation of date entered country (DEC), the date the applicant physically entered the country, must be provided for applicants who claim to have arrived in the country earlier than the date the DOS was established. Acceptable documentation shall include but not be limited to the following:

1. prior dated bills;

2. rent receipts; or
3. correspondence with a government agency showing an address for the applicant in the United States.

Note: Documentation of DOS is not required for CHPlus but is required for Medicaid. An applicant does not have to prove DEC separately from DOS unless he/she claims to have arrived in the country earlier than he/she established DOS.

5.7 Dependent Care Costs

Documentation of dependent care costs must be obtained to perform the Medicaid eligibility screen. Documentation of dependent care costs shall include but not be limited to a written statement from a daycare center or other child/adult care provider or a copy of cancelled checks or receipts for dependent care.

5.8 Proof of Pregnancy

Documentation of pregnancy, if applicable, must be obtained to count the pregnant woman as two people in the household. Proof of pregnancy shall include but not be limited to a presumptive eligibility screening worksheet completed by a qualified provider, a statement from a medical professional with expected date of delivery or a WIC Medical Referral form. The CONTRACTOR shall maintain such documentation in the child's enrollment file.

Attachment A
Self-Declaration of Income Form

Attachment A Self-Declaration of Income

Name:	Phone:_____________________
Address:
City, State, Zip:_______________________________________________

Complete only if you have no other means to document your income. Failure to complete this form in full will result in deferral or rejection of your application for Child Health Plus.

Check all boxes that apply to you.

□ I do not get pay checks □ I did not file a tax return last year	□ I do not get pay stubs □ I cannot get a letter from my employer (explain why)

Explain where you work and how you earn your money.
My cash income is $	How often (weekly, monthly etc.,
Social Security Number:________________________
□ I do not have a Social Security Number

Applicants must read the following and sign below

I certify that I have no other way to document the above income and that all of the above information is true and correct. I understand that this information is to be used to determine eligibility for all public health insurance programs. I understand that program officials may verify information on this form. I also understand that if I intentionally misrepresent my income, I may have to repay benefits received and may be subject to prosecution under State law.

Signature of applicant:                                                                                           Date:                                             ;

Facilitators must read the following and sign below

I certify that I asked the applicant about all sources of income received by the household and, before using this form, used best efforts to obtain other possible sources of documentation. The information provided on this form was provided solely by the applicant. I did not modify the information in. any way. I understand that if I intentionally falsified information on this form that I may lose my job and be prosecuted under State law.

Signature of facilitator:                                                                                           Date:

Attachment B

DECLARATION OF NO INCOME FORM

ATTACHMENT B

Health Insurance Program Declaration of No Income

This form should only be used by people who have no source of income to explain how they support themselves and others dependant upon them.

Name:	Phone:_____________________
Address:
City, State, Zip:______________________________________________

Please write a statement below explaining how the person is supported:

Applicants must read and sign the following:

I certify that I have no other way to document the above information and that all of the above information is true and correct. I understand that this information is to be used to determine eligibility for public health insurance programs. I understand that program officials may verify information on this form. I also understand that if I intentionally misrepresent my income, I may have to repay benefits received and may be subject to prosecution under state law.

Signature:                                                                                Date:

SECTION 6
APPLICATION/ENROLLMENT PROCESSING

6.1           Application Cut-off Dates

The CONTRACTOR shall process applications received by the 20th of the month for an enrollment effective date of the first day of the following month. The CONTRACTOR may process applications received after the 20th of the month but before the first of the next month for the first day of the following month or the first day of the subsequent month. If the 20th of the month falls on a weekend or a holiday, the CONTRACTOR shall process applications received by the next business day after the 20th of the month for an enrollment effective date of the first of the following month. In no instance shall the CONTRACTOR determine eligibility later than 45 days after receipt of a complete application. The CONTRACTOR must include, in a case file, evidence of the date an application was received, through a date stamp, and the date of enrollment which shall be subject to audit.

6.2           Enrollment Staff

The CONTRACTOR shall hire and train staff, as necessary, to process applications and recertifications within the timeframes included in this Appendix.

6.3           Enrollment Systems

The CONTRACTOR shall design, maintain and update eligibility determination mechanisms and systems in order to process applications in accordance with this AGREEMENT.

6.4           Subscriber Contract

The CONTRACTOR shall issue a subscriber contract to each enrollee consistent with the current benefit package as defined in section 2 of this Appendix, and as modified and approved by the New York State Department of Health and the State Insurance Department. The subscriber contract shall be subject to the approval of the State Insurance Department and shall meet all appropriate statutory and regulatory requirements imposed by the New York State Departments of Health and Insurance. The Subscriber Contract must include information on how to request a review of the family premium contribution.

6.5           Identification Card

The CONTRACTOR shall issue an identification card to each enrollee that identifies the CHPlus program through use of a, group number. The CHPlus name and/or logo may not be displayed on the card. This card must be mailed to the enrollee within fourteen days of the enrollee's initial enrollment with the CONTRACTOR. The CONTRACTOR must include, in a case file, evidence of the date the card was mailed to the family and shall be subject to audit.

6.6           Notice of Enrollment Decision

The CONTRACTOR must provide each applicant and/or enrollee with a written notice of any eligibility determination, in a form and manner to be developed by the CONTRACTOR and approved by the STATE. Such notice must comply with the provisions of 42 C.F.R. §457.340(e) (1) and (2).

SECTION 7
PRESUMPTIVE ENROLLMENT

7.1        Eligibility for Presumptive Enrollment

Presumptive eligibility provides health care coverage for a child who appears eligible for CHPlus based upon a completed and signed application but is lacking documentation necessary to make a complete eligibility determination. A child may be enrolled presumptively for a maximum of two (2) calendar months from the initial date of enrollment. Necessary documentation shall be accepted by the CONTRACTOR through the last day of the second month of the presumptive eligibility period. Failure to provide all necessary documentation within the two month period shall be cause for disenrollment from CHPlus effective midnight the last day of the month of the presumptive eligibility period. A child that was enrolled, subsequently disenrolled and reapplies for coverage with the same ' health plan may not have another presumptive eligibility period if he/she was previously presumptively enrolled. The only exception to this is that the health plan may enroll a child presumptively because the child's income will increase from Medicaid to CHPlus eligibility levels by the effective date of enrollment. The CONTRACTOR may enroll a child presumptively even if the child has been enrolled presumptively before. The period of enrollment for a child enrolled in CHPlus beyond the presumptive period shall be inclusive of the two month presumptive eligibility period and the child's annual recertification date shall be based on the initial enrollment date.

The CONTRACTOR shall not enroll a child presumptively if the application indicates the child or the child's parent(s) are in the country on a temporary worker (H) visa but does not include documentation of the H visa status.

SECTION 8
TEMPORARY ENROLLMENT

8.1        Eligibility for Temporary Enrollment

The CONTRACTOR shall enroll a child in CHPlus on a temporary basis if the child appears to be eligible for Medicaid at recertification in CHPlus as described in the CHPlus manual.

SECTION 9
RECERTIFICATION

9.1           Annual Recertification

On an annual basis, the CONTRACTOR shall recertify all children enrolled with the CONTRACTOR for CHPlus. eligibility. The CONTRACTOR shall recertify a child whenever they receive a complete application and supporting documentation, regardless of when it is submitted.

9.2           Recertification Application

The CONTRACTOR shall use the STATE'S CHPlus recertification application to recertify children. The CONTRACTOR shall include the CHPlus recertification application with its recertification notice enrollees.

The CHPlus recertification application shall not be submitted to a LDSS if the child(ren) appears Medicaid eligible. In those cases, a Growing Up Healthy or Access New York Health Care application is required.

The CONTRACTOR shall process a Growing Up Healthy or Access New York Health Care application received in the mail in lieu of the CHPlus recertification application if the information required for renewal is provided.

9.3           Recertification Notification

The CONTRACTOR shall send the family written notice of the child's need to recertify for CHPlus 90 days prior to the end of the child's 12 month coverage period unless the CONTRACTOR receives approval from the STATE to use a different method for notification. The CONTRACTOR shall submit to the STATE for approval a draft of the recertification letter or other written notification and any subsequent changes, other than changes to the recertification due date.

9.4           Information in the Recertification Notification Letter

The CONTRACTOR shall advise the family, via the recertification letter, that the recertification application and all required documentation must be received by the CONTRACTOR one month prior to the end of the child's 12 month coverage period to avoid the risk of a lapse in coverage. However, the CONTRACTOR shall accept and process a recertification application received up through the last day of coverage. If the last day of the month falls on a weekend or holiday, the CONTRACTOR must process applications received by the next business day for coverage effective the first of the following month.

9.5           Review of the Recertification Application

The CONTRACTOR shall review the recertification application and documentation within 10 business days from the date of receipt of the recertification application.

9.6           Documenting Income at Recertification

The CONTRACTOR shall give each parent and/or legally responsible adult who is a member of the child(ren)'s household and whose income is available to the child(ren), the option to provide their social security number in lieu of income documentation. If the parent/ responsible adult chooses not to provide their social security number(s), the CONTRACTOR shall collect appropriate income documentation.   The CONTRACTOR shall not require the provision of social security numbers as a condition of a child's enrollment or eligibility for the program.

9.7 Documentation of Residence at Recertification

The CONTRACTOR shall not require documentation of residence at recertification for CHPlus. The CONTRACTOR shall accept the address provided on the recertification application as the enrollee's attestation of his/her current address.

9.8 Presumptive Recertification Period

The CONTRACTOR shall provide a two-month presumptive period at recertification for enrollees who appear CHPlus eligible but are missing documentation or certain sections of the application are incomplete as noted in the chart set forth in Attachment A of this section. The CONTRACTOR shall disenroll the child effective the first day of the month following the two month presumptive period if the CONTRACTOR does not receive the missing documentation and/or information by the end of the presumptive period. The CONTRACTOR shall send the family a written notification regarding the missing documentation and/or information and potential disenrollment from CHPlus if the information is not received by the end of the presumptive period. A child may have a presumptive recertification period on an annual basis, even if he/she was initially presumptively enrolled.

9.9 Temporary Recertification Period

If the CONTRACTOR receives a completed recertification application with or without all required documentation, and the child appears eligible for Medicaid, the CONTRACTOR shall enroll the child temporarily in CHPlus.   The CONTRACTOR shall comply with requirements in the CHPlus manual regarding temporary enrollment and required notification.

9.10 Late Recertification Applications

If a recertification application and/or required documentation is submitted after the child's recertification date (the last day of the 12th month of coverage) but before the 20th of the next month or before the CONTRACTOR'S cut off date, which shall be no later than the end of the month following the recertification date, the CONTRACTOR shall recertify the child in the CHPlus program without a new application. The enrollee will have a one-month lapse in coverage but will not be required to reapply to the program.

9.11 Recertification and Changing Plans

If the CONTRACTOR receives a recertification application, processes it and enters information into the KIDS system before the 16th day of the last month of the child's coverage period, the child will remain with the CONTRACTOR'S plan and no other plan may enroll the child for the next month.

If by the 16th day of the last month of the child's coverage, the CONTRACTOR has not reenrolled the child in CHPlus and entered the necessary data into the KIDS system, that child may be enrolled by another health plan based upon a new application, effective the first day of the month after the child's last month of coverage. The CONTRACTOR must affirmatively disenroll the child after the coverage period ends.

If a CONTRACTOR receives a complete recertification application for a child, including documentation, by the last day of the child's coverage period, and the child has not submitted an application to another health plan, the CONTRACTOR may still process the recertification application. This information must be submitted to the KIDS system no later than the 10th business day of the following month in order for the CONTRACTOR to receive payment for the child in that month.

If a family submits both a recertification application to the CONTRACTOR and a new application to another health plan, the first plan to submit recertification or initial enrollment information to the KIDS system on or after the 16th day of the last month of the child's coverage period (12th month) will be allowed to enroll the child.

9.12     New Child Added at Recertification

If a CONTRACTOR receives a completed recertification application from a family that includes an additional child not currently enrolled in CHPlus, the CONTRACTOR shall process the application for the existing enrollees only. The CONTRACTOR shall not enroll new child(ren) until the CONTRACTOR receives from the family a completed Growing up Healthy or Access New York Health Care application for the new child(ren). The CONTRACTOR must send a blank Growing Up Healthy or Access New York Health Care application and a letter to the family informing them that the child may not be enrolled until the application is completed and required documentation for the new child is received. When the CONTRACTOR receives the application for the new child, the CONTRACTOR shall use that income to determine eligibility for all children on the application.

If a CONTRACTOR receives a completed recertification application that provides a social security number in lieu of documentation along with a completed application for a new child(ren), the CONTRACTOR shall use the documented income from the new application to assess the eligibility of both children.

If the children are eligible for subsidized CHPlus coverage, the CONTRACTOR shall move the effective date of children already enrolled to match the recertification date of the newly enrolled children.

If the children appear Medicaid eligible, the CONTRACTOR shall follow the procedures for temporary enrollment in section 8 of this Appendix and the CHPlus manual.

If the newly applying child(ren) are not eligible for subsidized CHPlus coverage because household income is too high, the CONTRACTOR shall only enroll the child(ren) if the family pays the full premium amount. The currently enrolled child's coverage will not be affected by the increase in income because CHPlus coverage is continued for 12 months.

9.13   Applicant Provides Range of Income on Recertification Application

If a CONTRACTOR receives a recertification application that provides a range of income along with the relevant social security numbers in lieu of documentation of income, the CONTRACTOR shall use the low end of the range to determine eligibility. The CONTRACTOR must send the family a letter informing them the child has been recertified presumptively for a two month period and that for the child to remain enrolled beyond that date, a specific dollar amount of the household income must be provided within the two months. The CONTRACTOR must send the family a copy of the recertification application and request that the family add the specific income, initial and date the information and submit the application back to the CONTRACTOR within the required timeframe.

9.14     Incomplete Recertification Application

In order for the CONTRACTOR to process an incomplete recertification application and enroll a child presumptively in accordance with section 9.8, the family is required to provide certain information on the application but may leave certain sections blank (specified below and organized by section of the CHPlus Recertification Application). The CONTRACTOR shall collect information in accordance with the chart found in Attachment A of this section, and then process applications in accordance with section 9.8, if appropriate.

If a recertification application is missing information and the child is not enrolled presumptively, the CONTRACTOR must return the original application to the parent/guardian for completion. If the application is not completed and returned by the last day of the month prior to the end of the 12 month coverage period, the CONTRACTOR must disenroll the child effective the first day of the month following the 12 month coverage period.

ATTACHMENT A
INCOMPLETE CHILD HEALTH PLUS HEALTH INSURANCE RENEWAL FORM

ATTACHMENT A INCOMPLETE CHILD HEALTH PLUS HEALTH INSURANCE RENEWAL FORM

Section on Recert Application	Must be Returned/ App Not Processed	Can be Left Blank/ Presumptive Recert	Can be Left Blank/ Process Application
About You
Contact Info
First Name	X
Middle Initial			X
Last Name	X
Primary Lang.			X
Daytime Phone			X
Other Phone			X
Home Address
Street Address	X
Apt. Number			X
City	X
State	X
Zip Code		X1	X1
County		X1	X1
Mailing Address
Street Address		X1	X1
Apt. Number		X1	X1
City		X1	X1
State		X1	X1
Zip Code		X1	X1
County		X1	X1
About Your HH
Name of HOH	X
DOB			X
Pregnant			X
Renewing CHPlus			X
SS#			X
Names of Others in HH	X
Relationship to HOH	X

1 As long as this information can be determined from information already available at the CONTRACTOR. If the applicant reports a different mailing address than the one in the enrollee's file, the child shall be presumptively enrolled for two months while the information is obtained.

Section on Recert Application	Must be Returned/ App Not Processed	Can be Left Blank/ Presumptive Recert	Can be Left Blank/ Process Application
Household Income
Name	X
Social Security #			X2
Income Source		X
Amount Rec'd	X3		X3
How Often	X3		X3
No Income	X4		X4
Child/Dependent Care and Other Expenses
Dependent Care
Name of Person		X5	X5
Amount Paid		X5	X5
Frequency		X5	X5
Health Insurance
Name of Person		X5	X5
Amount Paid		X5	X5
Frequency		X5	X5
Other Changes Since Last App
Health Insurance
Name	X6		X6
Children Covered	X6		X6
Insurance Co.	X6		X6
Group/Policy #
Public Employee	X6		X6
Immigration Status
Name of Child	X6		X6
Immigration Status	X6		X6

[2]	If left blank, must document income.
[3]	May be left blank if family supplied documentation but failed to write information on the application.
[4]	If family has no income and left the no income section blank but submitted the Declaration of No Income form, the application shall be processed.
[5]
If the whole is section left blank, the application shall be processed. If applicant answers part of the question, child(ren) shall be enrolled for a two month presumptive period while other information is obtained.

[6]
If the whole section is left blank, the application shall be processed. If applicant answers part of the question, the application cannot be processed and must be returned for completion as these questions directly impact program eligibility.

SECTION 10
FAMILY PREMIUM CONTRIBUTION

10.1 Family Premium Contribution

The CONTRACTOR shall collect from subscribers any required family premium contribution. There is no family premium contribution for children whose gross household income is less than 160 percent of the non-farm federal poverty level or for children who are American Indians or Alaskan Natives (AI/AN) whose gross household income is less than 250 percent of the non-farm federal poverty level.

The family premium contribution for children whose gross household income is between 160 percent and 222 percent of the non-farm federal poverty level is $9 per child, with a family maximum of $27 per month.

The family premium contribution for children whose gross household income is between 223 percent and 250 percent of the non-farm federal poverty level is $15 per child, with a family maximum of $45 per month.

The family premium contribution for children whose gross income is more than 250 percent of the non-farm federal poverty level varies by health plan, subject to the approval of the New York State Departments of Insurance and Health.

10.2 Family Premium Contribution Notice

The CONTRACTOR shall mail a bill for the family premium contribution 60 days prior to the first day of the month of coverage with the exception of the first month of coverage when the family premium contribution shall be collected at the time of application and the second month of coverage for which the CONTRACTOR shall mail the bill prior to the start of the second month of coverage. The bill shall indicate that the required family contribution is due on the last day of the month prior to the month of coverage.

10.3  Family Contribution Due Date and Disenrollment

The CONTRACTOR shall not disenroll the child as long as the required family contribution is received by the last day of the month of coverage. This applies to every month of coverage including the month in which a child is due to recertify. The CONTRACTOR shall disenroll the child effective the first day of the month following the month of coverage if payment is not received by the last day of the month of coverage. The CONTRACTOR shall not retroactively disenroll the child if the family contribution is not received by such date. The CONTRACTOR shall absorb the loss of the family contribution for that month and shall pay for covered health care services provided to the enrollee during that month. The STATE shall pay the applicable subsidy payment to the CONTRACTOR for the month of coverage.

The grace period described above does not apply to non-subsidized enrollees. The CONTRACTOR may choose to offer a grace period to this population as long as the CONTRACTOR agrees to absorb the loss of the one month of premium and pays for covered health care services provided to the enrollee during that month. Under no circumstances shall the CONTRACTOR retroactively disenroll the child if the family premium contribution is not received within the grace period. If the CONTRACTOR elects not to provide a grace period for non-subsidized enrollees, the CONTRACTOR shall disenroll the child at the end month which the child is paid.

10.4     Collection of the Family Premium Contribution

The CONTRACTOR shall be responsible for collecting the family premium contribution on behalf of an enrolled child or children.

10.5     Requests for Review of the Family Premium Contribution

a. The CONTRACTOR shall provide enrollees with an opportunity to show that the family income has declined prior to disenrollment for failure to pay the required family premium contribution.
The CONTRACTOR shall include in its subscriber contract a notice to families that provides the following information:

1. If their income or household size has changed which may result in a revision to the required family premium contribution, they may request a review of such change by filling out a form which shall be available by calling the CONTRACTOR'S 800 number or the Child Health Plus Hotline (1-800-698-4543).

2. Documentation of their new income or household size must be submitted along with the form so the CONTRACTOR is able to reevaluate the required family premium contribution. CONTRACTOR must include, in its subscriber contract, an explanation of the income documentation requirements for a change in household income.

3. The family may receive assistance with their request for review or receive a chart of CHPlus income levels by calling the CONTRACTOR'S 800 number or the Child Health Plus Hotline (1-800-698-4543).

b. If the CONTRACTOR receives the form requesting a review of the family premium contribution, including the required income documentation, the CONTRACTOR shall:

• Screen the potential enrollee for Medicaid or CHPlus eligibility; and

• Within 10 business days, send the family a written notice of the results of the review, including information regarding any required family contribution. The CONTRACTOR may provide this information to a family by telephone in addition to in writing.

c. If the enrollee screens potentially eligible for Medicaid, the CONTRACTOR shall follow the procedures for temporary enrollment in accordance with section 8 of this Appendix and the CHPlus manual. CONTRACTOR shall also comply with the following procedures:

1. If the LDSS-determines the enrollee is ineligible for Medicaid based on the revised income, the CONTRACTOR must notify the enrollee of his/her continued enrollment in CHPlus and the amount of his/her required family premium contribution once the CONTRACTOR is notified of such determination by the LDSS.

2. If the review results in no change to the required family premium contribution, the CONTRACTOR must notify the family of such within 10 business days from receipt of the form and require payment of the family premium contribution by the end of the month of coverage as required by sections 10.2 and 10.3. If the CONTRACTOR does not receive payment by the last day of the month, the CONTRACTOR must disenroll the child effective the last day of that month.

3. If the review results in a lower family contribution, the CONTRACTOR must notify the family of the lower contribution within 10 business days from receipt of the form and apply the new amount to coverage beginning the first day of the subsequent month. The

CONTRACTOR must also notify the family that the bill they receive for the following month's coverage may be incorrect and they should pay the new amount provided in the notice. If the CONTRACTOR does not receive payment by the last day of the month of coverage, the CONTRACTOR must disenroll the child effective the last day of that month.

4. If the income review results in no family contribution, the CONTRACTOR must notify the family within 10 business days from receipt of the form that they are no longer required to make a family premium contribution. The CONTRACTOR must also notify the family that the bill they receive for the following month's coverage may be incorrect and that they should disregard that bill and any further bills received.

5. If the CONTRACTOR receives a request for review that does not include the required income documentation, the CONTRACTOR must notify the family that the review will not be performed until the missing documentation is received. If the missing documentation is received within one month from the date of the notice, the CONTRACTOR shall keep the child(ren) enrolled and process the review for the next month. If the missing income documentation is not received within the one month period, and the family premium contribution is not paid by the end of the month of coverage for which a family premium contribution is due, the CONTRACTOR shall disenroll the child(ren) at the end of that month of coverage and the family must reapply for coverage using a new application.

10.6 Disenrollment Notice and Disenrollment for Failure to Pay the Family Premium Contribution

If the CONTRACTOR does not receive the appropriate family premium contribution by the first day of the month before the month of coverage, the CONTRACTOR must send a disenrollment notice to the enrollee's family approximately 15 days prior to the beginning of the month of coverage. The notice must state that the child will be disenrolled if payment is not received by the last day of the month of coverage. If the CONTRACTOR has not received the required family premium contribution by the last day of the month of coverage, the CONTRACTOR shall disenroll the enrollee effective the last day of the month of coverage and an additional disenrollment notice by the CONTRACTOR is not required. If the CONTRACTOR receives the payment for the enrollee by the last day of the month of coverage, the CONTRACTOR must continue CHPlus coverage for the enrollee.

10.7 American Indians/Alaskan Natives

The CONTRACTOR shall exempt eligible American Indians or Alaskan Natives whose gross household income is less than 250% of the non-farm federal poverty level from family premium contributions set forth in this section. To determine whether an eligible child is an American Indian or Alaskan Native for purposes of the exemption, the CONTRACTOR is required to collect at least one of the following documents:

• Identification card from the Bureau of Indian Affairs, Tribal Health, Resolution, Long House or Canadian Department of Indian Affairs.

• Documentation of roll or band number.

• Documentation of parents' or grandparents' roll or band number together with the applicant's birth certificate or baptismal record indicating descendence from the parent or grandparent.

• Notarized letter from a federally or state recognized American Indian/Alaska Native Tribe or village office stating heritage.

• A birth certificate indicating heritage.

The child may be enrolled presumptively if the above documentation is missing but is required to pay the required family premium contribution based on income until the documentation of American Indian/Alaskan Native status is provided. Once the parent/guardian provides documentation of the American Indian/Alaskan Native status, the CONTRACTOR shall refund the family premium contribution to the family and submit a billing adjustment to the STATE for the difference.

10.8 Cost Sharing

The CONTRACTOR shall not charge an enrollee any amount other than the required family premium contribution.

SECTION 11
REQUIRED NOTICES

11.1 Information to Potential Applicants, Applicants and Enrollees

The CONTRACTOR shall provide the following information to potential applicants, applicants and enrollees in accordance with guidance issued by the STATE:

• The types of benefits and amount, duration and scope of benefits available;
• Information concerning cost sharing under the program;
• The names and locations of current participating providers;

• A description of the procedures relating to an enrollment cap or waiting list including the process for deciding which children will be given priority for enrollment, how children will be informed of their status on a waiting list and the circumstances under which enrollment will reopen, if an enrollment cap or waiting list is in effect;

•   Information on physician incentive plans; and

• Review processes available.

Information must be provided in a linguistically appropriate manner and written materials must be available in alternative formats such as large print, Braille or audio/video cassette.

11.2 Public Schedule

The CONTRACTOR shall distribute a public schedule in accordance with guidance issued by the STATE, which contains the following information:

• Current family premium contribution levels;
• Enrollee groups subject to the family premium contribution;
• Cumulative cost-sharing maximums;
• Mechanisms for making payments for required family premium contributions; and
• The consequences for an applicant or enrollee who does not pay the required family premium contribution, including disenrollment protections.

The public schedule must be available to: enrollees at the time of enrollment and recertification and when cost-sharing charges and cumulative cost-sharing maximums are revised; applicants at the time of application and the general public upon request. If the public schedule is given at the time of application, it does not have to be given again at enrollment.

11.3 Application and Eligibility Requirements

At the time of application, the CONTRACTOR must inform applicants, in writing and orally if appropriate, about the application and eligibility requirements, the time frame for determining eligibility and the right to review eligibility determinations in accordance with guidance issued by the STATE. The CONTRACTOR must provide written notice of eligibility determinations to all applicants.

11.4 Full Medicaid Eligibility Determination

At the time of application, the CONTRACTOR must inform each applicant about their right to a full Medicaid eligibility determination in a form and manner to be developed or approved by the STATE.

11.5 Medicaid Spend Down Program

At the time of application, the CONTRACTOR shall inform each applicant about the medically needy spend down program in a form and manner to be developed or approved by the STATE.

11.6  Impartial Review

The CONTRACTOR must inform applicants and enrollees of the opportunity to have an impartial review of a denial of eligibility, the CONTRACTOR'S failure to make a timely eligibility determination and suspension or termination of enrollment, including disenrollment for failure to pay a family contribution. The CONTRACTOR shall inform the applicant or enrollee of their right to an impartial review and the process to be followed to request such a review in accordance with guidance issued by the STATE.

SECTION 12
DISENROLLMENT

12.1 Enrollee Initiated Disenrollment

Enrollees may request disenrollment for any reason at any time.

12.2 Processing Disenrollment Requests

If the enrollee requests disenrollment, the CONTRACTOR shall promptly process the request effective the first day of the month following receipt of the enrollee's request or effective on a future date if requested by the enrollee. The CONTRACTOR shall update the KIDS system to reflect the disenrollment in accordance with procedures defined by the STATE.

12.3 CONTRACTOR Initiated Disenrollment

The CONTRACTOR shall disenroll an enrollee under any of the following conditions:

a. Enrollee fails to pay family premium contribution as described in section 16 of this Appendix;
b. Enrollee becomes enrolled in Medicaid;
c. Enrollee fails to apply for Medicaid coverage within the two month temporary enrollment period;
d. Enrollee gains access to a state health benefits plan or becomes enrolled in other health insurance;
e. Enrollee fails to comply with documentation requirements at the end of the two month presumptive or presumptive recertification period;
f. Enrollee fails to recertify his or her eligibility prior to the 12 month enrollment period;
g. Enrollee reaches age 19. In this case, the enrollee shall be disenrolled on the first day of the month following his/her 19th birthday;
h. Enrollee moves outside the CONTRACTOR'S service area;
i. Enrollee is enrolled based on fraudulent information or documentation;
j. Enrollee becomes an inmate of a public institution as defined at 42 CFR §435.1009 or a patient in an institution for mental diseases, as defined at 42 CFR §435.1009;
k. Enrollee dies.

The CONTRACTOR shall disenroll a child for reasons b, d, h, i, j and k (defined above) effective the first day of the month following the CONTRACTOR'S receipt of the information. Under no circumstance shall the CONTRACTOR retroactively disenroll a child.

The CONTRACTOR shall not disenroll a child because of an adverse change in the enrollee's health status, or because of the enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the enrollee's special needs (except where continued enrollment in the CONTRACTOR'S plan seriously impairs the CONTRACTOR'S ability . to furnish services to either the enrollee or other enrollees).

12.4 CONTRACTOR'S Liability

The CONTRACTOR is not responsible for providing benefits set forth in section 2 of this Appendix after the effective date of disenrollment, except as hereinafter provided:

The CONTRACTOR shall be liable for the cost of a hospital stay for an enrollee who is admitted to the hospital prior to the effective date of disenrollment in the CONTRACTOR's plan and who remains hospitalized on the effective date of disenrollment. The CONTRACTOR'S liability shall end when the former enrollee is transferred to a different level of care in the same facility or to a new facility.

12.5 Notice of Disenrollment

The CONTRACTOR shall provide written notice to the enrollee about his or her pending disenrollment in accordance with section 10.6 of this Appendix.

The CONTRACTOR shall provide final notice of disenrollment in addition to any other notice sent to the enrollee's family. Such final notice must be provided no earlier than 15 days prior to the effective date of disenrollment. The notice must include the reason that the enrollee will be terminated including, but not limited to, failure to complete the recertification process, failure to comply with the documentation requirements for presumptive eligibility within two months, failure to complete the Medicaid application process within two months if temporarily enrolled, the child is dually enrolled in CHPlus and Medicaid,   failure to pay the family premium contribution, the child is enrolled with more than one CHPlus health plan, the child obtains other health insurance coverage making him/her ineligible for CHPlus coverage or the child ages out of the program. The notice must include the date by which the plan must receive a response and necessary information to remain enrolled beyond the date of disenrollment noted in the letter. The notice must inform the family how to re-apply for coverage in the event that the child is disenrolled and that if a new application is received by the 20th of the month following the termination, coverage will be reinstated on the first day of the following month.

SECTION 13
FACILITATED ENROLLMENT RESPONSIBILITIES

13.1 Interaction with Community-Based and Other Health Plan Facilitators

The CONTRACTOR shall work with other facilitators regardless of whether the CONTRACTOR elects to perform facilitated enrollment, as follows:

A CONTRACTOR shall:

• Accept and process applications set forth and defined in Section 1 of this Appendix, received from community-based and health plan facilitators.

• Provide feedback to facilitated enrollment lead organizations and health plan facilitators, as appropriate, regarding incomplete or incorrect applications.

• Provide material about the health plan, including provider directories, to facilitated enrollment lead organizations as specified by the STATE.

• Provide the names and addresses of all facilitators in the plan's area to applicants that are referred to them.

• Provide facilitators with the status of CHPlus applications.

• Provide facilitators with a contact person to receive applications and coordinate with organizations in developing a process and schedule for the acceptance of applications.

13.2 New Facilitated Enrollment Activities

Prior to commencement and/or expansion of the CONTRACTOR'S facilitated enrollment activities, the CONTRACTOR shall:

a. Establish policies satisfactory to the STATE regarding the processing of applications, communications, contact persons and interactions with health plans, if applicable.

b. Provide schedules of sites and times, staffing and facilitated enrollment locations for STATE approval.

c. Ensure that all facilitators have undergone the required training.

d. Submit a written protocol between the CONTRACTOR and the appropriate LDSS for STATE approval.

e. Submit the CONTRACTOR's written internal quality assurance protocol for facilitated enrollment for STATE approval.

A CONTRACTOR that performs facilitated enrollment for the Medicaid and CHPlus programs shall meet the following requirements:

13.3 Service Area

The CONTRACTOR shall provide facilitated enrollment for children in each county of the CONTRACTOR'S CHPlus service area in a manner approved by the STATE. The CONTRACTOR is not required to dedicate full time facilitators in each county of their service area but shall have the service available in every county of their service area.

13.4     Accessible and Convenient Sites

The CONTRACTOR shall provide enrollment facilitation services at sites that are accessible and convenient to the population being served. The CONTRACTOR shall provide services in a wide range of sites that attract as many families as possible, including vulnerable and hard-to-reach populations. The CONTRACTOR shall provide the STATE with a list of the fixed sites at which it intends to offer facilitated enrollment, including the days and hours during which facilitators will be available at the sites. The CONTRACTOR shall report monthly all changes in enrollment sites including changes in the days and hours of operation of ongoing sites and on new sites or those no longer available. The CONTRACTOR shall report to the STATE all changes in the site schedule by the 20th day of the month preceding the change. Nothing herein shall prevent the CONTRACTOR from offering facilitated enrollment at additional sites not provided on the above referenced list, or if circumstances warrant, from modifying the previously scheduled fixed enrollment facilitation activities.

13.5 Hours of Operation

In addition to weekday hours, the CONTRACTOR shall provide facilitated enrollment services • during early morning, evening and/or weekend hours.

13.6 Staffing

The CONTRACTOR shall limit staff involved in the facilitated enrollment process to the following:

1. 150 full time equivalents (FTEs) for health plans in New York City;
2. 75 FTEs for health plans that serve counties outside of New York City; and
3. 225 FTEs for health plans that serve both New York City and counties outside of New York City, with no more than 150 operating in New York City.

13.7 Culturally and Linguistically Appropriate Staff

The CONTRACTOR shall ensure that facilitators are culturally and linguistically reflective of the population being served.

13.8 Compliance with Local Department of Social Services (LDSS) Procedures

The CONTRACTOR shall comply with procedures that have been developed by the STATE to assure that facilitators are authorized to perform the Medicaid face-to-face interview.

13.9 Functions of Facilitators

The CONTRACTOR shall perform the following functions:

• Assist families in completing the applications set forth and defined in Section 1 of this Appendix;

• Screen children for Medicaid or CHPlus program eligibility, as appropriate;

• Explain documentation requirements for Medicaid and CHPlus and assist families in obtaining such documentation;

• Complete the face-to-face interview for Medicaid in accordance with Medicaid requirements, policies and procedures. For those LDSS offices that do not delegate the face-to-face interview to the facilitator, the facilitator shall act as the applicant's authorized representative at the interview with LDSS staff.

• Follow-up with applicants and families to complete the application process;

• Educate families about managed care and how to access benefits in a managed care environment including (1) the role of the Primary Care Provider (PCP) and (2) the benefits of preventive care. This includes the responsibility to distribute brochures and information developed by the STATE about managed care and how to access benefits in a managed care environment;

• Assist families in selecting either a Medicaid managed care or CHPlus health plan. As part of this function, facilitators are required to
(1) inquire about existing provider relationships, (2) identify the health plans in which such providers participate to the extent such information is available to the CONTRACTOR, and (3) describe the full choice of health plans available to the family. The CONTRACTOR shall ensure that information is available about providers who participate in each health plan's product that is available in the applicant's service area;

• Distribute to potential enrollees at the time of application, informational materials including brochures developed by the STATE to explain insurance coverage options available through the Medicaid and CHPlus programs and various other public programs designed to support self-sufficiency;

• Provide applicants with information about the right to complain to the LDSS or health plan about eligibility determinations; Verbally inform each family with a Medicaid eligible child about the availability of services under the Medicaid Child/Teen Health Plan;

• Provide information on other State programs such as Healthy New York, for which applicants may be eligible;

• Provide applicants with general counseling on the potential for Medicaid spenddown, when appropriate. An applicant whose income is above the Medicaid level, but who has on-going medical needs, may benefit from spenddown as their monthly income may be reduced by their monthly medical expenses to a level that makes them eligible for Medicaid; and

• Refer to the LDSS, those applicants who indicate they are blind or disabled and who do not appear Medicaid eligible. The facilitator will provide the applicant with information about the potential benefit of a full Medicaid assessment by the LDSS.

13.10 Application Review Procedures/Quality Assurance

The CONTRACTOR shall review all applications for quality and completeness prior to submission to the appropriate entity responsible for determining Medicaid or CHPlus eligibility. The CONTRACTOR shall establish procedures necessary to perform the quality reviews, approved by the STATE, including mechanisms for identifying and rectifying deficiencies.

13.11 Transmitting Information

The CONTRACTOR shall comply with the appropriate LDSS protocols and procedures established for transmitting a child's Medicaid managed health care plan choice directly to the LDSS or enrollment brokers where applicable.

13.12    Submitting Applications to LDSS and other CHPlus Health Plans

The CONTRACTOR shall submit completed applications to the appropriate LDSS or CHPlus health plan. The CONTRACTOR must follow the written protocols for the appropriate LDSS, including the delivery and processing of completed applications in accordance with SDOH Administrative Directives (ADM) 00 OMM/ADM-2 included in Attachment A of this Section.

13.13    Services for Visually or Hearing Impaired Applicants

The CONTRACTOR shall have mechanisms in place to communicate effectively with applicants who are vision or hearing impaired,- e.g. the services of an interpreter, including sign language assistance for applicants who require such assistance, telecommunication devices for the deaf (TTY) etc. The STATE does not expect the CONTRACTOR to have such devices in every community office but must have such mechanisms available when requested.

13.14 Application Follow-Up

The CONTRACTOR shall collect documentation required for a pending Medicaid application. The CONTRACTOR shall follow up on the status of all pending Medicaid applications with the appropriate LDSS on a monthly basis. Follow up shall begin on or about two months from the submission of a completed Medicaid application, including documentation.

The CONTRACTOR shall also follow up on CHPlus applications with the appropriate health plans to ensure applications are being processed.

13.15 Recertification

The CONTRACTOR may assist families of children enrolled in Medicaid or CHPlus in recertifying for those programs prior to the expiration of their 12-month enrollment period when an enrollee seeks a facilitator's assistance with renewal. Such assistance shall be provided in accordance with LDSS established protocols. The facilitator may provide assistance in completing the recertification application and any required documentation and return it to the enrollee for submission.

13.16 Training Programs

The CONTRACTOR shall ensure that all facilitators participate in the STATE-sponsored training program or other training required by the STATE. The CONTRACTOR must ensure that its facilitators are trained either by the STATE or by the CONTRACTOR prior to providing assistance. The CONTRACTOR shall provide ongoing program updates, training support and technical assistance to facilitators through regularly scheduled sessions.

13.17 Confidentiality Issues

The CONTRACTOR shall maintain confidentiality of applicant and enrollee information in accordance with protocols developed by the CONTRACTOR and approved by the STATE. Information obtained on the Growing Up Healthy, Access New York Health Care or Medicaid or CHPlus Health Insurance Renewal Form and information concerning the determination of eligibility for Medicaid may be shared by the CONTRACTOR, its subcontractors and the programs and agencies identified in Section H of the Application, provided that the applicant has given appropriate written authorization on the application and provided that the release is for the purposes of determining eligibility or evaluating the success of the program.

The CONTRACTOR agrees that there will be no further disclosure of Medicaid Confidential Data (MCD) without prior, written approval of the New York State Department of Health, Medicaid Confidentiality Data Review Committee (MCDRC). The CONTRACTOR shall require and ensure that any approved agreement, contract or document contains a statement that the subcontractor or other party may not further disclose the MCD without the prior written approval of the New York State Department of Health, MCDRC. The CONTRACTOR shall assure that all persons performing activities under this contract receive appropriate training in confidentiality and that procedures are in place to sanction any such person for violations of confidentiality.

Upon termination of this AGREEMENT for any reason, the CONTRACTOR shall ensure that program data reporting is complete and shall certify that any electronic or paper copies of MCD collected or maintained in connection with this AGREEMENT have been removed and destroyed.

13.18 Federal and State Law Compliance

The CONTRACTOR shall comply with any applicable federal or State law, regulation and administrative guidance issued by the STATE which may supplement or supersede the provisions set forth in this AGREEMENT.

13.19 Site Visits

The CONTRACTOR shall cooperate with STATE monitoring efforts, including unannounced site visits.

13.20 Termination of Responsibilities

The CONTRACTOR may terminate its facilitated enrollment responsibilities under this AGREEMENT by providing at least 60 days written notice to the STATE. The STATE may immediately suspend or terminate facilitated enrollment responsibilities for due cause. Termination of facilitated enrollment responsibilities under this section shall result in removal of the CHPlus premium add-on associated with those functions.

Section 13 Attachment A

00 OMM/ADM 2
FACILITATED ENROLLMENT OF CHILDREN INTO MEDICAID, CHILD HEALTH PLUS AND WIC

STATE OF NEW YORK
DEPARTMENT OF HEALTH

Corning Tower   The Governor Nelson A. Rockefeller Empire State Plaza  Albany, New York 12237

Antonia C. Novello, M.D., M.P.H Commissioner			Dennis P. Whalen Executive Deputy Commissioner
To: Commissioners of Social Services			Division: Office of Medicaid Management Date: May 4, 2000
Subject: Facilitated Enrollment of Children into Medicaid, Child Health Plus and WIC
Suggested Distribution:	Commissioners Medicaid Directors Medicaid Staff Managed Care Staff Staff Development Coordinators
Contact Person:	Medicaid Local District Liaison: (518) 474-9130 New York City Representative: (212) 268-6855 Managed Care County Relations Staff: (518) 473-1134
Attachments:	Attachment I: DOH-4133 (Growing Up Healthy Application) Attachment II: DOH-4134 (Growing Up Healthy Documentation Checklist) Attachment III: Statewide List of Facilitated Enrollees
FILING REFERENCES
Previous ADMs/INFs	Releases Cancelled	Dept. Regs	Soc. Serv. Law & Other Regal Ref.	Manual Ref.	Misc. Ref
98 OMM/ADM-3 91 ADM-28 91 ADM-18	98 OMM/ADM-3	360-2.1 360-2.2 360-2.4	PL 105-33 Public Health Law Section 2511 (9)

Date: May 4, 2000
Trans. No.  00  OMM/ADM - 2

Page No. 2
I. PURPOSE

The purpose of this Office of Medicaid Management/Administrative Directive (OMH/ADM) is to:

- advise local social services districts (LDSS) of the requirement to coordinate their application processes with approved community-based organizations contracting Kith the Department to provide "facilitated enrollment" assistance to families in applying for Medicaid, Child Health Plus (CHPlus) and the Special Supplemental Food Program for Women, Infants, and Children (KIG) for their eligible children? and,

- introduce the revised DOH-413 3, Growing Up Healthy Application.

II.   BACKGROUND

In 1997, the U.S. Congress passed the Balanced Budget Act (BPA), Public r>aw 105-3 3, which contains several provisions relating to children's health care coverage.  These provisions, including the newly created Title XXI of the Social Security Act, contain the framework for states to establish state child Health Insurance Plans (SCHIPs), to vastly expand outreach and enrollment efforts for both Medicaid and the new SCHIPs, and to foster close coordination between the two programs, Enhanced federal financial participation is available for these efforts,

Hew York State has had its own children's health insurance program since 1990. This program, child Health plus (CHPlus), contracts with private insurers to supply- low-cost or free health insurance to low income children.  The BBA recognized New York's CHPlus program, which was previously funded with State-only money, as an acceptable SCHIF program.

In New York State, Chapter 2 of the Laws of 1998 was enacted to provide authority for the Department to implement the BBA.  Chapter 2 requires the Department to implement locally-tailored public education, outreach and facilitated enrollment strategies targeted to children who may be eligible for benefits under CHPlus and Medicaid.  In response, the Department released a Request for Proposals (RFP} in March 1999, to solicit proposals from community-based organizations to facilitate enrollment in CHPlus and Medicaid. As a result, 34 "lead organizations" (also called lead agencies} were selected to coordinate facilitated enrollment in community-based settings. Many of them have sub-contracted with other community-based organizations to which they will provide oversight. CHPlus insurers have also been given an opportunity to facilitate enrollment in these programs.

Date:  May 4, 2000
Trans. No.  00 OMM/ADM-2

                                                                                                      Page No.3

Additionally, the State has revised the Growing Up Healthy application (DOH-4133, Attachment I) which has been in use in pilot sites as a joint application for CHPlua, Medicaid and WIG. This application, which includes a documentation checklist, will be used by facilitators to assist children in accessing the appropriate program (s).

II.   EB.0ORRH IMPLICATIONS:

Facilitators will be placed in various locations in the community, such as hospitals, clinics, day care centers, and community centers. Chapter 2 of the Laws of 1998 requires facilitators to be available evenings and weekends.

Facilitators will assist families in applying for Medicaid or CHPlus and HIC. "this assistance will include screening the applicant for the appropriate program, completing the application, collecting the required documentation, submitting the completed application and necessary documentation to the appropriate program, and follow-up with families to ensure they complete the application process. Local districts may delegate to the facilitator the authority to conduct the Medicaid face-to-face interview with the applying family, or they may require the facilitator to act as the family's authorized representative during the face-to-face interview at the LOSS. The family cannot be required to come into the LESS for the face-to-face interview. The facilitator will also assist families in choosing a health plan for CHPlus. For Medicaid, facilitators may assist families in pre-selecting a health plan, at the families' option.

The goal of facilitated enrollment is to maximize the enrollment of eligible children in the appropriate program and ultimately, demonstrate improved access to care and health outcomes.  The role of the LOSS is critical to the success of facilitated enrollment.  Some LDSs have already been involved in the development of facilitated enrollment proposals with organizations in their communities, while others may not have had a direct role. In either event, LDSSs are responsible for working with approved organizations in the facilitated enrollment process. Districts, in conjunction with the lead organizations, may design processes/procedures which meet local needs while accommodating applications received from facilitators.

IV.   REQUIRED ACTION:

A,   Local District Responsibilities

The LDSS must coordinate the application process with the approved facilitated enrollment organizations working in their communities, it is also anticipated that recipients who enroll in Medicaid through a facilitator will be assisted in the recertification process by such facilitator. Attachment II provides a Statewide listing of approved lead agencies.  The responsibilities of the LDSS in the facilitated enrollment process include the following:

1.   Work with the lead organizations to develop protocols for the receipt and processing of applications and recertifications. This includes developing processes for notifying the lead organization and the applicant when additional documentation is required and of

Date: May 4, 2000
Trans. No. 00 OMM/ADK-2

                                                                                                            Page No.4

the final eligibility determination,  such procedure must allow for the submission of the DOH-4133 by the lead organizations.

2.  When needed, provide information to lead organizations to assist facilitators in determining a health care provider's participation in Medicaid Managed Care, as described in Section B of this directive.

3.  Accept completed applications (DOH-4133) from the lead organizations and process applications in a timely manner, but in no event later than 30 days from the date of application. Districts must also provide notice of the results of the eligibility determination to the applicant, and the lead organization and/or health plan.

4.  Accept Medicaid Managed care enrollment forma from the facilitators, pending the enrollment until eligibility has been established and managed care enrollment can be completed in the PCP subsystem .

5.  Provide prompt feedback to the lead organization on incomplete or incorrect applications, so that problems can be addressed in a timely fashion.

6.  Delegate the Medicaid face-to-face interview to the facilitators, or establish procedures which allow the lead organization to act as the authorized representative for the applicant, for purposes of the face-to-face interview with LESS staff.

Where the LDSS agrees to delegate the face-to-face interview to a facilitator, the facilitator is responsible for informing the applicant of his/her rights and responsibilities, as required by 18 NYCRR,360-2.2{f).  Where the LESS retains responsibility for the face-to-face interview, interviews with staff from the lead organizations should be scheduled in such a manner that several interviews may be conducted during one appointment.

The date that the application is completed and signed with the facilitator is considered the date of application for Medicaid purposes. Applications may be signed by the applicant, or anyone the applicant designates to represent him/her in the application process.

NOTE:  if there is a delay in the receipt of a completed application from a lead organization such that the thirty day timeframe for the Medicaid determination is compromised, local districts are advised to document this circumstance in the case record.  This will serve to hold the district harmless in the event of an audit or other administrative review.

The lead organizations and the UBSS  must describe the above procedures, in writing, and such procedures will be made a part of the lead organization’s contract with the Department.  These procedures may include any standards of performance- and/or quality control measures agreed to by both parties, and actions to be taken by the district to correct performance that does not meet the agreed upon standards.

Date: May 4, 2000
Trans. Ho.  00 OHM/ADM-2

                                                                                                        Page No. 5

Children who apply and are found fully eligible for Medicaid through the facilitated enrollment process will be authorized for no less than 12 months of Medicaid coverage, or through the end of the month in which their 19th birthday occurs, whichever is earlier.  Upon being notified of the need to recertify eligibility, such children will have the option of recertifying with the LD&S or they may return to the facilitator to recertify, using the DOH-4133.  (See Systems Implications for instructions for identification of these cases.)

NOTE: Pregnant women may also apply for Medicaid using the DQH-4133. Generally,, such pregnant women are provided coverage only until the end of the 60 day poet-partum period and are required to recertify in order for coverage to continue beyond such period, Procedures for authorizing coverage for pregnant women are not changing under the facilitated enrollment process. It is recommended that a separate case be maintained for the pregnant woman in order to ensure recertification at the appropriate time.

It is anticipated that a significant number of adults may be identified as potentially eligible for Medicaid by facilitators. Such individuals cannot complete the application with a facilitator and should be referred by the facilitator to the IJDSS to initiate the application process.  It is recommended that districts establish procedures to coordinate the processing of such adult applications with the applications received from the lead organizations for their children.

B.   Managed Care Implications

Facilitators may be assisting Medicaid applicants in choosing a Medicaid Managed Care plan, when appropriate. In doing so, they will be inquiring about existing provider relationships, in an effort to identify health plans in which a child's current provider participates. The facilitator will be responsible for providing complete and impartial information about all participating insurers, to allow a family to make an informed choice of which plan will meet its needs. a, primary goal is to retain the child's current relationship with a primary care provider, if one exists.

Districts must be prepared to assist lead organizations to set up procedures for access to information regarding the most current managed care plan provider network. Where a family has chosen a plan, the enrollment will be forwarded to the LDSS, using the prescribed BDOH enrollment form (EOH-4175 or DOH-4097) , along with the EOH-4133. Districts must have a written process in place, approved by the Office of Managed Care, to pend the enrollment until such time as the child is determined eligible for Medicaid.  (in New York City, managed care enrollments will be forwarded to Maximus and processed only after Medicaid eligibility has been established.)
Districts' written procedures must include provision for monitoring the education process of the lead organizations to ensure the following]

- In mandatory counties, the education process must ensure the enrollee has sufficient information to make an informed choice and understand the provisions of mandatory enrollment. This may include dissemination by the facilitator of the county's enrollment packet or other educational materials as agreed upon in the lead agency/LDSS protocol.

Date: May 4, 200O
Trans. No. 00 OMM/RDM-2

                                                                                                                Page No.6

Note 1115 counties must make assurance s that all terms and conditions mandated by the Health Care Financing Administration will be adhered to.

- In voluntary counties, the education process must ensure informed choice, as well as convey the voluntary nature of the program.

- all counties must have a protocol for follow-up in instances of biased marketing, incomplete, or incorrect information disseminated by facilitators.

In situations when an applicant does not choose a Managed care plan during the interaction with the facilitator, the district's existing processes for enrolling the individual in a managed care plan upon establishment of eligibility are followed.

C.   Transition of Medicaid Eligible Children from chpLUS

Title XXI prohibits Medicaid eligible children from being enrolled in CHPlus. under the Department's approved Title XXI State Plan, the State is required to ensure efficient and effective coordination between the Medicaid and CHPlus programs. Districts were notified in 98 ONK/ADM-3, "Medicaid Referrals from the Child Health Plus program," of procedures whereby CHPlus insurers screen families at the time of application and yearly recertification and, where it appears the family income is below the Medicaid standard, refer the family to the LDSB. As an interim process, monthly lists of families so referred have been provided to the districts. Districts were then required to forward Medicaid application packages to each family on the list. with the implementation of facilitated enrollment, these processes will change.

CHPlus plans will identify children who appear to be Medicaid eligible based on the previous year's income.  At least 60 days prior to the child's annual recertification for CHPlus, the family will be instructed via a letter from their CHPlus insurer that, unless the family income has increased, the child must apply for Medicaid prior to the recertification due date.  Further, the family will be informed that failure to apply for Medicaid will result in disenrollment from CHPlus. The recertification packets will include a list of facilitated enrollment locations and the documentation requirements for Medicaid. Facilitators will complete the Medicaid application process with the family (including the face-to-face interview, when the authority has been delegated by the LOSS), provide information on all available Medicaid Managed care plans the applicant may choose from, and complete the state-prescribed managed care enrollment form, when appropriate, The application package will then be forwarded to the LDSS for the eligibility determination.

A similar process will be followed for new CHPlus applications mailed directly to CHPlus insurers, when the child appears Medicaid eligible.

Districts are required to provide a copy of the Medicaid decision notice to the facilitator and/or CHPlus insurer.  It is necessary for the LDSS to notify the facilitators and the CHPlus insurers of the results of the Medicaid determination, to enable them to follow up with applicants who have not submitted all required documentation and to

Data3 May 4, 200O
Trans. No. 00 OMM/RDM-2

                                                                                                             Page No.7

disenroll from CHPlus children who have become Medicaid eligible, and children whose families have failed to comply with the application process.

The joint application has a specific consent provision to share applicants' Medicaid status with CHPlus insurers. Districts are permitted to release information to facilitators under the provisions of Social Services Law, Section 13 6, which allows disclosure to an authorized representative,  The lead organizations are under contract with the Department, and are subject to Sand have been trained on) the same standards of confidentiality as LDSS staff,

D,           Revised DQH-4133

The DQH-4133, "Growing up Healthy Application," which was provided to districts in 99 OMM/AEM-l, has undergone substantial revisions as a result of recommendations from the pilot sites. These revisions are primarily a reordering of the existing questions. However, there are several notable changes:

-              The shelter information includes questions regarding whether the housing payment includes heat, and if not, the type of heat, Completion of these questions is optional on the part of the applicant. However, when answered, it will allow LDSS staff to determine eligibility using Low income Family {isle)  budgeting. If the questions are not answered, eligibility is determined using the appropriate poverty level budgeting methodology,

-              The question requesting information about absent parents has been removed from the application,  Instead, applicants will be given information regarding the availability of child support services and the benefits to their children of establishing paternity and/or pursuing cash/medical support from the absent parent.

-              Information for non-citizens has been expanded,

The revised doh-4133 is included in this Directive as Attachment I. It will eventually replace the DSS-2921-P.  Local districts should accept both applications until further notice,

E,           Revised DOH-417S and EOH-40 97

The DOH-4097, "Medicaid Managed care Program Enrollment Form" and DQH-4175, "Medicaid Managed care Enrollment Form {voluntary counties)" are the prescribed enrollment forms for use in the Medicaid Managed Care Program in voluntary and mandatory counties. For voluntary counties, use of the DOH-4175 will negate the need for a separate client attestation, as previously required with the plan specific enrollment forms,

V.           SYSTEM IMPLICATIONS:

A.   Upstate;

As discussed in Section IV of this directive, children who apply and are found eligible for Medicaid through the facilitated enrollment process will be given the option of recertifying with the LDSS, or with a facilitator, using the DOH-4133,  A new recert call in letter and

Date:  May 4, 2 00O
Trans. No:  00 OMM/ADK-2

                                                                                                             Page No.3

reason code is under development for the client Notices System (CUB) which will advise the recipient of the need to recertify, and will include the DOH-4133 and language explaining the recertification process,  In order to ensure such cases are appropriately identified, a unique identifier must be entered in the welfare Management system (WMS) for these cases.

Districts should assign their own identifier.  This may be either a unique Unit Identifier or worker Identifier, whichever option is used, districts should be aware of the hierarchy of the sort order of the Recertification Report (WIMR 41335.  Creating a new Unit Identifier will cause all cases with that identifier to appear together, regardless of the worker assigned to the case,  Creating a new Worker Identifier will designate facilitated enrollment cases by worker, and integrate these cases into the existing unit to which the worker is assigned,  creation of new unit/Worker Identifiers requires districts to update their CNS Contact Data, so that the recert call in letter will print the proper unit/Worker information,

B.   New York City:

Hew York City procedures for identifying cases which enter the agency through facilitated enrollment will be transmitted under separate cover.

VI.   EFFECTIVE DATE:

Districts will be notified to begin processing applications from the approved agencies once the contract between the Department and the agency has bean signed by both parties and approved by the Office of the State Comptroller.

_____________________________________
Kathryn Kuhmerker, Deputy Commissioner
Office of Medicaid Management

SECTION 14
FACILITATED ENROLLMENT MONITORING

14.1 Marketing/Facilitated Enrollment Integrity

The CONTRACTOR shall institute policies and procedures to prevent fraud and abuse by applicants and marketing/facilitated enrollment staff and take corrective action in a timely fashion against employees engaged in fraud and abuse.

14.2 Quality Assurance

The CONTRACTOR shall review all new and recertification applications for Medicaid, Family Health Plus and CHPlus for completeness and logic. This includes those taken by health plan marketing representatives/facilitators, those submitted by outside facilitators, and those mailed in by applicants. Specifically, the CONTRACTOR'S quality assurance reviewers must confirm that:

• All sections of the application are complete and the application is signed.

• The appropriate documents are included with the application.

• The signature on the application appears to match the signature on any supporting documentation, if applicable. The applicant signature must not appear to match the signature of the marketer/facilitator in the "For Office Use Only" section of the application.

• No white out was used on any documents and that information pertinent to eligibility was not changed in any way without being initialed by the applicant. If pertinent information has been changed without being initialed by the applicant, the CONTRACTOR shall verify the change with the applicant prior to enrollment. The CONTRACTOR may change and initial an applicant-initiated change to the application provided they send the changed, initialed page to the applicant and can document having done so. This requirement does not apply to applications received in the mail directly from the member.

• For CHPlus applicants listed as undocumented immigrants, the CONTRACTOR must review the application and supporting documentation for a Social Security Number. If a Social Security Number for the applying child is found, the CONTRACTOR shall verify the undocumented status with the applicant. If a Social Security Number is listed, but the family confirms that the child is undocumented, the CONTRACTOR may accept the family's word and note it on the application. The CONTRACTOR shall refer any such case to the STATE for review of the Social Security Number.

• The individuals listed in Section B (Household Information) are consistent with those listed in Section E (Household Income) to be certain that income was not overlooked. The CONTRACTOR must include an explanation on the application (Section E) if a parent or caretaker relative listed in Section B does not have income listed in Section E. This requirement does not apply to applications received in the mail directly from the enrollee.

• For all applications, including child only applications, the CONTRACTOR shall check that the household income is adequate to support the monthly housing payment listed on the application. The question on monthly housing payments is now required for all applicants, with the exception of mail in applications until such time as the Growing up Healthy, Access New York Health Care and/or Child Health Plus Health Insurance Renewal applications are revised to incorporate this requirement. The CONTRACTOR must, prior to processing applications that indicate the monthly housing payment is more than 50 percent of the total monthly income, further review the application to determine how the household is meeting its basic financial needs. This includes contacting the family for an explanation. The CONTRACTOR must include an explanation on a comment sheet included with the application as to how the household is meeting its financial obligations.

• For single parent households, the CONTRACTOR shall ensure that child support payments are listed, or if not, that there is a notation in the unearned income part of Section E that the custodial parent does not receive child support. This requirement does not apply to applications received in the mail directly from the enrollee.

If any item above is incomplete or suspect, the CONTRACTOR shall resolve the issue as described above prior to forwarding the application for eligibility determination within the CONTRACTOR'S plan, another health plan or to an LDSS. If the application is signed, but the applicant appears ineligible for any program, it must be forwarded to the appropriate eligibility determining entity batched with the ineligible applications.

For applications received from other facilitated enrollment organizations (e.g., another plan, provider, or community-based organization), the quality assurance review described above is the responsibility of the entity that assisted in completing the application. In these cases, where the CONTRACTOR receives an application from an entity that acted as a facilitator on behalf of a family, the CONTRACTOR shall review the application for logic and completeness according to the criteria above. However, any applications requiring verification with the family or an employer shall be returned to the originating facilitated enrollment entity as an incomplete application.

The CONTRACTOR shall attach to the application a quality assurance check list developed by the STATE and signed by the CONTRACTOR as an attestation of completing a quality assurance review process. The checklist shall be included with all applications submitted to the LDSS or other health plans. The CONTRACTOR shall maintain a copy of the checklist for their files. For CHPlus enrollees, the check list should be included in the file which will be subject to review at audit. Alternatively, for CHPlus applications, the CONTRACTOR may utilize its own electronic quality assurance checklist that shall be available for STATE review during an audit.

14.3  Targeted Verification

The CONTRACTOR shall verify the information taken by their marketers/facilitators with the family or employer (if applicable), using a sample of applications, which include the following three categories:

• Applications with non-applying children or adults (if applicable) that impact eligibility.

• Applications with a self-declaration of income.

• Applications with a declaration of no income/letter of support. THE CONTRACTOR is not required to conduct a verification call for households that have income and a letter of support.

CONTRACTORS that do not take applications from applicants other than through the mail shall not be required to conduct verification phone calls provided such applications do not contain a high volume of the above three categories as determined by the STATE. The STATE will conduct special audits of the applications taken by these plans through the mail to determine whether additional verification is required.

The CONTRACTOR shall conduct verification phone calls on a stratified sample of applications to confirm the information provided by the applicant prior to its being submitted to the LDSS, another health plan, or enrolled in CHPlus. The CONTRACTOR may develop its own process for conducting the verification phone calls. The sample may be drawn monthly or quarterly. For large plans (more than 300 applications completed by facilitators per month) the sample shall be at least 10 percent of all applications in the period (month or quarter). Smaller plans (less than 300 per month) will need to verify 30 applications in these categories, collectively, per period. The CONTRACTOR is not required to track applications by the three categories above. That is one option for drawing the sample. Another option is to take a random sample of all applications at a percent believed to be high enough that the sample captures applications from each of the three categories above. The CONTRACTOR'S methodology for completing the verification phone calls shall be approved by the STATE prior to implementation and must be based on a projected number of applications to be received within each category.

The CONTRACTOR shall over sample in the categories to be verified to permit replacement of those the plan is unable to reach. The CONTRACTOR may drop and replace applicants they are unable to verify due to an inability to reach the family after three attempts. There is no limit on the number that can be replaced as long as the final sample meets the number agreed upon in the CONTRACTOR'S plan approved by the STATE that shall be submitted pursuant to this AGREEMENT. The CONTRACTOR is required to provide information to the STATE on the dropped cases including the number dropped in a period, the reasons for replacement (e.g., unable to contact, refused to cooperate). The CONTRACTOR shall make at least three attempts to contact the family at different times of the day (e.g., morning, afternoon, evening) prior to dropping the case. The replacement case shall fall within the same category as the sample case. For example, if the dropped case includes non-applying people affecting eligibility, the replacement case shall include non-applying people.

Applications must be verified by the CONTRACTOR on a prospective basis, however, the CONTRACTOR is prohibited from delaying enrollment in order to implement such verification. The CONTRACTOR shall determine the sample and conduct the calls on an ongoing basis so as not to delay enrollment. The CONTRACTOR shall develop a methodology to conduct verification, based on the expected number of applications in each category.

If the applicant concurs with all the information on the application, the CONTRACTOR is not required to take additional steps to verify the information. The CONTRACTOR must still complete the checklist.

If the CONTRACTOR, through a verification phone call, finds that the application includes inaccurate information or misrepresentation of the applicant's circumstances, the CONTRACTOR must make best efforts to determine if the inaccuracy was due to actions of the marketer/facilitator. The CONTRACTOR must investigate if the marketer/facilitator acted with the intent to falsify the application. The CONTRACTOR must not enroll the applicant if the new information renders them ineligible.

If the CONTRACTOR finds that the marketer/facilitator's action did result in false information on the application, the CONTRACTOR shall remove the employee as a facilitator immediately and follow the CONTRACTOR'S process for employee disciplinary action. In addition, the CONTRACTOR shall review one month of prior applications taken by that marketer/facilitator. If evidence of fraud is found on any one of those applications, the CONTRACTOR shall review an additional two months of prior applications taken by the marketer/facilitator.

If the intent is unclear or it is determined the marketer/facilitator made a mistake, the CONTRACTOR shall re-train the employee immediately.. The CONTRACTOR shall review all subsequent applications submitted by the marketer/facilitator for the next month to ensure compliance. If continued mistakes are found on those applications, the CONTRACTOR shall remove the employee as a facilitator immediately and follow the CONTRACTOR'S employee disciplinary action procedures. The review of individual marketer/facilitator applications shall encompass all applications for the period and does not need to be sorted into the three categories above.

Verification of a specific facilitator's applications cannot substitute for the CONTRACTOR'S sample review required by this section of the AGREEMENT. The CONTRACTOR must make the appropriate adjustments to claims for CHPlus applications found to be ineligible and must report their findings to the STATE. If Medicaid or FHPlus applicants appear ineligible for those programs, the CONTRACTOR shall refer those cases to the appropriate LDSS for review and action.

The CONTRACTOR shall protect applicants who have been subjected to facilitator fraud. For those applications that are verified prior to enrollment the CONTRACTOR shall:

• Enroll applicants or forward to the LDSS those applications in which the information is verified by the applicant.

• Enroll applicants or forward with corrections to the LDSS those applications in which information was omitted by the facilitator, but the individual is still eligible. The CONTRACTOR may obtain the corrected information over the phone, initial the application, and send a copy of the updated information to the applicant.

• Forward all signed Medicaid applications to LDSS batched according to whether applicants appear eligible or ineligible.

For cases in which the CONTRACTOR retroactively reviewed the applications of a facilitator found to have committed fraud, the CONTRACTOR shall:

• Do nothing with enrollees who confirm the information on the application.

• Inform the LDSS of any Medicaid enrollees who may not be eligible based on the retrospective review.

•  Allow CHPlus enrollees to reapply if it appears that they may still be eligible for coverage. Coverage for a CHPlus enrollee may be continued for two months while the new application is completed and processed. During this time any CHPlus applicant found to be eligible in a higher family contribution category will be permitted to remain enrolled provided they remit the appropriate family contribution. A new code will be added to the KIDS system to permit the CONTRACTOR to track these children.

•    Forward all new Medicaid and FHPlus applications to the LDSS with an explanation of the results of the verification.

If during the course of the verification process, the CONTRACTOR identifies cases of fraud committed by applicants and/or enrollees, those cases, with supporting evidence, shall be submitted to the STATE.

14.4     Field Monitoring

The CONTRACTOR shall conduct field monitoring of their marketers/facilitators, including announced and unannounced observed interviews between marketers/facilitators and applicants. If the CONTRACTOR does not have field marketers, it shall develop a process for observing the actions of their marketers when assisting applicants (e.g., over the telephone). This process must be reviewed and approved by the STATE.

The CONTRACTOR shall conduct secret shopping of their marketers/facilitators to ensure that marketers/facilitators are following the rules and do not coach or condone applicants to falsify information. The CONTRACTOR may use its employees as secret shoppers or may contract with another entity for such services. If all application assistance by the CONTRACTOR is provided over the telephone, the CONTRACTOR may meet the secret shopping requirement by recording telephone conversations to ensure the accuracy of the information provided.

The CONTRACTOR must immediately remove from facilitated enrollment activities any marketing representative or facilitator found to be coaching or condoning applicants to falsify information. The CONTRACTOR must review all applications of any employee found to be engaged in fraud for the prior three months, make the appropriate adjustments to claims for applicants found to be ineligible, and report such findings to the STATE and the LDSS, if applicable.

The CONTRACTOR shall submit its secret shopping plan to the STATE for approval prior to implementation.

14.5 Training

All facilitated enrollment staff hired by the CONTRACTOR after the date of this amendment must attend the STATE sponsored training. If STATE training is not available at that specific time, new employees may be trained by the CONTRACTOR using the training materials developed by the STATE. New employees may begin facilitated enrollment activities only after they are trained by the CONTRACTOR or the STATE. Those who begin facilitated enrollment activities following training by the CONTRACTOR shall attend the next scheduled STATE training. The CONTRACTOR shall continue to provide semi-annual refresher training. Additionally, the CONTRACTOR'S facilitated enrollment staff must attend any mandatory LDSS "Integrity Training" programs. The CONTRACTOR'S training must include:

• Classroom training
• Field training
• Refresher training
• Field monitoring
• Probationary period for new marketers/enrollers
• Facilitator exam

The CONTRACTOR shall require all marketers/facilitators to sign an attestation that they attended training and that they fully understand the rules before being permitted to provide application assistance. This applies to new employees as well as marketers/facilitators who have been taking applications prior to the effective date of this amendment. This attestation shall include rules about program integrity (e.g., the facilitator knows all income must be reported including any off the books income). The CONTRACTOR shall retain a copy of this form in the employee's employment records. The CONTRACTOR'S attestation form shall be approved by the STATE.

Section 14

Attachment A

QUALITY ASSURANCE CHECKLIST

Quality Assurance Checklist

This checklist must be completed and signed by Quality Assurance Staff or the Facilitator Supervisor.

□ All required sections of the application are complete
□ All required documents are included with the application
□ Signature match review completed
□ Information pertinent to eligibility is not altered without applicant initials or facilitator initials and notice to the applicant, as necessary

Internal consistency checks completed:

□ Household Composition/Reported Income review and verification
□ Housing expenses review and verification
□ Child support income review and verification
□ Undocumented immigrant review

Signature of Reviewer:  ____________________________

Print Name:  __________________________________

FE Organization: _____________________________

Date: ______________________________________

SECTION 15
MARKETING

15.1 Marketing Plan

The CONTRACTOR shall submit a marketing plan to the STATE for approval on an annual basis. The marketing plan is due sixty (60) days prior to the beginning of the calendar year. Any subsequent change to the marketing plan must be submitted to the STATE at least thirty (30) days prior to implementation and must be approved by the STATE prior to implementation.

a. Medicaid Managed Care Organizations

A CONTRACTOR that participates in Medicaid managed care is not required to submit a separate CHPlus marketing plan. Instead, the CONTRACTOR must submit to the STATE an addendum to its most recently approved Medicaid managed care/Family Health Plus marketing plan that includes specific strategies and activities used to reach eligible children.

b. Non-Medicaid Managed Care Organizations

A CONTRACTOR that does not participate in the Medicaid managed care program must include the following information in its marketing plan: a stated marketing goal and strategies, marketing activities, and staff training, development and responsibilities. If marketing materials are to be used, the marketing plan must include the following: distribution methods, primary marketing locations, and a listing of the kinds of community service events the CONTRACTOR anticipates sponsoring and/or participating in, during which it will provide information and/or distribute marketing materials.

The CONTRACTOR- must also include how it will meet the informational needs, related to marketing, for the physical and cultural diversity of its potential membership. This may include, but not be limited to, a description of the CONTRACTOR'S other-than English language provisions, interpreter services, alternate communication mechanisms including sign language, Braille, audio tapes and/or the use of Telecommunications Devise for the Deaf (TDD)/TTY services.

The marketing plan must include measures for monitoring and enforcing compliance with the guidelines by its marketing representatives and its providers including: the prohibition of door-to-door solicitation and cold-call telephoning, a description of how the CONTRACTOR develops mailing lists and ensures that health and other information is kept confidential, the selection and distribution of pre-enrollment gifts and incentives to consumers, and a description of the training, compensation and supervision of its marketing representatives.

15.2 CHPlus Logo

The CONTRACTOR shall use the STATE designated logo of the CHPlus program in marketing and outreach activities including any printed materials. The logo must also be included on CHPlus applications. In no instance shall the acronym "CHP" be used to identify the CHPlus program. The full name of "Child Health Plus" or "CHPlus" must be used in all promotional activities, and an acknowledgment stating that the program is administered through the New York State Department of Health shall be used in all published promotional activities and materials.

15.3 Prior Approval of Marketing Materials, Procedures and Subcontracts

The CONTRACTOR shall submit all subcontracts, procedures and materials related to marketing to the STATE for prior approval (with the exception of subcontracts for the purpose of printing marketing materials). Marketing materials include any information that references the CHPlus program, is intended for general distribution, and is produced in a variety of print, broadcast, and direct marketing mediums. These generally include: radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring marketing approval include a listing of items to be provided as nominal gifts or incentives. The CONTRACTOR shall not enter into any subcontracts or use any marketing subcontractors, procedures or materials that the STATE has not approved (with the exception of subcontracts for the purposes of printing marketing materials).

15.4 Marketing Material Requirements

a. Marketing materials must be written in prose that is understood at a fourth-to sixth-grade reading level and must be printed in at least ten-(10) point type.

b. The CONTRACTOR must make available written marketing and other informational materials (e.g., member handbooks) in languages other than English whenever at least five percent (5%) of the potential enrollees of the CONTRACTOR in any county of the service area speak a particular language and do not speak English as a first language. Marketing materials to be translated include those key materials, such as informational brochures, that are produced for routine distribution, and which are included within the CONTRACTOR'S marketing plan.

c. Alternate forms of communications must be provided for persons with visual, hearing, speech, physical, or developmental disabilities. These alternate forms include Braille or audiotapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

d. The CONTRACTOR'S name, mailing address (and location, if different), and toll free phone number must be prominently displayed on the marketing materials.

e. Marketing materials must not contain false, misleading, or ambiguous information-such as "You have been pre-approved for the XYZ Health Plan" or "You get free, unlimited visits".

f. The material must accurately reflect general information which would be applicable to a CHPlus enrollee.

g. The CONTRACTOR may not use logos or wording used by government agencies if such use could imply or cause confusion about a connection between a governmental agency and the CONTRACTOR.

h. Marketing materials may not make reference to incentives that may be available to enrollees after they join a plan, such as "If you join the XYZ Plan, you will receive a gift card to XYZ Store after your child completes his/her childhood immunizations."

15.5 Distribution of Marketing Materials

The CONTRACTOR may distribute marketing materials in local community centers and gathering places, markets, pharmacies, provider sites, hospitals, schools, health fairs and other areas where potential applicants or enrollees are likely to gather.

15.6 Marketing Restrictions

a. The CONTRACTOR is prohibited from door-to-door solicitation of potential enrollees or distribution of material, and may not engage in "cold calling" inquiries or solicitation.

b. The CONTRACTOR is prohibited from direct marketing or distribution of material in hospital emergency rooms including emergency room waiting areas. Marketing may not take place in patient rooms or treatment areas (except for waiting areas) or other prohibited sites unless requested by the individual. The CONTRACTOR may not market in individual homes without permission of the individual.

c. The CONTRACTOR may not require its participating providers to distribute CONTRACTOR-prepared communications to their patients.

d. The CONTRACTOR is prohibited from misrepresenting the CHPlus program or policy requirements of the STATE.

e. The CONTRACTOR is prohibited from purchasing or otherwise acquiring or using mailing lists of CHPlus enrollees of other health plans from third party vendors, including providers.

f. The CONTRACTOR is prohibited from using raffle tickets and event attendance or sign-in sheets to develop mailing lists of potential enrollees.

g. The CONTRACTOR shall not discriminate against a potential enrollee based on his/her current health status or anticipated need for future health care. The CONTRACTOR may not discriminate on the basis of disability or perceived disability of an enrollee or their family member. Health assessments may not be performed by the CONTRACTOR prior to enrollment. The CONTRACTOR shall inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each potential enrollee shall be provided with a listing of all participating providers including specialists and facilities in the CONTRACTOR'S network. The CONTRACTOR may respond to a potential enrollee's question about whether a particular specialist is in the network. However, the CONTRACTOR is prohibited from inquiring about the types of specialists utilized by the potential enrollee.

For NYC Plans Only

15.7 Use of Vans in New York City

The number of vans (RVs, small vans and trailers) that may be used for marketing and facilitated enrollment activities shall be limited to five (5) (one per borough). The CONTRACTOR may redeploy vans from one borough to another, subject to approval by the New York City Department of Health and Mental Hygiene (NYS DOHMH), except that no more than one van may be utilized in Manhattan on any given day. In addition, van activity shall be limited to where community enrollment offices have been opened. Vans may be used for non-marketing purposes.

15.8 Incentives to Potential Enrollees

The CONTRACTOR may not offer incentives of any kind to potential enrollees of CHPlus to join a health plan. The CONTRACTOR may not offer incentives of any kind to potential CHPlus enrollees to recertify their coverage. Incentives are defined as any type of inducement, either monetary or in-kind which might reasonably be expected to result in the person receiving it to join a plan. The CONTRACTOR may offer nominal gifts of not more than five dollars ($5.00) in value as part of a health fair or other promotional activity to stimulate interest in the CHPlus program. These nominal gifts must be given to everyone who requests them regardless of whether or not they intend to enroll in the plan. The CONTRACTOR must submit a listing of intended items to be distributed at marketing activities as nominal gifts. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the STATE. Listings of item donors or co-sponsors must be submitted along with the description of items.

15.9 Rewards for Completion of Health Goals

The CONTRACTOR may offer its enrollees rewards for completing a health goal, such as participating in a smoking cessation program or timely completion of immunizations or other health related programs. Such rewards may not exceed $50.00 in fair-market value per enrollee over a twelve (12) month period, and must be related to a health goal. The CONTRACTOR may not make reference to these rewards in their pre-enrollment marketing materials or discussions.

15.10 Behavior of Marketing Representatives

The CONTRACTOR is responsible for ensuring that their marketing representatives engage in professional and courteous behavior in their interactions with staff from other health plans and CHPlus enrollees and their families.   Examples of inappropriate behavior include interfering with other health plan presentations or talking negatively about another health plan.

15.11 Compensation for Marketing Representatives and Enrollment Facilitators

The CONTRACTOR shall limit salary adjustments for marketing representatives/facilitators to annual adjustments except where the adjustment occurs during the first year of employment after a traditional trainee/probationary period or in the event of a company wide adjustment. Any annual salary adjustment that is linked to performance must comply with the same restrictions as are applicable to bonuses and the ten percent cap described below would apply to the combination of performance based bonuses or salary increases.

The CONTRACTOR is prohibited from reducing base salaries based on failure to meet enrollment/productivity targets.

All bonuses are subject to a ten percent maximum (based on regular salary exclusive of overtime). Bonuses shall be distributed no more than quarterly and, where enrollment/productivity is a factor in the bonus determination, shall be structured in such a way that productivity carries a weight of no more than thirty percent of the total bonus and that application quality/accuracy carries a weight equal to or greater than the productivity component.

The CONTRACTOR is prohibited from offering sign-on bonuses.

The CONTRACTOR is required to have human resources policies and procedures for earning and payment of overtime and must be able to provide documentation (such as time sheets) to support overtime compensation.

The CONTRACTOR is prohibited from offering non-monetary compensation such as gifts and trips.

15.12 Marketing to Enrollees of other Health Plans

The CONTRACTOR is prohibited from marketing to enrollees of other health plans. As soon as the CONTRACTOR becomes aware during a marketing encounter that the individual is enrolled in another health plan, it must terminate the marketing encounter.

15.13 Other Marketing Campaigns

The CONTRACTOR shall continue enrollment and marketing programs as needed in cooperation with other STATE contractors and any STATE mass media marketing campaign, as directed by the STATE.

SECTION 16
REPORTING/DATA COLLECTION

16.1 Report Submissions

The CONTRACTOR shall maintain program reports, as described in this section, including financial, administrative, and utilization data set forth in a manner which allows the STATE to identify expenditures, revenue and utilization associated with health care services provided to CHPlus enrollees.

Records containing the information described in this section, including patient-specific records, shall be available at reasonable times to the STATE upon request, and shall be subject to audit. Patient and provider records shall be held by the CONTRACTOR in compliance with relevant STATE and federal statutes and regulations including the Personal Privacy Protection Act (Public Officer's Law Article 6-A).

16.2 Reporting Requirements

The CONTRACTOR is responsible for submitting reports to the STATE as defined below. Additional reporting requirements may be imposed based on need or State or federal legislative requirements. The following reports are currently required:

Six Month Operations Report must include an enrollment summary by income and age group, disenrollment information, statement of revenue and expenses, and utilization/visit data. This report is due September 15 of each year in a format supplied by the STATE.

Annual Operations Report must include the same data requirements as the Six Month Operations Report. This report is due by April 30th of each year in a format supplied by the STATE.

Annual Certified Financial Statements

Not-for-profit health plan: Certified financial statements shall be prepared in accordance with the requirements of the Federal Office of Management and Budget (OMB) circular number A-133 and submitted to the Department no later than nine months after the close of the CONTRACTOR'S fiscal year.

For-profit health plan: Certified financial statements shall be prepared in accordance with accounting principles generally accepted in the United States of America and must include a supplementary report of CHPlus revenue and expenses. In lieu of these statements, a for-profit health plan may opt to submit certified financial statements in accordance with the not-for-profit requirements outlined above. The statements must be submitted no later than nine months after the close of the CONTRACTOR'S fiscal year.

Monthly Vouchers must include the billing file and adjustments, if necessary. These vouchers are due by the tenth business day of each month. The process for submitting vouchers is set forth in section 18 of this Appendix.

Annual Marketing Plan - For Medicaid managed care plans, the CONTRACTOR shall submit an addendum to the most currently approved Medicaid managed care/Family Health Plus marketing plan which includes specific marketing activities and strategies aimed at reaching children eligible for CHPlus. For health plans that do not participate in Medicaid managed care, a separate marketing plan shall be submitted for CHPlus. The content of the marketing plan shall be consistent with that required by the Office of Managed Care (OMC) for Medicaid managed care plans and as set forth in section 15 of this Appendix. This plan is due each year by November 1st and shall be submitted simultaneously to the OMC (if the health plan participates in Medicaid managed care) and the CHPlus program.

Monitoring Results - The CONTRACTOR shall submit quarterly reports on the results of their facilitated enrollment monitoring activities. The report is due 30 days following the end of the quarter. The reports shall include the following data broken down by applications for: adults only, children only and adults and children:

• The total number of applications reviewed each month, the number of applications requiring follow-up and the number of applications changed after review;

• The number verification phone calls made for applications with 1) non-applying children or adults. that impact eligibility, 2) a self-declaration of income or 3) a declaration of income/letter of support, the total number of applications that are verified and the total number of applications where information was changed based on the verification call; and

• The total number of telephone calls monitored, announced and unannounced observed interviews and secret shops.

Plan of Correction - The Plan of Correction shall identify how the CONTRACTOR plans to correct non-compliance noted in first stage and draft second stage audit reports submitted in accordance with section 17 of this Appendix. Each plan must be comprehensive and possible to achieve. The plan shall:

• Outline the strategies that have been or will be taken to ensure that all deficiencies identified in each audit report will be addressed;

• Provide a description of the actions intended to prevent a recurrence of the errors;

• Describe changes to the internal controls and procedures that prevent inappropriate enrollment;

• Provide a disposition of each area of non-compliance noted in the first stage and draft second stage audit reports, including a listing of each area of non-compliance and the date the change was made on KIDS to correct the non-compliance; and

• Provide an effective date of each action included in the plan of correction.

Each Plan of Correction is due 30 days after the first stage audit report and/or draft second stage audit report is received by the CONTRACTOR, whichever is applicable.

Quality Assurance Report - A report of performance data, consistent with the New York State Department of Health Quality Assurance Reporting Requirements (QARR) data specifications, shall be prepared, on an annual basis for the CHPlus population. Some of the general QARR data categories that are to be reported include membership, utilization, quality, access, member satisfaction and general plan management. The CONTRACTOR shall contract with a National Committee on Quality Assurance (NCQS) certified auditor to conduct a full audit of the QARR data. The audited data shall be submitted to the STATE on a date established by the New York State Department of Health Office of Managed Care. The New York State Department of Health Office of Managed Care will notify the CONTRACTOR regarding the exact due date for this report.

Health Provider Network - On a quarterly basis, the CONTRACTOR shall submit managed care provider network information to the New York State Department of Health Office of Managed Care, to assure the adequacy and appropriateness of the CONTRACTOR'S provider network.

Ineligible New Applicants - The CONTRACTOR shall report:

The number of children whose applications are processed for CHPlus eligibility who are ultimately determined to be not eligible for CHPlus. This includes those who are ineligible due to age, income, other insurance coverage or access to a state health benefits plan, failure to pay the family premium contribution, failure to complete the application, appearing Medicaid eligible and residency.

The CONTRACTOR shall collect this data on a monthly basis and report this information by the tenth (10th) business day of the month after the end of the month.

Encounter Data - The CONTRACTOR shall submit, at least annually, patient care outcomes and patient specific medical information, including encounter data maintained by the CONTRACTOR for purposes of quality assurance and oversight, in accordance with guidance issued by the STATE.

Additional Reports for Health Plans that Participate in the Facilitated Enrollment Program:

New Applications - On a monthly basis, by the 10th business day of the month following the end of the month when applications were taken, the CONTRACTOR shall report the total number of new applications sent to a LDSS for an eligibility determination. The CONTRACTOR shall report the number of new applications forwarded to a LDSS for adults only, children only and adults and children and the total number of new applicants for Family Health Plus, Adult Medicaid and children's Medicaid.

Number of Facilitators - On a monthly basis by the 10th business day of the month, the CONTRACTOR shall submit to the STATE the total number of facilitators employed by the CONTRACTOR.

Facilitated Enrollment Sites - The CONTRACTOR shall submit on a monthly basis a report of all changes in enrollment sites including changes in the days and hours of operation of ongoing sites and on new sites or those no longer available. The CONTRACTOR shall notify the STATE of all changes by the 20th day of the month preceding the change.

16.3      Timely Reports/Penalties

a. The CONTRACTOR shall provide the STATE with reports or other specific work products pursuant to this AGREEMENT in a timely manner subject to a schedule agreed upon by the parties herein or required by the STATE. AH required reports or other work products developed under this AGREEMENT shall be completed as provided by the agreed upon or required work schedule in order for the CONTRACTOR to be eligible for payment. If the CONTRACTOR fails to submit any required report and information on or before the due date specified, the CONTRACTOR'S total subsidy payment for providing covered health care services to CHPlus enrollees, including the add-on for providing facilitated enrollment, shall be reduced by two percent each month for a period beginning on the first day of the calendar month following the original due date of the required report and information and continuing until the last day of the calendar month in which the required report and information are submitted. The CONTRACTOR shall not be subject to the two percent reduction under the following conditions:

• for any new report of which the CONTRACTOR did not have at least 60 days notice of its requirement. Such notice must include data and submission specifications, including the report's due date, and must be sent by certified mail to the CONTRACTOR'S chief financial officer; or,

• for any report upon a finding by the Commissioner that such report was not submitted on a timely basis for good cause, which may include but not be limited to, additional time required to modify computer data systems.

b. If the annual certified financial statements required by section 16.2 are not submitted by the due date, the STATE considers this to be substantial noncompliance with this AGREEMENT and will impose other penalties on the CONTRACTOR, including withholding payments on any or all New York State Department of Health contracts or recovering payments made under any or all such contracts until the annual certified financial statements are submitted, or terminating this AGREEMENT.

16.4 Crowd-Out Data

Information on prior health insurance coverage and crowd-out is captured on the application for Medicaid and CHPlus which shall be collected by the CONTRACTOR and transmitted to the STATE through the KIDS system on a monthly basis.

16.5 Additional Data Requirements

The CONTRACTOR shall meet data/reporting requirements of any independent program evaluator under contract with the STATE, as applicable.

16.6 Review of Reports

The STATE agrees to review all reports in a timely fashion and specifically to notify the CONTRACTOR in writing through the CHPlus contract manager, within sixty (60) business days of receipt of the report, if the STATE finds cause for rejection. The rejection notice shall specify those exact portions of the report that are deemed unsatisfactory and the manner in which they deviate from the CONTRACTOR'S responsibilities as set forth in this AGREEMENT.

16.7 Rejection of Reports The STATE'S failure to notify the CONTRACTOR within sixty (60) business days of receipt of the report shall constitute the STATE'S acceptance of said report.

16.8 Acceptance of Reports

A report that is resubmitted due to an initial rejection by the STATE shall be processed as an initial submittal as outlined in this section.

16.9 Accuracy of Enrollment Data, Claims and Payment Information

By signing this AGREEMENT, the CONTRACTOR certifies that it will provide to the STATE; enrollment information and other information required by the STATE; access to enrollee health claims and payment data by the STATE, Centers for Medicare and Medicaid Services (CMS) or the Office of the Inspector General (OIG) in conformance with appropriate privacy protections in State and federal law.

16.10 Accuracy of Payment Data

By signing this AGREEMENT, the CONTRACTOR attests to the accuracy, completeness and truthfulness of claims and payment data submitted to the STATE by the CONTRACTOR, to the best of its knowledge, information and belief, under penalty of perjury, and guarantees that it will not avoid costs for services by referring enrollees to other publicly supported health care resources. This guarantee shall not be interpreted to impair the CONTRACTOR'S ability to contract with and refer enrollees to publicly supported providers or covered health care services for which such providers are reimbursed by the CONTRACTOR.

SECTION 17
AUDIT and REVIEW

Pursuant to Public Health Law Section 2511 (12-a), the STATE shall conduct audits of the CONTRACTOR not less than annually.

17.1     First Stage Audit

The STATE shall review selected enrollment files of the CONTRACTOR to assess policies, practices and controls established by the CONTRACTOR to ensure the propriety of enrollment, eligibility and billing pertinent to the CHPlus program and compliance with applicable State and federal law and regulations, contractual provisions, ADMs and Title XXI State Plan requirements.

Audit Field Work and Reporting Preliminary Audit Findings

The STATE shall provide advance notice of the audit and conduct the audit at the CONTRACTOR'S location during normal business hours. After audit field work has been completed, the auditor in charge (AIC) shall hold a closing conference with the CONTRACTOR'S appropriate level of management concerned with the audit to present preliminary audit findings. These audit findings shall be grouped by the AIC into different schedules based on type and nature of the audit finding. Any finding in Schedule I of the First Stage Audit Report is a fatal error. A fatal error is either an eligibility error or a plan processing error, and includes but is not limited to the following:

• an enrollee is ineligible for subsidized coverage;
• an application is incomplete;
• a family premium contribution is not received;
• documentation supporting eligibility is missing or incorrect;
• a child was not enrolled or referred in accordance with required timeframes;
• the plan failed to comply with program enrollment and other required processes, including ADMs, letters, and Federal and STATE laws and regulations;
• the insurance card was not mailed within 14 days of the effective date of enrollment;
• a child remained temporarily enrolled for more than two months without evidence of the Medicaid application being sent to the LDSS; and
 • An enrollee lives outside the CONTRACTOR'S approved coverage area.

Schedule II errors of the First Stage Audit Report do not directly affect enrollee eligibility. Schedule II identifies discrepancies between data submitted to the STATE and the enrollment files maintained by the CONTRACTOR. Schedule II errors include but are not limited to:

• The enrollee is eligible for subsidized coverage, however, the data entered on KIDS is not consistent with the information on the application or documentation; and

• The enrollee is eligible for subsidized coverage but the family contribution was incorrectly determined;

The CONTRACTOR has 15 calendar days from the date of the closing conference to submit additional comments and documentation to the AIC in order to resolve any factual differences raised during the conference.

First Stage Audit Report

The STATE shall mail the First Stage Audit Report to the CONTRACTOR within 30 days from when the CONTRACTOR submits any additional documentation to the AIC in order to resolve any factual differences raised during the conference. This report shall include a list of the audit findings by schedule, over/under payments resulting from the errors, a request for a plan of correction from the CONTRACTOR if required, and notification of the need for a Second Stage Audit. A second stage audit shall be conducted if 10 percent or more of the records reviewed include a fatal error as reported in Schedule I of the First Stage Audit Report. This report shall also specify the process for repayment of overpayments resulting from the errors and plan of correction requirements. If required, the CONTRACTOR shall submit a written response and a plan of correction within 30 calendar days of receipt of the First Stage Audit Report.

First Stage Audit Recoupment

Any premiums paid by the STATE for ineligible children or inappropriate billing by the CONTRACTOR which are identified in the First Stage Audit Report shall be recouped from the CONTRACTOR by taking back premium payments paid by the STATE under this AGREEMENT.

17.2    Second Stage Audit

The STATE shall conduct a Second Stage Audit of the CONTRACTOR if 10 percent or more of the records reviewed include a fatal error as reported in Schedule I of the First Stage Audit Report. This audit shall be conducted after the plan of correction is submitted. The audit period shall be no earlier than three (3) months following the submission of the plan of correction. The Second Stage Audit shall be done on a statistically valid sample of records and in accordance with Generally Accepted Government Auditing Standards. The Second Stage Audit process shall continue until fatal errors identified in the Second Stage Audit are less than 10 percent of the total records reviewed.

Audit Field Work

The State shall provide advance notice of an audit which shall be conducted at the CONTRACTOR'S location during normal business hours. After audit field work has been completed, the AIC shall hold a closing conference with the CONTRACTOR'S appropriate level of management concerned with the audit to present the preliminary audit findings. These audit findings shall be grouped by the AIC into different schedules based on type and nature of the audit finding. The CONTRACTOR shall have 15 calendar days from the date of the closing conference to submit additional comments and documentation to the AIC in order to resolve any factual differences that were raised during the conference.

Draft Second Stage Audit Report

The STATE shall mail the Draft Second Stage Audit Report, along with a Stipulation of Settlement, if required, to the CONTRACTOR. This report shall include a list of the audit findings by schedule, over/under payments resulting from the errors, a statistical extrapolation of the results to the total enrollment in the audit period and, if fatal errors are found in 5 percent or more of the records reviewed, the process for repayment and plan of correction requirements.

If required, the CONTRACTOR shall submit a written response and a plan of correction within 30 calendar days of receipt of the Draft Second Stage Audit Report. Additionally, the CONTRACTOR shall return the signed Stipulation of Settlement to the STATE within 30 days, if applicable.

Exit Conference

At the CONTRACTOR'S request, the STATE shall conduct an exit conference during which the STATE staff will present and review the Draft Second Stage Audit Report, and explain the audit sample, findings and extrapolation, to the appropriate level of management concerned with the audit. The CONTRACTOR must submit written comments prior to the exit conference, if one is requested.

Final Second Stage Audit Report

The STATE will issue a Final Second Stage Audit Report after the exit conference, if one is requested. This report shall incorporate the CONTRACTOR'S written comments provided as a result of an exit conference and make any necessary corrections to the Draft Second Stage Audit Report. The CONTRACTOR shall return the signed Stipulation of Settlement to the STATE within 30 days from the Final Second Stage Audit Report, if applicable.

Second Stage Audit Recoupment

The aggregate dollar amount attributable to errors found in the Second Stage Audit sample cases shall be extrapolated to the total enrollment of the CONTRACTOR in the audit period. Any premiums paid by the STATE for ineligible children or inappropriate billing by the CONTRACTOR shall be recouped from the CONTRACTOR by withholding future premium payments by the STATE. The total extrapolated amount shall be based on the errors found in the second stage audit sample cases, or an amount which may be set forth in a signed Stipulation of Settlement.

The Second Stage Audit process shall continue until fatal errors identified in the second Stage Audit are less than 10 percent of the records reviewed and there are less than 5 percent of records reviewed with eligibility errors, at which time the first stage audit cycle will resume on no more than an annual basis.. Recoupments shall be made after each Second Stage Audit based on extrapolation as described above unless the fatal error rate is less than 5 percent of the records reviewed during the audit period, in which case, the STATE will only recoup based on those records reviewed.

17.3 Special Reviews

The STATE reserves the right to conduct special reviews of selected enrollment files, financial records, billing records and operating procedures pertinent to the CHPlus program, as necessary. These reviews are independent of the First and Second Stage Audit requirements and are not part of the error rate even when such reviews are conducted in conjunction with other audits. However, any billings identified as improper during such reviews will be recovered by the STATE.

17.4 Facilitated Enrollment Integrity Reviews

The STATE shall conduct a review of the CONTRACTOR'S implementation of its Facilitated Enrollment Integrity Plan. In addition, the STATE will review a sample of applications to ensure that required quality assurances measures are being taken by the CONTRACTOR. The STATE will also review a sample of the applications completed by selected facilitators employed by or working on behalf of the CONTRACTOR.

The STATE shall provide advance notice of the audit and conduct the audit at the CONTRACTOR'S location during normal business hours. After audit field work has been completed, the auditor in charge (AIC) shall hold a closing conference with the CONTRACTOR'S appropriate level of management concerned with the audit to present preliminary audit findings.

The CONTRACTOR shall have 15 calendar days from the date of the closing conference to submit additional comments and documentation to the AIC in order to resolve any factual differences raised during the conference.

The STATE shall mail the Integrity Review Report to the CONTRACTOR within 30 days from when the CONTRACTOR submits any additional documentation to the AIC in order to resolve any factual differences raised during the conference.

17.5 Quality of Care Reviews

The STATE reserves the right to monitor and conduct separate quality of care reviews of services provided to CHPlus enrollees.

The CONTRACTOR will be required to address any deficiencies identified as a result of such reviews in cooperation with the STATE and quality assurance contractors, if applicable, to ensure compliance by the CONTRACTOR in providing all covered health care services to CHPlus enrollees consistent with the benefit package described in section 2 of this Appendix.

The CONTRACTOR is responsible for complying with all quality of care assurances as stipulated in State and federal statutes and regulations.

17.6 Fraud and Abuse

The CONTRACTOR must have procedures designed to safeguard against fraud and abuse. Such procedures must comply with Public Health Law section 4414 and section 98-1.21 of Title 10 of the Official Compilation of Codes, Rules and Regulations of the State of New York; prohibit unsolicited personal contact with potential enrollees by the CONTRACTOR'S employees to influence enrollment with the CONTRACTOR and include mechanisms for the CONTRACTOR to report to the STATE information on violations of law by subcontractors, applicants and other individuals.

The STATE reserves the right to investigate and resolve suspected and apparent instances of fraud or abuse in the CHPlus program and report or refer such cases to the appropriate law enforcement officials. If the STATE identifies fraud and abuse, the STATE reserves the right to review the most recent audit results to determine if the audit results were affected by such fraud and abuse. If, without the fraud and abuse, the error rate would have exceeded 10%, the State reserves the right to conduct a Second stage audit.

The CONTRACTOR must cooperate with any investigations conducted by the U.S. Department of Health and Human Services, Office of the Inspector General, U.S. Attorney's Office, Department of Justice, Federal Bureau of Investigations, the State Attorney General's Office, or the Office of the Medicaid Inspector General. The CONTRACTOR shall make available any necessary data or program information, as requested by the STATE or federal law enforcement officials, to enable the STATE or federal law enforcement officials to investigate and resolve suspected and apparent instances of fraud and abuse in a timely manner.

17.7 Data Access

The CONTRACTOR certifies that it will provide to the STATE enrollment information and any other information required by the STATE and provide access to enrollee health claims data and payment data by the STATE, Centers for Medicare and Medicaid Services (CMS), Office of the State Comptroller, or the Office of the Inspector General (OIG) in accordance with all relevant State and federal laws regarding patient privacy and confidentiality.

The CONTRACTOR shall guarantee the STATE and its authorized representatives ready access to all of the CONTRACTOR'S project sites and all enrollment, financial, clinical or other records and reports relating to the program and shall include a provision in provider agreements guaranteeing the STATE ready access to all provider sites and all enrollment, financial, clinical or other records and reports relating to the program. The STATE shall have full access at reasonable times during normal business hours to all patient medical records consistent with all legal requirements regarding patient privacy and confidentiality, including obtaining consent pursuant to section 98-1.13(1) of Title 10 of the Official Compilation of Codes, Rules and Regulations of the State of New York, and consistent with other STATE regulatory authority to gain access to such information.

The CONTRACTOR shall make available to the STATE upon request any technical data, information or materials developed for and related to the activities required under this AGREEMENT. This includes, but is not limited to, enrollment forms, copies of studies, reports, surveys, proposals, plans, maps, charts, schedules and exhibits as may be required and appropriate to the monitoring and evaluation of activities and services required under this AGREEMENT.

The CONTRACTOR shall maintain all program data, information and reports, including financial, administrative, utilization and patient care data in such a manner as to allow the identification of expenditures, revenue and utilization associated with health care provided to program participants. Records containing such information, including patient-specific records, shall be available at reasonable times to the STATE upon request, and shall be subject to audit. Patient and provider records shall be held by the STATE in compliance with all relevant STATE and federal statutes and regulations including the Personal Privacy Protection Act (Public Officer's Law Article 6-A).

17.8      Data Accuracy and Financial Responsibility

The CONTRACTOR attests to the accuracy, completeness and truthfulness of claims and payment data submitted to the STATE by the CONTRACTOR, to the best of its knowledge, information and belief, under penalty of perjury, and guarantees that it will not avoid costs for services by referring enrollees to publicly supported health care resources. This guarantee shall not be interpreted to impair the CONTRACTOR'S ability to contract with and refer enrollees to publicly supported providers for covered health care services for which such providers are reimbursed by the CONTRACTOR.

The CONTRACTOR shall accept responsibility for compensating the STATE for any improper billings paid on behalf of an enrollee who the CONTRACTOR inappropriately determined eligible for and enrolled in the CHPlus program as revealed during a site visit, desk audit, or other method performed by the STATE or other governing entity. The CONTRACTOR will hold the enrollee harmless for any charges incurred for inappropriately enrolled individuals unless such enrollment was based on fraudulent information submitted by the applicant.

SECTION 18

PAYMENTS and BILLING

18.1 Monthly Premium Payment

The total monthly premium shall be the amount approved by the State Insurance Department in consultation with the STATE in effect at the time of enrollment.

The STATE shall pay the CONTRACTOR the total monthly premium for children in families with gross household income less than 160 percent of the non-farm federal poverty level (FPL) and children who are American Indians or Alaskan Natives (AI/AN)whose gross household income is less than 250 percent of the FPL.

The STATE shall pay the CONTRACTOR the total monthly premium less $9 for each of the first three children in families with gross household income between 160 percent and 222 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

The STATE shall pay the CONTRACTOR the total monthly premium less $15 for each of the first three children in families with gross household income between 223 percent and 250 percent of the FPL. The STATE shall pay the total monthly premium for each additional child.

18.2 Premium Modifications

The total monthly premium may be modified periodically under the CFTPlus program subject to approval of a request from the CONTRACTOR to the STATE and the State Insurance Department. Applications for adjustments must be submitted at least 90 days prior to the requested effective date of the change and will be subject to approval by the STATE and the State Insurance Department. Payment shall be adjusted to cover any premium modifications approved by the STATE and the State Insurance Department. The STATE maintains the right to eliminate an insurer from the CHPlus program if agreement on the premium cannot be reached.

18.3 Payments by the STATE

The STATE share of the premium payment shall be the only payment made by the STATE and includes payments for the following types of activities: administering and marketing the CHPlus program; enrolling children; issuing member handbooks and subscriber contracts; providing and coordinating the provision of health care services to enrollees; performing utilization review and quality of care activities in conformance with this AGREEMENT; performing billing and claims procedures and collecting and submitting data as set forth in this AGREEMENT; and for reimbursing any subcontractor. The STATE shall make payments to the CONTRACTOR within 30 days of receipt of the signed voucher or will be subject to interest payments to the CONTRACTOR in accordance with prompt payment legislation (Article XI-A, State Finance Law).

18.4 Annual Funding

The CONTRACTOR shall receive an annual funding amount to provide and administer a CHPlus program for uninsured children in the counties identified in section 3 of this Appendix or as modified by the STATE. The STATE'S total subsidy to the CONTRACTOR shall be limited to the annual funding amount. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT. The annual funding amount may be modified in accordance with section 18.7.

18.5 Program Enrollment and Annual Funding

The CONTRACTOR shall be entitled to enroll as many members as may be accommodated by the amount of annual funds received from the STATE as provided in section 18.4.  The CONTRACTOR shall monitor enrollment levels such that the amount of STATE funding authorized for a given year is not exceeded. The STATE shall not be obligated to pay more than the annual funds set forth in section 18.4 in the event that the CONTRACTOR enrolls more members than can be accommodated by such annual funds.

18.6 Notification of Maximum Enrollment

The CONTRACTOR shall notify the STATE in writing in a timely manner when current enrollment and pending applications indicate that the CONTRACTOR shall reach ninety percent (90%) of its annual allocation of funding within or by the end of the annual funding allocation period. After receipt of notice from the CONTRACTOR, the STATE shall provide direction to the CONTRACTOR on whether to begin a wait list at ninety percent (90%) or continue to accept applications. If the CONTRACTOR is directed to begin a wait list, the CONTRACTOR and the STATE shall mutually agree in writing upon a plan of action for implementation of a wait list. However, at a minimum, the CONTRACTOR shall include the following factors in this plan of action:

• Intended start date of the wait list;
• Effective enrollment date when enrollment will be limited;
• Affected plan/catchment areas;
• Description of information given to the public regarding the establishment of a wait list;
• Plan for enrollment of transferring and/or new enrollees; and
• Plan for referring applicants to other CHPlus plans in shared service areas.

In addition, if a wait list is initiated, the CONTRACTOR shall provide, in writing, a protocol (plan), acceptable to the STATE, for enrolling all applicants from its wait list before opening enrollment to new applicants. The STATE shall approve such protocol in writing in a timely manner.

18.7 Modification of Annual Funding

The annual funding under this AGREEMENT may be modified (increased or decreased) by the STATE based upon a written request by the CONTRACTOR or on need as determined by the STATE. The STATE shall provide the CONTRACTOR with a written notice of the effective date of modification of the annual funding.

18.8 Monthly Updates of KIDS System

By no later than 6:00 p.m. (EST) on the seventh (7th) business day of the month for which payment is being claimed, the CONTRACTOR shall update the KIDS database to reflect accurate information on the actual number of children enrolled in the program during the month for which payment is claimed by the CONTRACTOR to the STATE. Transactions shall reflect all new enrollment, recertifications, disenrollments and enrollee information changes. The KIDS database shall include information on each enrolled child as required by the Meta Data Repository.

18.9 Accurate Information

The CONTRACTOR shall download, via the HPN, information on the disposition of each transaction submitted to the KIDS system. The CONTRACTOR shall review each transaction disposition to ensure that the KIDS system contains accurate enrollee information.

The CONTRACTOR shall utilize all KIDS reports to ensure accurate payment and enrollment information is submitted to the STATE.

18.10 Voucher Submission

The CONTRACTOR shall submit a monthly voucher by no later than the tenth (10th) business day of each month for which payment is being claimed. The CONTRACTOR shall download a standard voucher through the HPN which reflects the information contained in the KIDS system. Such standard voucher shall be used by the CONTRACTOR to receive payment for all children eligible for a subsidy payment and shall be submitted to the STATE. Vouchers must be signed by an authorized representative of the CONTRACTOR and accompanied by a brief cover letter that identifies a name and phone number of a person authorized to speak on behalf of the CONTRACTOR if questions arise. The CONTRACTOR shall submit vouchers to the STATE'S designated payment office.

18.11 Adjustments

The CONTRACTOR must submit to and be accepted by the KIDS system any necessary adjustments for any period for which a prior claim was paid to the CONTRACTOR by the STATE, no later than a date within the second calendar year from the original claim and according to the following schedule: for the original claim months of January through March, the adjustment must be reflected on the December voucher, for the original claim months of April through June, the adjustment must be reflected on the March voucher, for the original claim months of July through September, the adjustment must be reflected on the June voucher, and for the original claim months of October through December, the adjustment must be reflected on the September voucher.

18.12 Payment by the Office of the State Comptroller

The Office of the State Comptroller shall reimburse the CONTRACTOR for an amount up to, and not to exceed, the annual funding amount indicated in section 18.4 or as modified in accordance with section 18.7. Payment shall be based upon the CONTRACTOR'S submission and the STATE'S acceptance of those deliverables identified in section 16 of this Appendix and the CONTRACTOR meeting its responsibilities set forth in this AGREEMENT. Notwithstanding any other provision of this AGREEMENT, in no event shall the amount paid to the CONTRACTOR exceed the total annual funding amount stated in section 18.4 or as modified in accordance with section 18.7.

SECTION 19

QUALITY ASSURANCE

19.1 Internal Quality Assurance Program

a) CONTRACTOR must operate a quality assurance program which is approved by the STATE and which includes methods and procedures to control the utilization of services consistent with Article 49 of the PHL and 42 CFR Part 456. Enrollee's records must include information needed to perform utilization review as specified in 42 CFR §§ 456.111 and 456.211. The CONTRACTOR'S approved quality assurance program must be kept on file by the CONTRACTOR. The CONTRACTOR shall not modify the quality assurance program without the prior written approval of the STATE.

b) Where performance is less than the statewide average or another standard as defined by the STATE and developed in consultation with MCOs and appropriate clinical experts, the CONTRACTOR will be required to develop and implement a plan for improving performance that is approved by the STATE and that specifies the expected level of improvement and timeframes for actions expected to result in such improvement. In the event that such approved plan proves to be impracticable or does not result in the expected level of improvement, the CONTRACTOR shall, in consultation with STATE, develop alternative plans to achieve improvement, to be implemented upon STATE approval. If requested by the STATE, the CONTRACTOR agrees to meet with the STATE to review improvement plans and quality performance.

19.2 Standards of Care

a) The CONTRACTOR must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups or the guidelines of programs such as the American Academy of Pediatrics, the American Academy of Family Physicians, the US Task Force on Preventive Care, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age twenty-one (21), the American Medical Association's Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists, the American Diabetes Association, and the AIDS Institute clinical standards for adult, adolescent, and pediatric care.

b) The CONTRACTOR must ensure that its decisions for utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines.

c) The CONTRACTOR must have mechanisms in place to disseminate any changes in practice guidelines to its Participating Providers at least annually, or more frequently, as appropriate.

d) The CONTRACTOR shall develop and implement protocols for identifying Participating Providers who do not adhere to practice guidelines and for making reasonable efforts to improve the performance of these providers.

e) Annually, the CONTRACTOR shall select a minimum of two practice guidelines and monitor the performance of appropriate Participating Providers (or a sample of providers) against such guidelines.

19.3 CHPlus Quality of Care Review

The STATE reserves the right to monitor and conduct a separate quality of care review audit of services provided to enrollees participating in the CHPlus program.

19.4 Deficiencies in Quality of Care

The CONTRACTOR will be required to address deficiencies relating to results of Quality Assurance and utilization reviews in cooperation with the STATE and quality assurance contractors, if applicable, to ensure compliance in the appropriate provision of benefits to enrollees under the CHPlus program.

SECTION 20

MEMBER SERVICES

20.1 General Functions

a) The CONTRACTOR shall operate a member services department during regular business hours, which must be accessible to enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the CONTRACTOR must have a telephone system capable of accepting, recording or providing instruction in response to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received.

b) At a minimum, the member services department must be staffed at a ratio of at least one (1) full time equivalent member service representative for every four thousand (4,000) or fewer enrollees.

c) Member services staff must be responsible for the following:

i) Explaining the CONTRACTOR'S rules for obtaining services and assisting enrollees in making appointments.

ii)  Assisting enrollees to select or change Primary Care Providers.

iii)  Fielding and responding to enrollee questions and complaints, and advising enrollees of the prerogative to complain to the STATE at any time.

iv)  Clarifying information in the subscriber contract or member handbook for enrollees.

v) Advising enrollees of the CONTRACTOR'S complaint and appeals program, the utilization review process, and enrollee's rights to an external review.

20.2 Translation and Oral Interpretation

a) The CONTRACTOR must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the prospective enrollees of the CONTRACTOR in any county of the service area speak that particular language and do not speak English as a first language.

b) In addition, verbal interpretation services must be made available to enrollees and potential enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

c) The STATE will determine the need for other than English translations based on county-specific census data or other available measures.

20.3      Communicating with the Visually, Hearing and Cognitively Impaired
The CONTRACTOR also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

SECTION 21

PROVIDER NETWORKS

21.1      Network Requirements

a) CONTRACTOR will establish and maintain a network of Participating Providers.

i) In establishing the network, the CONTRACTOR must consider the following: anticipated enrollment, expected utilization of services by the population to be enrolled, the number and types of providers necessary to furnish the services in the Benefit Package, the number of providers who are not accepting new patients, and the geographic location of the providers and enrollees.

ii) The CONTRACTOR'S network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse providers, allied health professionals, ancillary providers, DME providers, home health providers and pharmacies.

iii) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

b) The CONTRACTOR shall not include in its network any provider:

i) who has been sanctioned or prohibited from participation in federal health care programs under either section 1128 or section 1128A of the SSA; or

ii) who has had his/her license suspended by the New York State Education Department or the New York State Department of Health, Office of Professional Medical Conduct.

c) The CONTRACTOR must require that Participating Providers offer hours of operation that are no less than the hours of operation offered to commercial members.

d) The CONTRACTOR shall submit its network for the STATE to assess for adequacy through the HPN prior to execution of this AGREEMENT and quarterly thereafter throughout the term of this AGREEMENT, and upon request by the STATE when it determines there has been a significant change that could affect adequate capacity.

e) CONTRACTOR must limit participation to providers who agree that payment received from the CONTRACTOR for services included in the benefit package is payment in full for services provided to enrollees, except for the collection of applicable co-payments from enrollee's, if any, as provided by law.

21.2      Absence of Appropriate Network Provider

In the event that the CONTRACTOR determines that it does not have a participating provider with appropriate training and experience to meet the particular health care needs of an enrollee, the CONTRACTOR shall make a referral to an appropriate non-participating provider, pursuant to a treatment plan approved by the CONTRACTOR in consultation with the primary care provider, the non-participating provider and the enrollee or the enrollee's designee. The CONTRACTOR shall pay for the cost of the services in the treatment plan provided by the non-participating provider for as long as the CONTRACTOR is unable to provide the service through a participating provider.

21.3 Suspension of Enrollee Assignments To Providers

The CONTRACTOR shall ensure that there is sufficient capacity, consistent with the STATE'S standards, to serve enrollees under this AGREEMENT. In the event any of the CONTRACTOR'S participating providers are no longer able to accept assignment of new enrollees due to capacity limitations, as determined by the STATE, the CONTRACTOR will suspend assignment of any additional enrollees to such participating provider until such provider is capable of further accepting enrollees. When a participating provider has more than one (1) site, the suspension will be made by site.

21.4 Credentialing

a) Credentialing/Recredentialing Process

The CONTRACTOR shall have in place a formal process, consistent with the STATE'S Recommended Guidelines for Credentialing Criteria, for credentialing participating providers on a periodic basis (not less than once every three (3) years) and for monitoring participating providers performance.

b) Licensure

The CONTRACTOR shall ensure, in accordance with Article 44 of the PHL, that persons and entities providing care and services for the CONTRACTOR in the capacity of physician, dentist, physician assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law and that the functions and responsibilities of such persons and entities in providing benefit package services under this AGREEMENT do not exceed those permissible under New York law.

c) Minimum Standards

i)    The CONTRACTOR agrees that all network physicians will meet at least one (1) of the following standards, except as specified in section 21.15 (c) and Attachment A of this section: i)   Be board-certified or board-eligible in their area of specialty; ii)   Have completed an accredited residency program; or
iii) Have admitting privileges at one (1) or more hospitals participating in the CONTRACTOR'S network.

21.5 STATE Exclusion or Termination of Providers

If the STATE excludes or terminates a provider from its Medicaid program, the CONTRACTOR shall, upon learning of such exclusion or termination, immediately terminate the provider agreement with the participating provider with respect to the CONTRACTOR'S CHPlus product, and agrees to no longer utilize the services of the subject provider, as applicable. The CONTRACTOR shall access information pertaining to excluded Medicaid providers through the STATE HPN. Such information available to the CONTRACTOR on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the CONTRACTOR become aware, through the HPN or any other source, of a State exclusion or termination, the CONTRACTOR shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this section.

21.6 Application Procedure

a) The CONTRACTOR shall establish a written application procedure to be used by a health care professional interested in serving as a participating provider with the CONTRACTOR. The criteria for selecting providers, including the minimum qualification requirements that a health care professional must meet to be considered by the CONTRACTOR, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon request, the application procedures and minimum qualification requirements must be made available to health care professionals.

b) The selection process may not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

c) The CONTRACTOR may not discriminate with regard to the participation, reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable State law, solely on the basis of that license or certification. This does not preclude the CONTRACTOR from including providers only to the extent necessary to meet its needs; or from establishing different payment rates for different counties or different specialists; or from establishing measures designed to maintain the quality of services and control costs consistent with its responsibilities.

d) If the CONTRACTOR does not approve an individual or group of providers as participating providers, it must give the affected providers written notice of the reason for its decision.

21.7 Evaluation Information

The CONTRACTOR shall develop and implement policies and procedures to ensure that participating providers are regularly advised of information maintained by the CONTRACTOR to evaluate their performance or practice. The CONTRACTOR shall consult with health care professionals in developing methodologies to collect and analyze participating providers profiling data. The CONTRACTOR shall provide any such information and profiling data and analysis to its participating providers. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a participating provider shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. Upon presentation of such information or data, each participating provider shall be given the opportunity to discuss the unique nature of his or her patient population which may have a bearing on the participating provider's profile and to work cooperatively with the CONTRACTOR to improve performance.

21.8 Choice/Assignment of Primary Care Providers (PCPs)

a) The CONTRACTOR shall offer each enrollee the choice of no fewer than three (3) PCPs within distance/travel time standards as set forth in section 22.5 of this Appendix.

b) CONTRACTOR must assign a PCP to enrollees who fail to select a PCP. The assignment of a PCP by the CONTRACTOR may occur after written notification of the enrollee by the CONTRACTOR but in no event later than thirty (30) days after the effective date of enrollment, and only after the CONTRACTOR has made reasonable efforts to contact the enrollee and inform him/her of his/her right to choose a PCP.

c) PCP assignments should be made taking into consideration the following:

i)  Enrollee's geographic location;
ii)  any special health care needs, if known by the CONTRACTOR; and
iii) any special language needs, if known by the CONTRACTOR.

d)   In circumstances where the CONTRACTOR operates or contracts with a multi-provider clinic to deliver primary care services, the enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This "lead" provider will be held accountable for performing the PCP duties.

21.9     Enrollee PCP Changes

a) The CONTRACTOR must allow enrollees the freedom to change PCPs, without cause, within thirty (30) days of the enrollee's first appointment with the PCP. After the first thirty (30) days, the CONTRACTOR may elect to limit the enrollee to changing PCPs every six (6) months without cause.

b) The CONTRACTOR must process a request to change PCPs and advise the enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first (1st) day of the second (2nd) month following the month in which the request is made.

c) The CONTRACTOR will provide enrollees with an opportunity to select a new PCP in the event that the enrollee's current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

d) In the event that an assignment of a new PCP is necessary due to the unavailability of the enrollee's former PCP, such assignment shall be made in accordance with the requirements of section 21.8.

e) In addition to those conditions and circumstances under which the CONTRACTOR may assign an enrollee a PCP when the enrollee fails to make an affirmative choice of a PCP, the CONTRACTOR may initiate a PCP change for an enrollee under the following circumstances:

i)    The enrollee requires specialized care for an acute or chronic condition and the enrollee and CONTRACTOR agree that reassignment to a different PCP is in the enrollee's interest.
ii)  The enrollee's place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.
iii) The enrollee's PCP ceases to participate in the CONTRACTOR'S network.
iv) The enrollee's behavior toward the PCP is disruptive and the PCP. has made all reasonable efforts to accommodate the enrollee.
v)   The enrollee has taken legal action against the PCP or the PCP has taken legal action against the enrollee.

f) Whenever initiating a change, the CONTRACTOR must offer affected enrollees the opportunity to select a new PCP in the manner described in section 21.8.

21.10 Provider Status Changes

a) PCP Changes

i)   The CONTRACTOR agrees to notify its enrollees of any of the following PCP changes:

A) Enrollees will be notified within fifteen (15) days from the date on which the CONTRACTOR becomes aware that such enrollee's PCP has changed his or her office address or telephone number.

B) If a PCP ceases participation in the CONTRACTOR'S network, the CONTRACTOR shall provide written notice within fifteen (15) days from the date that the CONTRACTOR becomes aware of such change in status to each enrollee who has chosen the provider as his or her PCP. In such cases, the notice shall describe the procedures for choosing an alternative PCP, a list of other health plans that participate in the enrollee's service area and the CHPlus hotline number (1-800-698-4543) so the enrollee can determine if the PCP participates in another health plan, and in the event that the enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6 (e) of PHL § 4403.

C) Where an enrollee's PCP ceases participation with the CONTRACTOR, the CONTRACTOR must ensure that the enrollee selects or is assigned to a new PCP within thirty (30) days of the date of the notice to the enrollee.

b) Other Provider Changes

In the event that an enrollee is in an ongoing course of treatment with another participating provider who becomes unavailable to continue to provide services to such enrollee, the CONTRACTOR shall provide written notice to the enrollee within fifteen (15) days from the date on which the CONTRACTOR becomes aware of the participating provider's unavailability to the enrollee. In such cases, the notice shall describe the procedures for continuing care consistent with PHL § 4403 (6)(e) and for choosing an alternative participating provider.

21.11 PCP Responsibilities

In conformance with the benefit package, the PCP shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist; arrange inpatient care, consultations with specialists, and laboratory and radiological services when medically necessary; coordinate the findings of consultants and laboratories; and interpret such findings to the enrollee and the enrollee's family, subject to the confidentiality provisions of this AGREEMENT, and maintain a current medical record for the enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.

21.12 Member to Provider Ratios

a)   The CONTRACTOR agrees to adhere to the member-to-PCP ratios shown below. These ratios are CONTRACTOR-specific, and assume the PCP is a full time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the CONTRACTOR):

l)   No more than 1,500 enrollees for each PCP, or 2,400 for a PCP practicing in combination with a registered physician assistant or a certified nurse practitioner.

ii)  No more than 1,000 enrollees for each certified nurse practitioner.

b)  The CONTRACTOR agrees that these ratios will be prorated for participating providers who represent less than a FTE to the CONTRACTOR.

21.13 Minimum PCP Office Hours

a) General Requirements

A PCP must practice a minimum of sixteen (16) hours a week at each primary care site.

b) Waiver of Minimum Hours

The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the CONTRACTOR to the Medical Director of the Office of Managed Care for review and approval; and the physician must be available at least eight hours/week; the physician must be practicing in a Health Provider Shortage Area (HPSA) or other similarly determined shortage area; the physician must be able to fulfill the other responsibilities of a PCP (as described in this section); and the waiver request must demonstrate there are systems in place to guarantee continuity of care and to meet all access and availability standards (24-hour/7 days per week coverage, appointment availability, etc.).

12.14 Primary Care Practitioners

a) General Limitations

The CONTRACTOR agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, and General Internal Medicine except as specified in paragraphs (b), (c), and (d) of this Section.

b) Specialists and Sub-specialists as PCPs

The CONTRACTOR is permitted to use specialist and sub-specialist physicians as PCPs when such an action is considered by the CONTRACTOR to be medically appropriate and cost-effective. As an alternative, the CONTRACTOR may restrict its PCP network to primary care specialties only, and rely on standing referrals to specialists and sub-specialists for enrollees who require regular visits to such physicians.

c) OB/GYN Providers as PCPs

The CONTRACTOR, at its option, is permitted to use OB/GYN providers as PCPs, subject to STATE qualifications.

d) Certified Nurse Practitioners as PCPs

The CONTRACTOR is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State law.

21.15 PCP Teams

a) General Requirements

The CONTRACTOR may designate teams of physicians/certified nurse practitioners to serve as PCPs for enrollees. Such teams may include no more than four (4) physicians/certified nurse practitioners and, when an enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

b) Registered Physician Assistants as Physician Extenders

The CONTRACTOR is permitted to use registered physician assistants as physician-extenders, subject to their scope of practice limitations under New York State Law.

c) Medical Residents and Fellows

The CONTRACTOR shall comply with the STATE Guidelines for use of Medical Residents and fellows as found in Attachment A of this section.

21.16 Hospitals

a) Tertiary Services

The CONTRACTOR will establish hospital networks capable of furnishing the full range of tertiary services to enrollees. CONTRACTORS shall ensure that all enrollees have access to at least one (1) general acute care hospital within thirty (30) minutes/thirty (30) miles travel time (by car or public transportation) from the enrollee's residence unless none are located within such a distance. If none are located within thirty (30) minutes travel time/ thirty (30) miles travel distance, the CONTRACTOR must include the next closest site in its network.

b) Emergency Services

The CONTRACTOR shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its service area to provide emergency services.

21.17 Dental Networks

The CONTRACTOR'S dental network shall include geographically accessible general dentists sufficient to offer each enrollee a choice of two (2) primary care dentists in their service area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 enrollees. Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network must include dentists with expertise in serving special needs populations (e.g., HTV+ and developmentally disabled patients).

21.18 Mental Health and Chemical Dependence Services Providers

a)   The CONTRACTOR will include a full array of mental health and chemical dependence services providers in its network, in sufficient numbers to assure accessibility to benefit package services for enrollees, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

b)   The STATE defines mental health and chemical dependence services providers to include the following: individual practitioners, psychiatrists, psychologists, psychiatric nurse practitioners, psychiatric clinical nurse specialists, licensed certified social workers, OMH and OASAS programs and clinics, and providers of mental health and/or chemical dependence services certified or licensed pursuant to Article 31 or 32 of the Mental Hygiene Law, as appropriate.

21.19 Laboratory Procedures

The CONTRACTOR agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

21.20 Federally Qualified Health Centers (FQHCs)

a) The CONTRACTOR shall contract with at least one FQHC operating in each of its counties. However, the CONTRACTOR has the option to make a written request to the STATE for an exemption from the FQHC contracting requirement, if the CONTRACTOR demonstrates, with supporting documentation, that it has adequate capacity and will provide a comparable level of clinical and enabling services (e.g., outreach, referral services, social support services, culturally sensitive services such as training for medical and administrative staff, medical and non-medical and case management services) to vulnerable populations in lieu of contracting with an FQHC in each county. Written requests for exemptions from this requirement are subject to approval by CMS.

b) When the CONTRACTOR participates in a county where a MCO that is sponsored, owned and/or operated by one or more FQHCs exists, the CONTRACTOR is not required to include any FQHCs within its network in that county.

21.21 Provider Services Function

a)   The CONTRACTOR will operate a provider services function during regular business hours.  At a minimum, the CONTRACTOR'S provider services staff must be responsible for the following:

i)   Assisting providers with prior authorization and referral protocols.
ii)  Assisting providers with claims payment procedures.
iii) Fielding and responding to provider questions and complaints.

21.22 Pharmacies

a)   The CONTRACTOR shall include pharmacies as participating providers in its CHPlus product in sufficient numbers to meet the following distance/travel time standards:

i)   Non-Metropolitan areas - thirty (30) miles/thirty (30) minutes from the CHPlus enrollee's residence.

ii)  Metropolitan areas - thirty (30) minutes by public transportation from the CHPlus enrollee's residence.

b) Transport time and distance in rural areas may be greater than thirty (30) minutes or thirty (30) miles from the CHPlus enrollee's residence only if based on the community standard for accessing care or if by CHPlus enrollee choice. Where the transport time and/or distances are greater, the exceptions must be justified and documented by the STATE on the basis of community standards.

c) The CONTRACTOR also must contract with twenty-four (24) hour pharmacies and must ensure that all CHPlus enrollees have access to at least one such pharmacy within thirty (30) minutes travel time (by car or public transportation) from the CHPlus enrollee's residence, unless none are located within

d) For certain conditions, such as PKU and cystic fibrosis, the CONTRACTOR is encouraged to make pharmacy arrangements with specialty centers treating these conditions, when such centers are able to demonstrate quality and cost effectiveness.

e) The CONTRACTOR may make use of mail order prescription deliveries, where clinically appropriate and desired by the CHPlus enrollee.

f) The CONTRACTOR may utilize formularies and may employ the services of a pharmacy benefit manager or utilization review agent, provided that such manager or agent covers a prescription drug benefit equivalent to the requirements for prescription drug coverage described in section 2 of this Appendix and maintains an internal and external review process for medical exceptions.

Section 21

Attachment A

GUIDELINES FOR USE OF MEDICAL RESIDENTS

New York State Department of Health
Guidelines for Use of Medical Residents

Medical Residents

(a) Medical Residents as Primary Care Providers (PCPs). MCOs may utilize medical residents as participants (but not designated as 'PCPs') in the care of enrollees as long as all of the following conditions are met:

1) Residents are a part of patient care' teams headed by fully licensed and MCO credentialed attending physicians serving patients in one or more training sites in an "up weighted" or "designated priority" residency program. Residents in a training program which was disapproved as a designated priority program solely due to the outcome measurement requirement for graduates may be eligible to participate in such patient care teams.

2) Only the attending physicians and nurse practitioners on the training team, not residents, may be credentialed to the MCO and may be empanelled with enrollees. Enrollees must be assigned an attending physician or certified nurse practitioner to act as their PCP, though residents on the team may perform all or many of the visits to the enrollee as long as the majority of these visits are under the direct supervision of the enrollee's designated PCP. Enrollees have the right to request care by their PCP in addition or instead of being seen by a resident.

3) Residents may work with attending physicians and certified nurse practitioners to provide continuity of care to patients under the supervision of the patient's PCP. Patients must be made aware of the resident/attending relationship and be informed of their rights to be cared for directly by their PCP.

4) Residents eligible to be involved in a continuity relationship with patients must be available at least 20% of the total training time in the continuity of care setting and no less than 10% of training time in any training year must be in the continuity of care setting and no fewer than nine (9) months a year must be spent in the continuity of care setting.

5) Residents meeting these criteria provide increased capacity for enrollment to their team according to the following formula:

PGY-1 300perFTE
PGY-2 750perFTE
PGY-3 1125 per FTE
PGY-4 1500 per FTE

Only hours spent routinely scheduled for patient care in the continuity of care training site may count as providing capacity and are based on 1.0 FTE = 40 hours.

6) In order for a resident to provide continuity of care to an enrollee, both the resident and the attending PCP must have regular hours in the continuity site and must be scheduled to be in the site together the majority of the time.

7) A preceptor/attending is required to be present a minimum of sixteen (16) hours of combined precepting and direct patient care in the primary care setting to be counted as a team supervising PCP and accept an increased number of enrollees based upon the residents working on his/her team. Time spent in patient care activities at other clinical sites or in other activities off-site is not counted towards this requirement.

8) A sixteen (16) hour per week attending may have no more than four (4) residents on their team. Attendings spending twenty-four (24) hours per week in patient care/supervisory activity at the continuity site could have six (6) residents per team. Attendings spending thirty-two (32) hours per week could have eight (8) residents on their team. Two (2) or more attendings may join together to form a larger team as long as the ratio of attending to residents does not exceed 1:4 and all attendings comply with the sixteen (16) hour minimum.

9) Specialty consults must be performed of directly supervised by a MCO credentialed specialist. The specialist may be assisted by a resident or fellow.

10) Responsibility for the care of the enrollee remains with the attending physician. All attending/resident teams must provide adequate continuity of care, twenty-four (24) hour a day, seven (7) day a week coverage, and appointment and availability access.

11) Residents who do not qualify to act as continuity providers as part of an attending/resident team may still participate in the episodic care of enrollees as long as that care is under the supervision of an attending physician credentialed to a MCO. Such residents would not add to the capacity of that attending to empanel enrollees, however.

12) Certified nurse practitioners and registered physician's assistants may not act as attending preceptors for resident physicians.

(b) Medical Residents as Specialty Care Providers

(1) Residents may participate in the specialty care of Medicaid managed care patients in all settings supervised by fully licensed and MCO/Prepaid Health Services Plan (PHSP) credentialed specialty attending physicians.

(2) Only the attending physicians, not residents or fellows, may be credentialed by the MCO. Each attending must be credentialed by each MCO with which they will participate. Residents may perform all or many of the clinical services for the enrollee as long as these clinical services are under the supervision of an appropriately credentialed specialty physician. Even when residents are credentialed by their program in particular procedures, certifying their competence to perform and teach those procedures, the overall care of each enrollee remains the responsibility of the supervising MCO-credentialed attending.

It is understood that many enrollees will identify a resident as their specialty provider but the responsibility for all clinical decision-making remains with the attending physician of record.

(3) Enrollees must be given the name of the responsible attending physician in writing and be told how they may contact their attending physician or covering physician, if needed. This allows enrollees to assist in the communication between their primary care provider and specialty attending and enables them to reach the specialty attending if an emergency arises in the course of their care. Enrollees must be made aware of the resident/attending relationship and must have a right to be cared for directly by the responsible attending physician, if requested.

(4) Enrollees requiring ongoing specialty care must be cared for in a continuity of care setting. This requires the ability to make follow-up appointments with a particular resident/attending physician, or if that provider team is not available, with a member of the provider's coverage group in order to insure ongoing responsibility for the patient by his/her MCO credentialed specialist. The responsible specialist and his/her specialty coverage group must be identifiable to the patient as well as to the referring PCP.

(5) Attending specialists must be available for emergency consultation and care during non-clinic hours. Emergency coverage may be provided by residents under adequate supervision. The attending or a member of the attending's coverage group must be available for telephone and/or in-person consultation when necessary.

(6) All training programs participating in Medicaid managed care must be accredited by the appropriate academic accrediting agency.

(7) All sites in which residents train must produce legible (preferably typewritten) consultation reports. Reports must be transmitted such that they are received in a time frame consistent with the clinical condition of the patient, the urgency of the problem and the need for follow-up by the PCP. At a minimum, reports should be transmitted so that they are received no later than two (2) weeks from the date of the specialty visit.

(8) Written reports are required at the time of initial consultation and again with the receipt of all major significant diagnostic information or changes in therapy. In addition, specialists must promptly report to the referring primary care physician any significant findings or urgent changes in therapy which result from the specialty consultation.

All training sites must deliver the same standard of care to all patients irrespective of payer.  Training sites must integrate the care of Medicaid, uninsured and private patients in the same settings.

SECTION 22
ACCESS REQUIREMENTS

22.1 General Requirement

The CONTRACTOR will establish and implement mechanisms to ensure that participating providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.

22.2 Appointment Availability Standards

a)   The CONTRACTOR shall comply with the following minimum appointment availability standards, as applicable1.

i)  For emergency care: immediately upon presentation at a service delivery site.
ii) For urgent care: within twenty-four (24) hours of request.
iii) Non-urgent "sick" visit: within forty-eight (48) to seventy-two (72) hours of request, as clinically indicated.
iv) Routine non-urgent, preventive appointments: within four (4) weeks of request.
v)  Specialist referrals (not urgent): within four (4) to six (6) weeks of request.
vi) Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.
vii) Well child care: within four (4) weeks of request. viii)   Initial family planning visits: within two (2) weeks of request.
ix) Pursuant to an emergency or hospital discharge, mental health or substance abuse follow-up visits with a participating provider (as included in the benefit package): within five (5) days of request, or as clinically indicated.
x)  Non-urgent mental health or substance abuse visits with a participating provider (as included in the benefit package): within two (2) weeks of request.
xi) Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

22.3 Twenty-Four (24) Hour Access

a) The CONTRACTOR must provide access to medical services and coverage to enrollees, either directly or through their PCPs and OB/GYNs, on a twenty-four (24) hour a day, seven (7) day a week basis. The CONTRACTOR must instruct enrollees on what to do to obtain services after business hours and on weekends.

b) The CONTRACTOR may satisfy the requirement in paragraph (a) of this section by requiring their PCPs and OB/GYNs to have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. Under no circumstances may the CONTRACTOR routinely refer calls to an emergency room.

22.4 Appointment Waiting Times
Enrollees with appointments shall not routinely be made to wait longer than one hour.

22.5 Travel Time Standards
a)   The CONTRACTOR will maintain a network that is geographically accessible to the population to be served.

_________________________
1 These are general standards and are not intended to supersede sound clinical judgment as to the necessity for care and services on a more expedient basis, when judged clinically necessary and appropriate.

b)  Primary Care

i)   Travel time/distance to primary care sites shall not exceed thirty (30) minutes from the enrollee's residence in metropolitan areas or thirty (30) minutes/thirty (30) miles from the enrollee's residence in non-metropolitan areas.   Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles from the enrollee's residence if based on the community standard for accessing care or if by enrollee choice.

ii)  Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.

c)   Other Providers

Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed thirty (30) minutes/thirty (30) miles from the enrollee's residence. Transport time and distance in rural areas to specialty care, hospitals, mental health, lab and x-ray providers may be greater than thirty (30) minutes/thirty (30) miles from the enrollee's residence if based on the community standard for accessing care or if by enrollee choice.

22.6     Service Continuation

a) New Enrollees

i)   If a new enrollee has an existing relationship with a health care provider who is not a member of the CONTRACTOR'S provider network, the CONTRACTOR shall permit the enrollee to continue an ongoing course of treatment by the non-participating provider during a transitional period of up to sixty (60) days from the effective date of enrollment, if, (1) the enrollee has a life-threatening disease or condition or a degenerative and disabling disease or condition, or (2) the enrollee has entered the second trimester of pregnancy at the effective date of enrollment, in which case the transitional period shall include the provision of postpartum care directly related to the delivery up until sixty (60) days post partum. If the new enrollee elects to continue to receive care from such non-participating provider, such care shall be authorized by the CONTRACTOR for the transitional period only if the non-participating provider agrees to:

A) accept reimbursement from the CONTRACTOR at rates established by the CONTRACTOR as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the CONTRACTOR'S network for such services;

B) adhere to the CONTRACTOR'S quality assurance requirements and agrees to provide to the CONTRACTOR necessary medical information related to such care; and

C) otherwise adhere to the CONTRACTOR'S policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the CONTRACTOR.

ii)  In no event shall this requirement be construed to require the CONTRACTOR to provide coverage for benefits not otherwise covered.

b) Enrollees Whose Health Care Provider Leaves Network

i)   The CONTRACTOR shall permit an enrollee, whose health care provider has left the CONTRACTOR'S network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional's ability to practice, to continue an ongoing course of treatment with the enrollee's current health care provider during a transitional period consistent with PHL § 4403(6)(e).

ii)  The transitional period shall continue up to ninety (90) days from the date the provider's contractual obligation to provide services to the CONTRACTOR'S enrollees terminates; or, if the enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum care directly related to the delivery through sixty (60) days post partum. If the enrollee elects to continue to receive care from such non-participating provider, such care shall be authorized by the CONTRACTOR for the transitional period only if the non-participating provider agrees to:

A) Accept reimbursement from the CONTRACTOR  at rates established by the CONTRACTOR as payment in full, which rates shall be no more than the level of . reimbursement applicable to similar providers within the CONTRACTOR'S network for such services;

B) adhere to the CONTRACTOR'S quality assurance requirements and agrees to provide to the CONTRACTOR necessary medical information related to such care; and

C) otherwise adhere to the CONTRACTOR'S policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the CONTRACTOR.

iii) In no event shall this requirement be construed to require the CONTRACTOR to provide coverage for benefits not otherwise covered.

22.7 Standing Referrals

The CONTRACTOR will implement policies and procedures to allow for standing referrals to specialist physicians for enrollees who have ongoing needs for care from such specialists consistent with PHL § 4403(6)(b).

22.8 Specialist as a Coordinator of Primary Care

The CONTRACTOR will implement policies and procedures to allow enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that enrollee consistent with PHL § 4403 (6)(c).

22.9 Specialty Care Centers

The CONTRACTOR will implement policies and procedures to allow enrollees with a life-threatening or a degenerative and disabling condition or disease which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the life-threatening or degenerative and disabling disease or condition consistent with PHL § 4403(6)(d).

22.10 Cultural Competence

The CONTRACTOR will participate in the STATE'S efforts to promote the delivery of services in a culturally competent manner to all enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.

SECTION 23
SUBCONTRACTS AND PROVIDER  AGREEMENTS

23.1 Written Subcontracts

a) The CONTRACTOR may not enter into any subcontracts related to the delivery of services to enrollees except by a written agreement.

b) If the CONTRACTOR enters into subcontracts for the performance of work pursuant to this AGREEMENT, the CONTRACTOR shall retain full responsibility for performance of the subcontracted services. Nothing in the subcontract shall impair the rights of the STATE under this AGREEMENT. No contractual relationship shall be deemed to exist between the subcontractor and the STATE.

c) The delegation by the CONTRACTOR of its responsibilities under the terms of this AGREEMENT to any subcontractors will be limited to those specified in the subcontracts.

23.2 Permissible Subcontracts

CONTRACTOR may subcontract for provider services and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to the STATE. The CONTRACTOR must evaluate the prospective subcontractor's ability to perform the activities to be delegated.

23.3 Provision of Services through Provider Agreements

All medical care and/or services covered under this AGREEMENT, with the exception of seldom used subspecialty and emergency services and services for which enrollees can self-refer, shall be provided through provider agreements with participating providers.

23.4 Approvals

a) Provider Agreements shall require the approval of the STATE as set forth in PHL §4402 andlONYCRRPart98.

b) If a subcontract is for management services under 10 NYCRR Part 98, it must be approved by the STATE prior to its becoming effective.

c) The CONTRACTOR shall notify the STATE of any material amendments to any provider agreement as set forth in 10 NYCRR Part 98.

23.5 Required Components

a) All subcontracts, including provider agreements, entered into by the CONTRACTOR to provide program services under this AGREEMENT shall contain provisions specifying:

i) the activities and report responsibilities delegated to the subcontractor; and provide for revoking the delegation, in whole or in part, and imposing other sanctions if the subcontractor's performance does not satisfy standards set forth in this AGREEMENT, and an obligation for the provider to take corrective action.

ii) that the work performed by the subcontractor must be in accordance with the terms of this AGREEMENT; and

iii) that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this AGREEMENT.

b) The CONTRACTOR shall impose obligations and duties on its subcontractors, including its participating providers, that are consistent with this AGREEMENT, and that do not impair any rights accorded to the STATE or the federal Department of Health and Human Services.

c) No subcontract, including any provider agreement, shall limit or terminate the CONTRACTOR'S duties and obligations under this AGREEMENT.

d) Nothing contained in this AGREEMENT shall create any contractual relationship between any subcontractor of the CONTRACTOR, including its participating providers, and the STATE.

e) Any subcontract entered into by the CONTRACTOR shall fulfill the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under such subcontract.

f) The CONTRACTOR shall also require that, in the event the CONTRACTOR fails to pay any subcontractor, including any participating provider in accordance with the subcontract or provider agreement, the subcontractor or participating provider will not seek payment from the STATE, the enrollee or persons acting on an enrollee's behalf.

g) The CONTRACTOR shall include in every provider agreement a procedure for the resolution of disputes between the CONTRACTOR and its participating providers.

h) The CONTRACTOR must monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to time frames established by the STATE, consistent with STATE laws and regulations, and the terms of this AGREEMENT. When deficiencies or areas for improvement are identified, the CONTRACTOR and subcontractor must take corrective action.

23.6 Timely Payment

CONTRACTOR shall make payments to participating providers and to non-participating providers, as applicable, for items and services covered under this AGREEMENT on a timely basis consistent with the claims payment procedures described in the New York State Insurance Law § 3224-a.

23.7 Recovery of Overpayments to Providers

Consistent with the exception language in section 3224-b of the Insurance Law, the CONTRACTOR shall retain the right to audit participating providers' claims for a six year period from the date the care, services or supplies were provided or billed, whichever is later, and to recoup any overpayments discovered as a result of the audit. This six year limitation does not apply to situations in which fraud may be involved or in which the provider or an agent of the provider prevents or obstructs the CONTRACTOR'S auditing.

23.8 Restrictions on Disclosure

a)   The CONTRACTOR shall not by contract or written policy or written procedure prohibit or restrict any health care provider from the following:

i) Disclosing to any subscriber, enrollee, patient, designated representative or, where appropriate, prospective enrollee any information that such provider deems appropriate regarding:

A) a condition or a course of treatment with such subscriber, enrollee, patient, designated representative or prospective enrollee, including the availability of other therapies, consultations, or tests; or
B) the provisions, terms, or requirements of the CONTRACTOR'S CHPlus product as it relates to the enrollee, where applicable.

ii)  Filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the CONTRACTOR when he or she believes that the policies or practices negatively impact upon the quality of, or access to, patient care.

iii) Advocating to the CONTRACTOR on behalf of the enrollee for approval or coverage of a particular treatment or for the provision of health care services.

23.9 Transfer of Liability

No contract or agreement between the CONTRACTOR and a participating provider shall contain any clause purporting to transfer to the participating provider, other than a medical group, by indemnification or otherwise, any liability relating to activities, actions or omissions of the CONTRACTOR as opposed to those of the participating provider.

23.10 Termination of Health Care Professional Agreements

a) General Requirements

i) The CONTRACTOR shall not terminate a contract with a health care professional unless the CONTRACTOR provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this section, a health care professional is an individual licensed, registered or certified pursuant to Title VII of the Education Law.

ii) These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional's ability to practice.

b) Notice of Health Care Professional Termination

i)   When the CONTRACTOR desires to terminate a contract with a health care professional, the notification of the proposed termination by the CONTRACTOR to the health care professional shall include:

A) the reasons for the proposed action;

B) notice that the health care professional has the right to request a hearing or review, at the provider's discretion, before a panel appointed by the CONTRACTOR;

C) a time limit of not less than thirty (30) days within which a health care professional may request a hearing; and

D) a time limit for a hearing date which must be held within thirty (30) days after the date of receipt of a request for a hearing.

c)   No contract or agreement between the CONTRACTOR and a health care professional shall contain any provision which shall supersede or impair a health care professional's right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.

23.11 Health Care Professional Hearings

a)   A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

i)   The hearing panel shall be comprised of at least three persons appointed by the CONTRACTOR. At least one person on such panel shall be a clinical peer in the same discipline and the same or similar specialty as the health care professional under review. The hearing panel may consist of more than three persons, provided however, that the number of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

ii)  The hearing panel shall render a decision on the proposed action in a timely manner. Such decision shall include reinstatement of the health care professional by the CONTRACTOR, provisional reinstatement subject to conditions set forth by the CONTRACTOR or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

iii) A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (30) days after the receipt by the health care professional of the hearing panel's decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, the CONTRACTOR shall permit an enrollee to continue an on-going course of treatment for a transition period of up to ninety (90) days, and post-partum care, subject to the provider's agreement, pursuant to PHL§ 4403(6)(e).

iv) In no event shall termination be effective earlier than sixty (60) days from the receipt of the notice of termination.

23.12 Non-Renewal of Provider Agreements

Either party to a provider agreement may exercise a right of non-renewal at the expiration of the provider agreement period set forth therein or, for a provider agreement without a specific expiration date, on each January first occurring after the provider agreement has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non-renewal shall not constitute a termination for the purposes of this section.

23.13 Notice of Participating Provider Termination

a)   The CONTRACTOR shall notify the STATE of any notice of termination or non-renewal of an Independent Practice Association (IPA) or institutional network provider agreement, or medical group provider agreement that serves five percent or more of the enrolled population in the plan and/or when the termination or non-renewal of the medical group provider will leave fewer than two participating providers of that type within the plan, unless immediate termination of the provider agreement is justified. The notice shall include an impact analysis of the termination or non-renewal with regard to enrollee access to care.

b) The CONTRACTOR shall provide the notification required in paragraph (a) of this section to the STATE ninety (90) days prior to the effective date of the termination of the provider agreement or immediately upon notice from such participating provider if less than ninety (90) days.

c) The CONTRACTOR shall provide the notification required in paragraph (a) of this section to the STATE if the CONTRACTOR and the participating providers have failed to execute a renewal provider agreement forty-five (45) days prior to the expiration of the current provider agreement.

d) In addition to the notification required in paragraph (a) of this section, the CONTRACTOR shall submit a contingency plan to STATE, at least forty-five (45) days prior to the termination or expiration of the provider agreement, identifying the number of enrollees affected by the potential withdrawal of the provider from the CONTRACTOR'S network and specifying how services previously furnished by the participating provider will be provided in the event of its withdrawal from the CONTRACTOR'S network. If the participating provider is a hospital, the CONTRACTOR shall identify the number of doctors that would not have admitting privileges in the absence of such participating hospital.

e) In addition to the notification required in paragraph (a) of this section, the CONTRACTOR shall develop a transition plan for enrollees who are patients of the participating provider withdrawing from the CONTRACTOR'S network subject to approval by the STATE. The STATE may direct the CONTRACTOR to provide notice to the enrollees who are patients of PCPs or specialists including available options for the patients, including the names and telephone numbers of other participating CHPlus health plans and availability of continuing care, consistent with this AGREEMENT, not less than sixty (60) days prior to the termination or expiration of the provider agreement. In the event that provider agreements are terminated or are not renewed with less than the notice period required by this section, the CONTRACTOR shall immediately notify the STATE, and develop a transition plan on an expedited basis and provide notice to affected enrollees upon the STATE consent to the transition plan and enrollee notice.

f) Upon CONTRACTOR notice of failure to renew, or termination of, a provider agreement,  the STATE, in its sole discretion, may waive the requirement of submission of a contingency plan upon a determination by the STATE that:

i)   the impact upon enrollees is not significant, and/or

ii)  the CONTRACTOR and participating provider are continuing to negotiate in good faith and consent to extend the provider agreement for a period of time necessary to provide not less than thirty (30) days notice to enrollees.

g) The STATE reserves the right to take any other action permitted by this AGREEMENT and under regulatory or statutory authority, including but not limited to terminating this AGREEMENT.

23.14   Physician Incentive Plan

a)   If CONTRACTOR elects to operate a physician incentive plan, the CONTRACTOR agrees that no specific payment will be made directly or indirectly to a participating provider that is a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an enrollee. CONTRACTOR agrees to submit to the STATE annual reports containing the information on its physician incentive plan in accordance with 42 CFR§ 438.6(h). The contents of such reports shall comply with the requirements of 42 CFR §§ 422.208 and 422.210 and be in a format to be provided by the STATE.

b) The CONTRACTOR must ensure that any provider agreements for services covered by this AGREEMENT, such as agreements between the CONTRACTOR and other entities or between the CONTRACTOR'S subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the physician incentive plan information be provided by the subcontractor in an accurate and timely manner to the CONTRACTOR, in the format requested by the STATE.

c) In the event that the incentive arrangements place the participating physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of twenty-five percent (25%) of potential payments for covered health care services (substantial financial risk), the CONTRACTOR must comply with all additional requirements listed in regulation, such as: conduct enrollee/disenrollee satisfaction surveys; disclose the requirements for the physician incentive plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in provider agreements.

SECTION 24
STATE RESPONSIBILITIES

24.1 Monitoring and Evaluation The STATE shall:

a. Monitor and evaluate the CONTRACTOR'S performance and compliance with this AGREEMENT.

b. Review in a timely .manner policies and procedures related to the enrollment, marketing, provider network, payment process and change in premiums, which are submitted by the CONTRACTOR, and certify that they are consistent with STATE policy.

c. Review and evaluate all reports to ensure that all deliverables required by this AGREEMENT are fulfilled.

d. Approve all subcontractor arrangements entered into by the CONTRACTOR for the sole purpose of carrying out the responsibilities of this AGREEMENT, as applicable.

24.2 Payment and Finance

The STATE shall:

a. Pay the CONTRACTOR at premium rates approved by the State Insurance Department in consultation with the STATE.

b. Provide the CONTRACTOR with a standard monthly voucher through the KIDS system, to be downloaded through the HPN, which reflects the information contained in the KIDS system and which shall be used by the CONTRACTOR for all children eligible for a subsidy payment who are enrolled in the program during the month for which payment is being claimed.

c. Modify (increase or decrease) maximum annual funding of CONTRACTOR based on written request by the CONTRACTOR or as determined by the STATE.

d. Recoup from Medicaid any premiums paid by the CHPlus program on behalf of children who subsequently become enrolled in Medicaid.

e. Make payments to the CONTRACTOR within 30 days of receipt of the signed voucher or will be subject to interest payments to the CONTRACTOR in accordance with prompt payment legislation (Article XI-A, State Finance Law).

f. Conduct annual audits in accordance with section 17 of this Appendix.
24.3 Forms, Brochures and Other Materials

The STATE shall:

a. Provide the CONTRACTOR with brochures describing the Medicaid program and the application process.

b. Provide the CONTRACTOR with all reporting forms and reports necessary for compliance with the requirements set forth in this AGREEMENT.

c. Provide the CONTRACTOR with all required forms and software necessary to transmit adjustments and enrollment transactions using the KIDS system.

d. Provide the CONTRACTOR with information, for distribution to potential enrollees, applicants and enrollees, regarding the types, amount, duration and scope of benefits available in CHPlus, cost-sharing requirements, a description of the procedures relating to an enrollment cap or waiting list including the process for deciding which children will be given priority for enrollment, how children will be informed of their status on a waiting list and the circumstances under which enrollment will reopen, if an enrollment cap or waiting list is in effect, physician incentive plans and review processes available to applicants and enrollees.

e. Provide the CONTRACTOR with a public schedule that includes information on current cost-sharing charges, enrollee groups subject to the charges, cumulative cost- sharing maximums, mechanisms for making payments for required charges and the consequences for an applicant or enrollee who does not pay a charge, including disenrollment protections.

24.4     Service Area Expansions

The STATE shall review and approve requests made by the CONTRACTOR to expand and enhance the existing provider network of the CONTRACTOR to provide services under CHPlus to areas of New York State for which the CONTRACTOR is certified as a corporation or health maintenance organization licensed under Article 43 of the Insurance Law and/or a health maintenance organization or comprehensive health service organization certified under Article 44 of the Public Health Law. The STATE reserves the right to limit the CONTRACTOR'S participation to those counties where the CONTRACTOR is approved as a Medicaid Managed Care plan under section 364-j of the Social Services Law.

SECTION 25
 CONVERSION

25.1 Enrollee Relocation

In the event an enrollee relocates out of the CONTRACTOR'S service area to a different area within the STATE, the CONTRACTOR shall refer the enrollee to the CHPlus contractor(s) which is/are responsible for providing services for the CHPlus Program in the area to which the enrollee moves.

25.2 Enrollee Turns Age Nineteen

In the event an enrollee turns 19, the CONTRACTOR shall refer the enrollee to other comparable programs with similar benefit packages. This may include, but riot be limited to, the CONTRACTOR'S commercial product or the Family Health Plus or Healthy New York programs.

SECTION 26
TERMINATION

26.1 CONTRACTOR Discontinues Counties in its Service Area

In the event a CONTRACTOR voluntarily discontinues providing CHPlus in a particular county, the CONTRACTOR shall provide the STATE with at least 60 days written notice. The CONTRACTOR shall provide written notice to enrollees notifying them of its intent to discontinue coverage sixty days prior to such discontinuance. This notice must be approved by the STATE and must include information regarding other available health plan options.

26.2 CONTRACTOR Delay, Failure or Inability to Complete the AGREEMENT

Any delay by, or failure or inability of the CONTRACTOR to complete this AGREEMENT, either in whole or in part, in accordance with provisions, specifications, and/or schedules contained herein shall be excused and a   reasonable time for performance pursuant to this AGREEMENT shall be extended to include the period of such delay or nonperformance, if caused by or resulting from fire, explosion, accident, labor dispute, flood, war, riot, acts of God, legal action including injunction, present or future law, governmental order, rule or regulation, or any other reasonable cause beyond the CONTRACTOR'S immediate and direct control. It is agreed, however, that a cause itemized or referred to above shall not excuse a delay, failure or inability to the CONTRACTOR to perform if such cause arose as a result of the negligence or willful act or omission of the CONTRACTOR which in the exercise of reasonable judgment, could have been avoided by the CONTRACTOR. Pending the restoration, settlement or resolution of the cause for delay, failure or inability of the CONTRACTOR to perform, the CONTRACTOR shall continue to perform those obligations of this AGREEMENT which are not related or subject to such cause.

26.3 Sanctions for Non-Compliance Related to Facilitated Enrollment

The STATE may suspend or terminate the CONTRACTOR'S responsibilities related to facilitated enrollment if the CONTRACTOR is found to be out of compliance with the terms and conditions required under sections 13, 14 and 16 of this Appendix and any other provision of this AGREEMENT related to facilitated enrollment activities. The STATE shall give the CONTRACTOR sixty (60) days written notice if it determines that the CONTRACTOR's facilitated enrollment responsibilities must be terminated.

26.4 CONTRACTOR Initiated Termination

The CONTRACTOR shall notify the STATE of circumstances resulting in the inability of the CONTRACTOR to perform activities and services required under this AGREEMENT. If circumstances result in the CONTRACTOR'S inability to perform services, sixty (60) days notice of termination should be provided by the CONTRACTOR to the STATE with notice to enrollees of the conclusion of coverage under this AGREEMENT and the availability of conversion rights pursuant to the subscriber contract.

26.5 State Initiated Termination

The STATE may cancel this AGREEMENT at any time without prior notice for the following reasons: if the STATE determines the CONTRACTOR is not adhering to enrollment procedures which result in a pattern and practice of inappropriate enrollment; deficiencies in quality assurance; termination of participation in the STATE'S Medicaid managed care program; or if it is determined that the CONTRACTOR does not meet the financial requirements as specified in Article 44 of PHL and 10 N.Y.C.R.R. section 98-1.11(d).

26.6  Transition Process Prior to Termination

If the AGREEMENT between the STATE and CONTRACTOR is terminated for any reason, the CONTRACTOR must work in conjunction with the STATE to develop a plan to transition enrollees to another contractor in the enrollee's service area. This plan must include notifying enrollees of other available health plan options, at least 60 days prior to termination, and providing follow up letters to remind families to enroll with another health plan.

APPENDICES ATTACHED AND PART OF THIS AGREEMENT

X	Appendix A Standard Clauses as required by the Attorney General for all State contracts
X	Appendix C Program Specific Requirements
X	Appendix E-l Proof of Workers' Compensation Coverage
X	Appendix E-2 Proof of Disability Insurance Coverage
X	Appendix H Federal Health Insurance Portability and Accountability Act (HIPAA) Business Associate Agreement
X	Appendix X Modification Agreement Form

APPENDIX E-1

PROOF OF WORKERS' COMPENSATION COVERAGE
(CONTRACTOR'S DOCUMENTS WILL BE INSERTED)

STATE  OF NEW YORK

WORKERS' COMPENSATION BOARD

CERTIFICATE OF NYS WORKERS' COMPENSATION INSURANCE COVERAGE
1a. Legal Name & Address of Insured (Use street address only)
WellCare Health Plans, Inc. 8735 Henderson Road
Tampa, FL 33634
Work Location of Insured (Only required if coverage is specifically limited to certain locations in New York State, i.e. a Wrap-Up Policy)

1b. Business Telephone Number of Insured: 813-243-2962
lc, NYS Unemployment Insurance Employer Registration Number of Insured
ld. Federal Employer Identification Number of Insured or Social Security Number
14-1676443

2. Name and Address of the Entity Requesting Proof of coverage (Entity Being Listed as the Certificate Holder)	3a. Name of Insurance Carrier
Hartford- Fire Insurance Company
Bureau of Child Health Plus Enrollment	3b. Policy Number of entity listed in box "1a"
Division of Coverage and Enrollment	30 WN MS 9880
Corning Tower	3c. Policy Effective period
Governor Nelson Rockefeller Empire State Plaza	01/01/ 2008 to 01/01/2009
Albany, NY 12237
3d. The Proprietor, Partners or Executive Officers are.
X Included. (Only check box if all partners/officers included)
__ all excluded or certain partners/officers excluded.

This certifies that the insurance carrier indicated above in box "3" insures the 'business referenced above in box "la" for workers' compensation under the New York State Workers' Compensation Law, (To use this form, New York (NY) must be listed under Item 3A on the INFORMATION PAGE of the workers' compensation insurance policy). The Insurance Carrier or its licensed agent will send this Certificate of Insurance to the entity listed above as the certificate holder in box "2",

The Insurance Carrier bill also notify the above certificate holder within 10 days IF a policy is canceled due to nonpayment ofpremiums or within 30 days IF there are reasons other than nonpayment of premiums that cancel the policy or eliminate the insured from the coverage indicated on this Certificate. (These notices may be sent by regular moil) Otherwise, ibis Certificate is valid for one year after this form is approved by the insurance carrier or its licensed agent, or until the policy expiration date listed in box "3c", whichever is earlier.

Please Note: Upon the cancellation. of the workers' compensation policy indicated on this form, if the business continues to be named on a permit, license or contract issued by a certificate holder, the business must provide that certificate holder with a new Certificate of Workers' Compensation Coverage Or other authorized proof that the business is complying with the mandatory coverage requirement's of the New York State Workers' Compensation Law.

Under penalty of perjury, I. certify that I am an authorized representative or licensed agent of the insurance carrier referenced above end that the named insured has the coverage as depicted on this form.

Approved by: Tina Stikeleather
Approved by: /s/ Tina Stikeleather	01/28/208 Date
Title: Professional Support Technician

Telephone Number of authorized representative or licensed agent of insurance carrier: 704-921-4700 x6286

Please Note: Only insurance carriers and their licensed agents are authorized to truce Form C-105.2, Insurance brokers are NOT authorized to issue it.

Workers' Compensation Law

Section 57. Restriction on issue of permits and the entering into contracts unless compensation is secured.

1. The head of a state or municipal department, board, commission or office authorized or required. by law to issue arty permit for or in connection with any work involving the employment of employees to a hazardous employment defined by this chapter, and notwithstanding any general or special statute requiring or authorizing the issue of such permits, shall not issue such permit -unless proof duly subscribed by an insurance carrier is produced in a form satisfactory to the chair, that compensation for all employees has been secureclas provided bythis chapter. Nothing heroin, however, shall be construed as creating any liability on the part of such state or municipal department, board, commission or office to pay Any compensation to any such employee if so employed.

2. The head of a state or municipal department, board; commission or office authorized or. required by law to enter into soy contract for or in connection with any work involving the employment of employees in a hazardous employment defined by this chapter, notwithstanding any general or special statute requiring or authorizing any such contract, shall not enter into any such contract unless proof duly subscribed by an insurance carrier is produced in a form satisfactory to the chair, that compensation for all employees has been secured as provided by this chapter

APPENDIX E-2

PROOF OF DISABILITY INSURANCE COVERAGE

(CONTRACTOR'S DOCUMENTS WILL BE INSERTED)

STATE OF NEW YORK
WORKERS’ COMPESATION BOARD

CERTIFICATE OF INSURANCE COVERAGE UNDER THE NYS DISABILITY BENEFITS LAW

PART I. To be completed by Disability Benefits Carrier or Licensed Insurance Agent of that Carrier.
1a. Legal Name and Address of Insured (Use street address only) WELLCARE OF NEW YORK, INC. 11 WEST 19TH STREET, 3RD FLOOR NEW YORK, NY 10011	1b. Business Telephone Number of Insured 813 243 2966 1c. NYS Unemployment Insurance Employer Registration 1d. Federal Employer Identification Number of Insured or Social Security Number 14-1676443
2. Name and Address of the Entity Requesting Proof of Coverage (Entity Being Listed as the Certificate Holder) NEW YORK DEPARTMENT OF HEALTH CORNING TOWER EMPIRE STATE PLAZA ALBANY, NY 12237	3a. Name of Insurance Carrier MUTUAL OF OMAHA 3b. Policy Number of entity listed on box “1a”: GMNY6X007A20-0002 3c. Policy effective period 06/21/2007 to 06/21/2008
4. Policy covers:
a.   x  All of the employer’s employees eligible under the New York Disability Benefits Law
b. ___ Only the following class or classes of the employer’s employees

Under penalty of perjury, I certify that I am an authorized representative or licensed agent of the insurance carrier referenced above and that the named insured has NYS Disability Benefits insurance coverage as described above.

Date Signed: 06/28/2007	By: /s/ Illegible
Telephone Number: 914 -591-7111	Title: Disability Administrator
IMPORTANT:
If box “4a” is checked, and this form is signed by the insurance carrier’s authorized representative or NYS Licensed Agent of that carrier, this certificate is COMPLETE. Mail it directly to the certificate holder.
If box “4b” is checked, this certificate is NOT COMPLETE for purposes of Section 220, Subd. 8 of the Disability Benefits Law. It must be mailed3for completion to the Workers’ Compensation Board, DB Plans Acceptance Unit, 20 Park Street, Albany, New York 12207

PART 2. To be completed by NYS Workers’ Compensation Board (Only if box “4b” of Part 1 has been checked)

State of New York
Workers’ Compensation Board

According to information maintained by the NYS Workers’ Compensation Board, the above-named employer has complied with the NYS Disability Benefits Law with respect to all of his/her employees

Date Signed:	By: (Signature of NYS Workers’ Compensation Board Employee)
Telephone Number:	Title:
Please Note: Only insurance carriers licensed to write NYS Disability benefits insurance policies and NYS licensed insurance agents of those insurance carriers are authorized to issue Form DB-120.1. Insurance brokers are NOT authorized to issue this form.

Appendix H

PRIVACY AND CONFIDENTIALITY

I. The CONTRACTOR shall comply with all applicable federal and State laws, including the Health Insurance Portability and Accountability Act (HIPAA) regarding the confidentiality and disclosure of information about enrollees. this includes individual medical records and any other health and enrollment information that identifies a particular enrollee.

The CONTRACTOR must comply with the following:

1. In accordance with 42 CFR Part 431, subpart F, the CONTRACTOR is prohibited from disclosing information concerning applicants and enrollees unless such disclosure is directly connected with the administration of the program, including (a) establishing eligibility, (b) determining the level of family contribution based on the household's income and the applicable Federal Poverty Level (FPL); (c) providing services for enrollees; and (d) investigation or prosecution related to administration of the program;

2. The CONTRACTOR must maintain information in a timely and accurate manner;

3. The CONTRACTOR must specify and make available to any enrollee requesting it (a) the purpose for which information is maintained or used, and (b) to whom and for what purposes information will be disclosed outside the State; and

4. Except as provided in federal and State law, the CONTRACTOR must ensure that each enrollee may request a copy of his or her records/information and receive such records/information in a timely manner and that an enrollee may request that his or her records/information be supplemented or corrected.

II. Effective January 1, 2007, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA) Business Associate Agreement ("Agreement")

This Business Associate Agreement between the New York State Department of Health and CONTRACTOR, hereinafter referred to as the Business Associate, is effective for the contract period specified on the cover page of the AGREEMENT.

I. Definitions: The terms used, but not otherwise defined, in this agreement shall have the same meaning as those terms in the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and its implementing regulations, including those at 45 CFR Parts 160 and 164.

II. Obligations and Activities of the Business Associate:

(a) The Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Agreement or as required by law.

(b) The Business Associate agrees to use the appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement and to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of any electronic Protected Health Information that it creates, receives, maintains or transmits on behalf of the Covered Entity pursuant to this Agreement.

(c) The Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Agreement.

(d) The Business Associate agrees to report to the Covered Program, any use or disclosure of the Protected Health Information not provided for by this Agreement, as soon as reasonably practicable of which it becomes aware. The Business Associate also agrees to report to the Covered Entity any security incident of which it becomes aware.

(e) The Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by the Business Associate on behalf of the Covered Program agrees to the same restrictions and conditions that apply through this Agreement to the Business Associate with respect to such information.

(f) The Covered Program does not routinely receive PHI, therefore The Business Associate, agrees to directly Implement on behalf of the Covered Program, the HIPAA Privacy authorization requirements (45 CFR 164.508), verifications requirements (45 CFR 164.514 (h)), and individual rights under 45 CFR past 160 and 164 including:

i.    Responding to request for restrictions to use and disclosures of PHI, other than those that would constrain the CHP program B access for purposes of handling complaints or conducting audits, and adhering to any agreed upon restrictions to meet the requirements of 45 CFR 164.522(a)
ii.   Respond to requests and accommodate reasonable requests for confidential communications to meet the requirements of 45CFR 164.522(b).
iii. Providing access to Protected Health Information in a Designated Record Set, to an Individual in order to meet the requirements under 45 CFR 164.524, if the business associate has protected health information in a designated record set.
iv. Making any amendment(s) to Protected Health Information or appending the necessary information pursuant to an amendment request in a designated record set at the request of an Individual, if the business associate has protected health information in a designated record set.
v.   Documenting such disclosures of Protected Health Information and information related to such disclosures as would be required to respond to a request by and Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528 vi. Providing to the Individual information collected in accordance with this Agreement, to respond to a request by and Individual accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

(g)    The Business Associate agrees to maintain and retain the necessary documentation for the processes listed in (f) including policies and procedures and communications that are provided in writing or required to be documented for a minimum of six (6) years.

(h)    The Business Associate agrees to make internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Business Associate on behalf of, the Covered Program available to the Covered Program, or to the Secretary of Health and Human Services, in a time and manner designated by the Covered Program or the Secretary, for purposes of the Secretary determining the Covered Program's compliance with the Privacy Rule.

III. Permitted Uses and Disclosures by Business Associate

(a) General Use and Disclosure Provisions

Except as otherwise limited in this Agreement, the Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, the Covered Entity as specified in the agreement to which this is an addendum, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity.

(b) Specific Use and Disclosure Provisions:

(1) Except as otherwise limited in this Agreement, the Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are required by law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(2) Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B). Data Aggregation includes the combining of protected information created or received by a business associate through its activities under this contract with other information gained from other sources.

IV. Obligations of Covered Program

Provisions for the Covered Program to Inform the Business Associate of Privacy Practices

(a)   The Covered Entity shall notify the Business Associate of any limitation(s) in its notice of privacy practices of the Covered Entity in accordance with 45 CFR 164.520, to the extent that such limitation may affect the Business Associate's use or disclosure of Protected Health Information.

V. Permissible Requests by Covered Entity

The Covered Entity shall not request the Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity, except if the Business Associate will use or disclose protected health information for, and the contract includes provisions for, data aggregation or management and administrative activities of Business Associate.

VI. Term and Termination

(a) Term. The Term of this Agreement shall be effective as of the date noted in this Appendix L of this agreement, at which time all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, shall be destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section.

(b) Termination for Cause. Upon the Covered Entity's knowledge of a material breach by Business Associate, Covered Entity may provide an opportunity for the Business Associate to cure the breach or end the violation and may terminate this Agreement if the Business Associate does not cure the breach or end the violation within the time specified by Covered Entity, or may immediately terminate this Agreement if the Business Associate has breached a material term of this Agreement and cure is not possible.

(c) Effect of Termination.

(1) As noted in section VI above, upon termination of this Agreement, for any reason, the Business Associate shall return or destroy all Protected Health Information received from the Covered Entity, or created or received by the Business Associate on behalf of the Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of the Business Associate. The Business Associate shall retain no copies of the protected Health Information.

(2) In the event that the Business Associate determines that returning or destroying the Protected Health Information is infeasible, the Business Associate shall provide to the Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, the Business Associate shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

VII. Violations

(a) It is further agreed that any violation of this agreement may cause irreparable harm to the STATE, therefore the STATE may seek any other remedy, including an injunction or specific performance for such harm, without bond, security or necessity of demonstrating actual damages.

(b) The business associate shall indemnify and hold the STATE harmless against all claims and costs resulting from acts/omissions of the business associate in connection with the business associate's objections under this agreement.

VIII. Miscellaneous

(a) Regulatory References. A reference in this Agreement to a section in the HIPAA Privacy Rule means the section as in effect or as amended, and for which compliance is required.
(b) Amendment. The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act, Public Law 104-191.
(c) Survival. The respective rights and obligations of the Business Associate under Section VI (c) of this Agreement shall survive the termination of this Agreement.
(d) Interpretation. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits the Covered Entity to comply with the HIPAA Privacy Rule.
(e) If anything in this agreement conflicts with a provision of any other agreement on this matter, this agreement is controlling.
(f) HIV/AIDS. If HIV/AIDS information is to be disclosed under this agreement, the business associate acknowledges that it has been informed of the confidentiality requirements of Public Health Law Article 27-F.

/s/ Todd S. Farha	/s/ Illegible
Signature of the covered entity	Signature of the covered entity
12/19/08	12/21/07
Date	Date

APPENDIX X

Agency Code	Contract No.
Period	Funding Amount for Period

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through ______________, having its principal office at ______________________ hereinafter referred to as the STATE), and ________________________  (hereinafter referred to as the CONTRACTOR), for modification of Contract Number as amended in attached Appendix(ices).

All other provisions of said AGREEMENT shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:
State Agency Certification: "In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract."

STATE OF FLORIDA

County of Hillsborough

On the ___ day of ____________ in the year _____ before me, the undersigned, personally appeared _____________________,  personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capaciry(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

__________________________________
Signature and office of the individual taking acknowledgement

STATE COMPTROLLER’S SIGNATURE
Title:
Date: